UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule §240.14a-12
HARVEST NATURAL RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: $145,739,000

(5)	Total fee paid: $15,594.07

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[HNR Logo]
HARVEST NATURAL RESOURCES, INC.
1177 ENCLAVE PARKWAY, SUITE 300
HOUSTON, TEXAS 77077
PROPOSED TRANSFER OF SUBSTANTIALLY ALL OF OUR ASSETS—YOUR VOTE IS VERY IMPORTANT
                                        , 2006
Dear Stockholder:
          You are cordially invited to attend a special meeting of stockholders of Harvest Natural Resources, Inc., a Delaware corporation, to be held on                                                             , 2006 at                      , Central Standard Time, at                                         . At the special meeting you will be asked to consider and vote on a proposal to approve a transaction that entails a transfer of substantially all of our assets within the meaning of Section 271 of the Delaware General Corporation Law to a joint venture between our 80 percent-owned Venezuelan subsidiary and a company owned by the Venezuelan government, pursuant to a conversion contract to be executed by both of those companies when certain conditions have been met. Our 80 percent-owned Venezuelan subsidiary would own 40 percent of the joint venture company. The conversion contract is described in more detail in the accompanying proxy statement.
          Our Board of Directors has unanimously approved the proposed transaction. Our Board of Directors has determined that the completion of the proposed transaction is advisable and in the best interests of the company and its stockholders. Our Board of Directors recommends that you vote FOR the approval of the proposed transaction.
          As more fully described in the proxy statement, the Board of Directors has recognized that we have limited choices in Venezuela and believes the proposed transaction is the only viable alternative the company has at this time. If we are unable to successfully complete the proposed Transaction, we believe the Venezuelan government will seize our assets and take over Harvest Vinccler’s operations. Our only recourse will be to pursue claims through international arbitration or similar actions against the Venezuelan government for expropriation of our interests. An arbitration proceeding will take a number of years to conclude and we can provide no assurance as to the outcome. For these reasons, the Board of Directors recommends a vote “FOR” the proposed transaction.
          Your vote is very important. The proposed transaction cannot be completed unless the proposed transaction is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote. If you do not send in your proxy, instruct your broker to vote your shares, or if fail to vote, it will have the same effect as voting against the proposal. Unless we receive a majority of affirmative votes for this proposal, we believe the company will be subject to confiscation of its assets by the government of Venezuela.
          Our Board of Directors also recommends that you vote FOR the approval of any proposal to postpone or adjourn the special meeting to a later date in order to solicit additional proxies in favor of the approval of the proposed transaction if there are not sufficient votes for approval of the proposed transaction at the special meeting.
          The enclosed proxy statement provides information about the proposed transaction, the material documents relevant to the proposed transaction, including the conversion contract, and the special meeting. You may obtain additional information about Harvest from documents filed with the Securities and Exchange Commission. We urge you to read the entire proxy statement carefully, including the appendices, as it sets forth the details of the documents relevant to the proposed transaction and other important information related to the proposed transaction.
          Again, your vote “FOR” this proposal is very important . Even if you plan to attend the special meeting, it is important that your shares are represented at the special meeting. To ensure that your shares will be represented, please complete, sign, date and mail the enclosed proxy card or submit your electronic or telephonic vote, at your first opportunity.
          This solicitation for your proxy is being made by our Board of Directors. If you fail to vote on the proposed transaction, the effect will be the same as a vote against the proposed transaction for purposes of the special meeting. If you complete, sign and submit your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposed transaction and any postponement or adjournment of the special meeting. Returning the proxy card or electronically or telephonically voting will not deprive you of your right to attend the special meeting and otherwise vote your shares in person.

          On behalf of our Board of Directors, we thank you for your continued support and your consideration of this matter.

Sincerely,

Stephen D. Chesebro’
Chairman

James E. Edmiston
President and Chief Executive Officer

          Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the proposed transaction, passed upon the merits or fairness of the proposed transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
          This proxy statement is dated                                         , 2006 and is first being mailed to our stockholders on or about                                         , 2006.

[HNR Logo]
HARVEST NATURAL RESOURCES, INC.
1177 ENCLAVE PARKWAY, SUITE 300
HOUSTON, TEXAS 77077
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On                                  , 2006

          Notice is hereby given that a special meeting of stockholders of Harvest Natural Resources, Inc., a Delaware corporation, will be held on                               , 2006, at            a.m., Central Standard Time, at                                for the following purposes:
•	To consider and vote on a proposal to approve the proposed transaction, including the conversion contract between our 80 percent-owned subsidiary, Harvest-Vinccler, S.C.A., a Venezuelan stock limited partnership, and Corporacion Venezolana del Petroleo, S.A., a Venezuelan corporation, and entailing the transfer of substantially all of our assets to Empresa Mixta Petrodelta, S.A., a Venezuela corporation pursuant to the conversion contract.

•	To consider and vote on a proposal to postpone or adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the transaction described in the proposal immediately above.

•	To consider and vote on such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.
          Our Board of Directors has unanimously approved the proposed transaction. Our Board of Directors has determined that the completion of the proposed transaction is advisable and in the best interests of the company and its stockholders. Our Board of Directors recommends that you vote FOR the approval of the proposed transaction.
          As more fully described in the proxy statement, the Board of Directors has recognized that we have limited choices in Venezuela and believes the proposed transaction is the only viable alternative the company has at this time. If we are unable to successfully complete the proposed Transaction, we believe the Venezuelan government will seize our assets and take over Harvest Vinccler’s operations. Our only recourse then will be to pursue claims through international arbitration or similar actions against the Venezuelan government for expropriation of our interests. An arbitration proceeding will take a number of years to conclude and we can provide no assurance as to the outcome. For these reasons, the Board of Directors recommends a vote “FOR” the proposed Transaction.
          Your vote is very important regardless of the number of shares you own. The proposed transaction cannot be completed unless the proposed transaction is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote. If you do not send in your proxy, instruct your broker to vote your shares, or if fail to vote, it will have the same effect as voting against the proposal. Unless we receive a majority of affirmative votes for this proposal, we believe the Company will be subject to confiscation of its assets by the government of Venezuela. Even if you plan to attend the special meeting, it is important that your shares are represented at the special meeting. To ensure that your shares will be represented, please complete, date, sign and mail the enclosed proxy card or submit your electronic or telephonic vote. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for submissions by mail.
          Our Board of Directors also recommends that you vote FOR the approval of any proposal to postpone or adjourn the special meeting to a later date in order to solicit additional proxies in favor of the approval of the proposed transaction if there are not sufficient votes for approval of the proposed transaction at the special meeting.
          Only holders of record of our common stock at the close of business on                               , 2006, the record date, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.
          This solicitation for your proxy is being made by our Board of Directors. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.
          Neither the Delaware General Corporation Law nor our bylaws or certificate of incorporation entitle the holders of our common stock to seek appraisal of the fair value of their shares of common stock in connection with the proposed transaction.
          The proposed transaction and the material documents relevant to the proposed transaction, including the conversion contract, are described in the accompanying proxy statement, which we urge you to read carefully. A copy of each of the material documents relevant to the proposed transaction, including the conversion contract, are attached as appendices to the accompanying proxy statement.
By Order of the Board of Directors,
                                   , 2006

-i-

SUMMARY TERM SHEET
          This summary, together with the following question and answer section, highlights important information discussed in more detail elsewhere in this proxy statement. This summary may not contain all of the information you should consider before voting on the proposed Transaction. To understand the proposed Transaction more fully, you are urged to read carefully this entire proxy statement and all of its appendices, including the Conversion Contract and the annexes to the Conversion Contract, a copy of which is attached as Appendix C to this proxy statement, and all information incorporated by reference before voting on whether to approve the proposed Transaction. The Conversion Contract is the legal document that governs the proposed Transaction. In this proxy statement, the terms “we,” “us”, “our” and the “company” refer to Harvest Natural Resources, Inc. together with its subsidiaries. An index to other terms that are defined throughout this proxy statement can be found on page 48.
The Parties to the Proposed Transaction
•	Harvest Natural Resources, Inc. — We are a Delaware corporation headquartered in Houston, Texas. We are an independent energy company engaged in the acquisition, exploration, development, production and disposition of oil and natural gas properties. We own an 80 percent equity interest in Harvest Vinccler Dutch Holding B.V. The remaining 20 percent equity interest is owned by Oil & Gas Technology Consultants (Netherlands) Coöperatie U.A. (“OGTC”).

•	Harvest Vinccler Dutch Holding B.V. (“Harvest Holding”) — Harvest Holding is a Dutch private company with limited liability. Harvest Holding owns all of the equity interest in HNR Finance B.V., a Dutch private company with limited liability (“HNR Finance”) and Harvest Vinccler Ltd., a Cayman Islands exempted company (“Harvest Cayman”). HNR Finance owns a 99.9 percent limited partnership interest in Harvest Vinccler and Harvest Cayman owns a 0.1 percent general partnership interest in Harvest Vinccler.

•	Harvest-Vinccler, S.C.A. (“Harvest Vinccler”) — Harvest Vinccler is a Venezuelan stock limited partnership. Harvest Vinccler provides operating services in the South Monagas Unit (the “SMU”), consisting of the Uracoa, Bombal and Tucupita fields, in Venezuela under an Operating Service Agreement (the “OSA”) with PDVSA Petroleo, S.A., (“PPSA”), a wholly owned affiliate of Petroleos de Venezuela, S.A., a Venezuelan corporation, owned by the Venezuelan government (“PDVSA”).

•	Corporacion Venezolana del Petroleo S.A. (“CVP”) — CVP is a Venezuelan corporation. CVP has been designated by the Venezuelan government as the entity that will administer PDVSA’s business ventures with private sector entities in the petroleum industry. PDVSA owns all of the equity interest in CVP.

•	Empresa Mixta Petrodelta, S.A. (the “Mixed Company”) — The Mixed Company is a Venezuelan corporation that will be formed pursuant to a Contract of Conversion to be entered into between HNR Finance, Harvest Vinccler and CVP (the “Conversion Contract”) and the other agreements and documents referred to therein, in a transaction that will entail a transfer of substantially all of our assets (the “Transaction”). The Mixed Company will be engaged in the exploration, production, gathering, transportation and storage of hydrocarbons from six fields in Venezuela, including the SMU fields and three additional fields to be awarded to the Mixed Company by the Venezuelan government.
Background
          Since 1992, Harvest Vinccler had been providing operating services in the SMU fields under the OSA to a PDVSA affiliate. In 2005, the Venezuelan government pronounced that all operating service agreements were illegal and would have to be converted to mixed companies in which the it would own a majority and controlling interest. Since that pronouncement, the company, Harvest Vinccler and representatives of the Venezuelan government have agreed on the documents that will govern the proposed Transaction, including the Conversion Contract, subject to certain conditions including stockholder and Venezuelan government approvals. On March 31, 2006, Harvest Vinccler signed a Memorandum of Understanding (the “Original MOU”) with PPSA, and CVP to convert the contractual arrangement governed by the OSA into the Mixed Company subject to certain conditions, including finalizing an agreement between the parties for additional consideration to be provided to the Mixed Company. On August 16, 2006, Harvest Vinccler, PPSA and CVP entered into an amendment to the Original MOU that provided for the addition of three fields to the Mixed Company as additional consideration for our migration from the OSA to the Mixed Company. The three fields are the Isleño, Temblador and El Salto fields. For a detailed description of the background of the proposed transfer see “Background to the Proposed Transaction” beginning on page 15.

The Proposed Transaction
•	Upon execution of the Conversion Contract, the Mixed Company will be formed. Subject to the conditions of the Conversion Contract, as of the closing date established in the Conversion Contract (the “Closing Date”), the OSA will be cancelled, Harvest Vinccler will transfer substantially all of its tangible assets and contracts, permits and rights related to the SMU fields in Venezuela to the Mixed Company and the SMU fields, as well as the Isleño, Temblador and El Salto fields will have been awarded to the Mixed Company. We have attached an unofficial English translation of the Conversion Contract as Appendix C to this proxy statement. We urge you to read the Conversion Contract in its entirety because it is the legal document that governs the proposed Transaction. See “The Proposed Transaction” beginning on page 15 and “Documents Relevant to the Proposed Transaction — Conversion Contract” beginning on page 29.

•	If the proposed Transaction is completed, Harvest Vinccler’s assets will consist of a 40 percent ownership interest in the Mixed Company. Since we indirectly own 80 percent of Harvest Vinccler, this means that we will indirectly own 32 percent of the Mixed Company. CVP will own the remaining 60 percent. The Mixed Company will be governed by its Charter and By-Laws, which are attached as Annex E to the Conversion Contract.
Stockholder Vote Required to Approve the Proposed Transaction
          You are being asked to consider and vote on a proposal to approve the proposed Transaction described in this proxy statement and in the Conversion Contract. Approval of the proposed Transaction requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote. Abstentions and broker non-votes will have the effect of a vote against the proposed Transaction. On the record date, there were                      shares of our common stock outstanding and entitled to be voted at the special meeting. See “The Special Meeting” beginning on page 9.
Recommendation of Our Board of Directors
          Our Board of Directors has determined that the completion of the proposed Transaction is advisable and in the company’s best interests and in the best interests of our stockholders. For information as to the reasons for our Board of Directors reaching this conclusion, see “The Proposed Transaction—Recommendation of the Board of Directors and Reasons for the Proposed Transaction” beginning on page 19. Our Board of Directors has unanimously approved the proposed Transaction and recommends that you vote FOR the approval of the proposed Transaction and FOR the approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the proposed Transaction if there are not sufficient votes for approval of the proposed Transaction at the special meeting.
          As more fully described in the proxy statement, the Board of Directors has recognized that we have limited choices in Venezuela and believes the proposed transaction is the only viable alternative the company has at this time. If we are unable to successfully complete the proposed Transaction, we believe the Venezuelan government will seize our assets and take over Harvest Vinccler’s operations. Our only recourse then will be to pursue claims through international arbitration or similar actions against the Venezuelan government for expropriation of our interests. An arbitration proceeding will take a number of years to conclude and we can provide no assurance as to the outcome. For these reasons, the Board of Directors recommends a vote “FOR” the proposed Transaction.
Appraisal Rights
          None of Delaware law, our certificate of incorporation or our bylaws provide for appraisal, dissenters’ rights or other similar rights for dissenting stockholders in connection with the proposed Transaction. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares of common stock as a result of the consummation of the proposed Transaction. See “The Special Meeting — Appraisal Rights” beginning on page 10.
Voting Procedures
          Each share of our outstanding common stock is entitled to one vote at the special meeting. You may vote by completing, signing and mailing your proxy card in the postage-paid envelope, by submitting your proxy by the Internet, by submitting your proxy by telephone, or by attending the meeting and voting in person. Whether or not you intend to attend the special meeting, please grant your proxy to ensure that your shares are represented at the special meeting and your vote is counted. See “The Special Meeting” beginning on page 9.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSED TRANSACTION
The following section provides brief answers to some of the more likely questions raised in connection with the special meeting and the proposed Transaction. This section is not intended to contain all of the information that is important to you. You are urged to read the entire proxy statement carefully, including the information in the appendices to this proxy statement.

Q:	What am I being asked to vote on?

A:	You are being asked to approve the proposed Transaction, and to vote on a proposal to postpone or adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposed Transaction. If the proposed Transaction is completed, our assets will primarily consist of a net 32 percent ownership interest in the shares of the Mixed Company. OGTC will own a net 8 percent interest in the shares of the Mixed Company, and CVP will own the remaining 60 percent of the shares. The Conversion Contract is attached as Appendix C to this proxy statement. We urge you to read it carefully.

The Conversion Contract is attached as Appendix C to this proxy statement. We urge you to read it carefully.

Q:	Does our Board of Directors recommend that I vote in favor of the proposed Transaction?

A:	Yes. Our Board of Directors unanimously approved the proposed Transaction. Our Board of Directors believes that the completion of the proposed Transaction is advisable and in the best interests of our stockholders and the company. Our Board of Directors recommends that you vote FOR the approval of the proposed Transaction and FOR the approval of any proposal to postpone or adjourn the special meeting to a later date to solicit additional proxies in favor of the approval of the proposed Transaction if there are not sufficient votes for approval and adoption of the proposed Transaction at the special meeting.

Q:	What will happen if the proposed Transaction is not approved by our stockholders?

A:	If the proposed Transaction is not approved, we believe the Venezuelan government will seize our assets and take over Harvest Vinccler’s operations. Our recourse will be to pursue claims against the Venezuelan government for expropriation of our interest or similar actions. Bilateral investment treaties between the Netherlands and Venezuela and Venezuelan law provide for international arbitration of investment disputes conducted through the International Centre for Settlement of Investment Disputes of the World Bank. An arbitration proceeding may take a number of years to conclude and we can provide no assurances as to outcome.

Q:	Will I incur U.S. federal income tax liability as a result of the proposed Transaction?

A:	No. The proposed Transaction does not involve a sale, exchange or other disposition of your Harvest Natural Resources, Inc. stock. Therefore, the proposed Transaction should not constitute a taxable event to you for U.S. federal income tax purposes.

Q:	Do I have appraisal rights in connection with the proposed Transaction?

A:	No. Neither Delaware law nor our bylaws or certificate of incorporation provides for either dissenters’ or appraisal rights.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of our stockholders will be held at ___a.m., Central Standard Time, on ___, 2006 at ___, Houston, Texas ___.

Q:	Who is eligible to vote?

A:	Holders of our common stock at the close of business on ___, 2006, the record date for the special meeting, are eligible to vote.

Q:	How many votes do I have?

A:	You have one vote for each share of our common stock that you owned at the close of business on ___, 2006, the record date for the special meeting. These shares include those held directly in your name as a stockholder of record and those held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
          Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for your use.
          Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. Your broker or nominee has enclosed a voting instruction card for your use. However, since you are not the stockholder of record, if you wish to vote your shares in person at the meeting, you must obtain a proxy from your broker or nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker cannot vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker.

Q:	What happens if I do not send in my proxy, if I do not instruct my broker to vote my shares or I abstain from voting?

A:	If you do not send in your proxy, do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote AGAINST approval of the proposed Transaction.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. If you are a beneficial owner holding stock in broker or nominee name and you wish to vote your shares in person at the meeting, you must obtain a proxy from your broker or nominee. Even if you currently plan to attend the special meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later cannot attend or decide not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

By Telephone — If you live in the United States or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.

By Mail — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time before the vote at the special meeting. For shares held directly in your name, you may accomplish this by granting a new proxy by Internet, telephone or mail. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee. Proxies are revocable by written notice to our Secretary at the address set forth on the cover of this proxy statement, or by delivery of a later dated proxy, at any time before their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	What is the vote required to approve and the proposed Transaction?

A:	The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve the proposed Transaction.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its appendices, consider how the proposed Transaction would affect you as a stockholder, and then vote. After you read this proxy statement, if you choose to vote by proxy, you should complete, sign and date your proxy card and mail it in the enclosed return envelope as soon as possible, even if you plan to attend the special meeting in person, so that your shares may be represented at the special meeting of our stockholders. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote for the approval of the proposed Transaction in accordance with the recommendation of our Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

Q:	Who can help answer my questions?

A:	The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information contained in this proxy statement. You should carefully read the entire proxy statement, including the information in the Appendices. See “Where You Can Find More Information” beginning on page 46. If you would like additional copies of this proxy statement, without charge, or if you have questions about the procedures for voting your shares, you should contact:

Morrow & Co., Inc. 470 West Avenue Stamford, CT 06902 Call Toll-Free 1-800-607-0088 Call Collect 203-658-9400

You may also wish to consult your own legal, tax and/or financial advisors with respect to any aspect of the proposed Transaction or other matters discussed in this proxy statement.

Q:	What happens if additional matters are presented at the meeting?

A:	Other than the two proposals described in this proxy statement, we do not expect any matter to be presented for a vote at this meeting. If you grant a proxy, the persons named as proxy holder, Steven W. Tholen and Kerry R. Brittain, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Q:	Who will bear the cost of soliciting votes for the meeting?

A:	The cost of this proxy solicitation will be borne by the company. To assist solicitations, we have engaged Morrow & Co., Inc. for a fee of $12,500 plus expenses. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to access the proxy materials or vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who except in the case of non-executive directors, will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
          This proxy statement contains forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. The company cautions that any forward-looking statements contained in this report or made by management of the company involve risks and uncertainties and are subject to change based on various important factors. When used in this report, the words “budget”, “guidance”, forecast”, “anticipate”, “expect”, “believe”, “goals”, “projects”, “plans”, “anticipates”, “estimates”, “should”, “could”, “assume” and similar expressions are intended to identify forward-looking statements. In accordance with the provisions of the Private Securities Litigation Reform Act of 1995, we caution you that important factors could cause actual results to differ materially from those in the forward-looking statements. Such factors include our concentration of operations in Venezuela, the political and economic risks associated with international operations (particularly those in Venezuela), the anticipated future development costs for our undeveloped reserves, successful conversion of Venezuelan assets to the Mixed Company, the risk that actual results may vary considerably from reserve estimates, the dependence upon the abilities and continued participation of certain of our key employees, the risks normally incident to the operation and development of oil and natural gas properties, risks incumbent to being a minority stockholder in a corporation, the permitting and the drilling of oil and natural gas wells, the availability of materials and supplies necessary to projects and operations, the price for oil and natural gas and related financial derivatives, changes in interest rates, basis risk and counterparty credit risk in executing commodity price risk management activities, the company’s ability to acquire oil and natural gas properties that meet its objectives, changes in operating costs, overall economic conditions, political stability, civil unrest, acts of terrorism, currency and exchange risks, currency controls, changes in existing or potential tariffs, duties or quotas, changes in taxes, changes in governmental policy, availability of sufficient financing, changes in weather conditions, and ability to hire, retain and train management and personnel, all as more specifically outlined in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q.
          In this proxy statement we use terms such as proved, possible and probable as descriptions of volumes of reserves. These estimates described as possible and probable are by their nature more speculative than estimates of proved reserves and accordingly, are subject to substantially greater risk of being actually realized by the company.

THE SPECIAL MEETING
Date, Time and Place of the Special Meeting
          The enclosed proxy is solicited by us on behalf of our Board of Directors for use at a special meeting of stockholders to be held on ___, 2006, at ___a.m., Central Standard Time, at ___, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. We intend to first mail this proxy statement, the attached notice of special meeting and accompanying proxy card on or about ___, 2006 to all stockholders entitled to vote at the special meeting.
Purposes of the Special Meeting
          At the special meeting, our stockholders are being asked to consider and vote upon a proposal to approve the proposed Transaction. You are also being asked to vote on a proposal to postpone or adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the proposed Transaction. Under the Conversion Contract, we will convert our OSA to the Mixed Company and will transfer to the Mixed Company substantially all of Harvest Vinccler’s tangible assets and contracts, rights and permits located in Venezuela that are used in connection with the operations derived from the OSA. The transfer of assets will constitute a transfer of substantially all of our assets within the meaning of Section 271 of the Delaware General Corporation Law.
Recommendation of the Board of Directors
          Our Board of Directors has unanimously approved the terms of the proposed Transaction and has determined that the completion of the proposed Transaction is advisable and in our best interests and the best interests of our stockholders. Our Board of Directors recommends that you vote FOR the approval of the proposed Transaction and FOR the approval of any postponement or adjournment of the special meeting referred to above.
Stockholder Approval
          The company intends to complete the proposed Transaction as quickly as possible. There may be some delay in satisfying all of the conditions to complete the proposed Transaction. We cannot predict the timing of the proposed Transaction; however, it may take several months to complete. If you vote to approve the proposed Transaction, your vote to approve the proposed Transaction cannot be revoked.
Record Date
          Only holders of record of our common stock at the close of business on ___, 2006, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting. At the close of business on ___, 2006, there were outstanding and entitled to vote ___shares of our common stock held by approximately ___holders of record. Of those shares, ___shares were held by stockholders other than the company. A list of our stockholders entitled to vote at the special meeting will be available for review at our executive offices during regular business hours for a period of 10 days before the special meeting. Each holder of record of our common stock on the record date will be entitled to one vote for each share held.
Quorum
          A quorum of the holders of our common stock is necessary to have a valid meeting of the holders of our common stock. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.
          If a quorum is not present at the special meeting, we currently expect that we will adjourn or postpone the special meeting to solicit additional proxies. Under our bylaws, whether or not a quorum is present, a majority of the stockholders present in person or by proxy may adjourn the meeting to a different time and place without further notice if the time and place are announced at the meeting at which the adjournment is taken. At an adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
Voting Information
          All votes will be tabulated by the judge of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in street name for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the approval and adoption of non-routine matters, such as the proposed Transaction. Proxies submitted without a vote by the brokers on these matters are referred to as broker non-votes. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.
          The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote is required to approve the proposed Transaction. Accordingly, proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as a vote against approval of the proposed Transaction. Accordingly, our Board of Directors urges you to complete, sign, date and return the enclosed proxy card in the accompanying self-addressed postage prepaid envelope as soon as possible.
Appraisal Rights
          None of Delaware law, our certificate of incorporation, as amended, or our bylaws, as amended, provide for appraisal, dissenters’ rights or other similar rights for dissenting stockholders in connection with the proposed Transaction. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares of common stock as a result of the consummation of the proposed Transaction.
Proxies; Revocation
          Shares held directly in your name as the stockholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. If you are a beneficial owner holding stock in broker or nominee name and you wish to vote your shares in person at the meeting, you must obtain a proxy from your broker or nominee. Even if you currently plan to attend the special meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later cannot attend or decide not to attend the meeting.
          Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.
By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.
By Telephone — If you live in the United States or Canada, you may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.
By Mail — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct.
          Any person giving a proxy pursuant to this solicitation has the power to revoke the proxy at any time before it is voted at the special meeting. For shares held directly in your name, you may accomplish this by granting a new proxy by Internet, telephone or mail. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee. For shares held of record by you, proxies are revocable by written notice to our Secretary at our executive offices located at 1177 Enclave Parkway, Suite 300, Houston, Texas 77077, or by delivery of a later dated proxy, at any time before their exercise. Proxies may also be revoked by a stockholder attending and voting in person at the meeting. Attendance at the special meeting will not, by itself, revoke a proxy.
          If the special meeting is postponed or adjourned, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as these proxies would have been voted at the original convening of the special meeting (except for any proxies that previously have been effectively revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.
Expenses of Proxy Solicitation
          Except as provided below, we will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. We have retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $12,500, plus reimbursement of expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or other electronic means, or by personal solicitation by our directors, officers or other regular employees or by representatives of Morrow & Co., Inc. No additional compensation will be paid to our officers or other regular employees for their services in connection with the solicitation of proxies. Our directors are entitled to a fee of $1,500 per day should they be asked to participate in meetings with investors to solicit proxies.
Adjournments
          If the requisite stockholder vote approving the proposed Transaction has not been received at the time of the special meeting, holders of our common stock may be asked to vote on a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Transaction proposal. The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy at the special meeting is required to approve the adjournment proposal. Our Board of Directors recommends that you vote FOR the approval of any such adjournment or postponement of the meeting, if necessary.

RISK FACTORS RELATED TO THE PROPOSED TRANSACTION
          In deciding whether to approve the proposed Transaction, you should carefully consider all of the information we have included in this proxy and its appendices. In addition, you should pay particular attention to the following risks related to the proposed Transaction.
Certain conditions to signing the Conversion Contract may not be met.
          Before we sign the Conversion Contract, certain conditions must be satisfied, most of which are beyond our control. These conditions include approval by the stockholders of the company; approval by the Venezuelan Ministry of Energy and Petroleum (“MEP”) and the Venezuelan National Assembly; obtaining or filing all necessary consents, authorizations, orders or approvals of governmental authorities; making all necessary filings or registrations with governmental authorities and giving all requisite notifications to governmental authorities; completion of the Conversion Contract and all annexes, including the business plan; and the award of the three additional fields to the Mixed Company by the Venezuelan government. Even if our stockholders approve the proposed Transaction, there can be no assurance that the other conditions to closing will be met and that the proposed Transaction will be completed. See “Conditions to Signing the Conversion Contract” beginning on page 30.
Even if approved by our stockholders, the proposed Transaction may not be completed and we may not recover our investments or be compensated for our services in Venezuela and our interests in Venezuela may be unlawfully confiscated by the Venezuelan government.
          Since April 1, 2006, our operations in Venezuela have continued to be conducted pursuant to the terms of the OSA, which the government no longer recognizes and which it claims is illegal. As such, our future ability to contractually recover all or part of our investments and be compensated for our services depends on completing the process for the conversion of the OSA and transfer of our interests to the Mixed Company. If we are unable to convert to the Mixed Company, we may not be reimbursed for the costs we incur or be paid for operating services related to oil and natural gas produced after April 1, 2006. Further, if we are unable to successfully complete the conversion to the Mixed Company, we believe the Venezuelan government will seize our assets and take over Harvest Vinccler’s operations. Our recourse will be to pursue claims for expropriation of our interests or similar claims against the Venezuelan government. An arbitration proceeding may take a number of years to conclude and we can provide no assurances as to outcome.
Until the proposed Transaction is complete, we will likely continue to incur expenses without receiving revenues and our production volumes will continue to decline.
          Even though it is our position that the OSA is still in place, as a result of actions by the government of Venezuela, Harvest Vinccler currently has no recognized agreement setting out its rights and obligations within Venezuela. Harvest Vinccler continues in the day-to-day operations of the SMU fields in Venezuela and continues to incur expenses in doing so; however, there are no contractual means recognized by Venezuela to receive revenues or be reimbursed for costs and expenses during the period prior to the conversion to the Mixed Company. Although the Original MOU provides that upon completion of the conversion, there will be an adjustment between the parties to obtain the same economic result as if the conversion had been completed on April 1, 2006, this adjustment will not occur until and unless the conversion is completed. The timing for completing the conversion to the Mixed Company is uncertain. While we continue to maintain substantial cash reserves, our operations in Venezuela represent all of our revenues, and the funds available to pursue our growth strategy may be adversely affected by the financial demands of continued operations in Venezuela during the conversion process. Until the completion of the proposed Transaction, the resumption of any significant drilling operations is unlikely and SMU production volumes will continue to decline.
If the proposed Transaction is not completed, our ability to pursue other transactions will be limited.
          If the proposed Transaction is not completed, we will continue to assess and consider other strategic alternatives for preserving value, including a transfer of all or part of our assets to another party, and we will continue to pursue other business opportunities and investments unrelated to Venezuela. There can be no assurance that we will be able to successfully pursue any such strategic alternatives. Without completion of the proposed Transaction, the alternatives available to us are more limited and subject to a number of significant variables.
If the proposed Transaction is completed, we will be a minority interest owner in the Mixed Company.
          Upon conversion of the OSA to the Mixed Company and transfer of our assets to the Mixed Company, we will be a minority interest owner and no longer have sole control over operations. Our control of the Mixed Company will be limited to our rights under the Conversion Contract and its annexes, and the Charter and By-Laws of the Mixed Company. As a result, our ability to implement our business plan, assure quality control, and set the timing and pace of development may be adversely affected. See “Conversion Contract” beginning on page 29 and “Charter and By-Laws of the Mixed Company” beginning on page 35.

If the proposed Transaction is completed, our estimates of reserves may not be realized.
          The report prepared by RYDER SCOTT COMPANY, L.P. (“Ryder Scott”) estimates that, net to our interest, the Mixed Company has proved reserves of 45 million barrels of oil equivalent (“Boe”) and an additional 105 million Boe of unrisked probable and possible reserves. Unrisked reserve estimates are reserve estimates in which no risk or chance of success factors have been applied in determining the values. Applying risk factors can materially decrease the quantities of estimated reserves. Estimates of probable and possible reserves are by their nature more speculative than estimates of proved reserves. We cannot predict whether the volumes of reserves will ultimately be recovered, and volumes of reserves actually recovered may differ significantly from estimated quantities. See “Report of Ryder Scott Company, L.P.” beginning on page 21 and the Ryder Scott Report attached as Appendix D to this proxy statement.
If the proposed Transaction is completed, our flexibility in selling or exchanging our assets to diversify our assets and acquire additional properties may be limited.
          We are continuing to look at alternatives to diversify our assets. However, the alternatives are limited. If the proposed Transaction is completed, and we decide to enter into a sale or exchange of all or part of our assets with an unrelated third party, the third party must be approved by the Venezuelan government. The number of potential buyers that will be acceptable to the Venezuelan government is limited and this number of potential buyers may be further affected and limited by country risk concerns. Further, a sale or exchange of all or part of our assets after completing the proposed Transaction will likely be subject to U.S. tax consequences.
Even if the proposed Transaction is completed, CVP and PPSA might not have the funds available to reimburse us for costs and expenses or oil and gas deliveries made during the period prior to conversion.
          Pursuant to the Original MOU, CVP has agreed to make an economic adjustment to compensate us so as to achieve the same economic result as if the conversion had been completed on April 1, 2006. This adjustment is to occur once the conversion is completed. However, there are no assurances that CVP and PPSA will have adequate funds to make payment to us for the period dating back to April 1, 2006.
The legal or fiscal regime for the Mixed Company may change and the Venezuelan government may not honor its commitments.
          While we believe that the Conversion Contract and the Mixed Company provide a basis for a more durable arrangement in Venezuela, the value of the business necessarily depends upon legal, tax, royalty and contractual stability. Our recent experiences in Venezuela demonstrate that such stability should not be assumed. While we have and will continue to take measures to mitigate our risks, no assurance can be provided that we will be successful in doing so or that events beyond our control will not adversely affect the value of our business in Venezuela.
Continuing to do business in Venezuela is subject to risk.
          Our operations in Venezuela are subject to various risks including, among other things, loss of revenue, property and equipment as a result of hazards such as expropriation, nationalization, change in laws, exchange controls, war, insurrection, civil unrest, strikes and other political risks, being subject to foreign laws, legal systems and the exclusive jurisdiction of Venezuelan courts or tribunals, unilateral renegotiation of contracts with the Venezuelan government and changes in laws and policies governing operations of mixed companies. These factors increase our exposure to production disruptions and project execution risk.
The total capital required for development of new fields may exceed the ability of us and CVP to finance.
          Our ability to fully develop the fields will require a significant investment. Our and CVP’s future capital requirements for the development of the SMU and three additional fields may exceed the cash available from existing free cash flow and cash on hand. Our ability to secure financing is currently limited and uncertain, and has been and may be affected by numerous factors beyond our control, including the risks associated with operating in Venezuela. Because of this financial risk, we may not be able to secure either the equity or debt financing necessary to meet our future cash needs for investment, which may limit our ability to fully develop the properties, cause delays with their development or require early divestment of all or a portion of those projects. Failure by us to meet a capital requirement could be a default under the Conversion Contract and cause the forfeiture of some or all our shares in the Mixed Company. In addition, CVP may be unable or unwilling to fund its share of capital requirements and our ability to require them to do so is limited.

Remaining in Venezuela may limit our ability to acquire other oil and gas properties.
          Under our business plan, the Mixed Company will not be a significant source of free cash flow in its early years. Moreover, our lack of asset diversification and concentration of risk limits our access to both debt and equity capital. Therefore, our near-term growth and diversification must come from cash on hand and asset-based lending, rather than cash or debt from our Venezuelan operations. This may limit the size and type of other oil and gas properties we are able to acquire.
The loss of key personnel or the ability to establish and retain an experienced and competent workforce could adversely affect our ability to successfully execute our business plan.
          The ability to successfully implement the business plan for the Mixed Company depends to a large degree on the skills and experience of individuals in key management and operating positions and retaining a capable workforce. We have no assurances that key employees will remain after the Transaction is consummated or that the Mixed Company will be able to attract and retain competent employees to replace those employees that do not remain with the Mixed Company. Moreover, as a minority interest owner in the Mixed Company, we have a limited ability to appoint key positions or control decisions on workforce staffing.
Contracting policies and procedures of the Mixed Company could adversely affect successful execution of the business plan.
          Successful implementation of the business plan of the Mixed Company will require the use of skilled and competitively priced contractors for the development of the fields, including the drilling of wells, building of infrastructure and providing essential services. Due to factors such as global competition and the business climate in Venezuela, contractors, labor, and materials and equipment may not be readily available at competitive prices. Further, as a minority interest owner in the Mixed Company, our influence over contracting decisions and contracting policies and procedures is limited.
The business plan of the Mixed Company will be sensitive to market prices for oil.
          As part of the proposed Transaction, the Mixed Company will be operating under a business plan, the success of which will rely heavily on the market price of oil. To the extent that market values of oil decline, the business plan of the Mixed Company may not be successful.
A decline in the market price of crude oil could uniquely affect the financial condition of the Mixed Company.
          Under the terms of the Conversion Contract and other governmental documents, the Mixed Company is subject to a special advantage (“ventajas especiales”) which requires that if in any year the aggregate amount of royalties, taxes and other contributions is less than 50 percent of the value of the hydrocarbons produced, the Mixed Company must pay the government the difference. In the event of a significant decline in crude prices, the ventajas especiales could force the Mixed Company to operate at a loss. Moreover, our ability to control those losses by modifying the business plan or restricting the budget is limited under the Conversion Contract.
We may not be able to reach settlement on open tax audit years with the SENIAT (Venezuelan Income tax authority).
          Harvest Vinccler remains subject to significant tax claims by the SENIAT, including the extension of some of those claims for the 2005 tax year. While we have negotiated to settle these claims, it is possible we will be unable to reach a final agreement with the SENIAT. If the claims are not resolved, this will likely impede or prevent conversion to the Mixed Company. The SENIAT has also stated it will seek to seize Harvest Vinccler’s assets if the claims are not paid.

THE PROPOSED TRANSACTION
General
          At the special meeting we will ask our stockholders to vote on a proposal to approve the proposed Transaction. We have attached copies of the material documents relevant to the proposed Transaction as appendices to this proxy statement. In addition to reading the attached documents, we urge you to read the Conversion Contract in its entirety because, along with the documents and legal provisions referred to therein, it is the legal document governing the proposed Transaction.
The Parties to the Proposed Transaction
          We are an independent energy company engaged in the acquisition, development, production and disposition of oil and natural gas properties since 1989, when we were incorporated under Delaware law. Over our history, we have acquired and developed significant interests in Venezuela and the Russian Federation and have undeveloped acreage offshore of the People’s Republic of China. Currently, all of our producing operations are conducted through Harvest Vinccler. We own an 80 percent equity interest in Harvest Holding which in turn owns all of HNR Finance and Harvest Cayman. HNR Finance owns a 99.9 percent limited partnership interest in Harvest Vinccler, and Harvest Cayman owns a 0.1 percent general partnership interest in Harvest Vinccler. Harvest Vinccler performs operating services in the SMU fields in Venezuela under the OSA.
          CVP is a wholly owned subsidiary of PDVSA, which is owned by the Venezuelan government. CVP has been designated by the Venezuelan government as the entity that will administer PDVSA’s business ventures with private sector entities in the petroleum industry.
          The Mixed Company will be formed pursuant to the Conversion Contract. The Mixed Company will be engaged in the exploration, production, gathering, transportation and storage of hydrocarbons from six fields in Venezuela, which includes the SMU fields and three additional fields to be awarded to the Mixed Company for the duration of its existence.
Background of the Proposed Transaction
          All of the company’s producing operations are conducted through Harvest Vinccler. In 1992, the company and Venezolana de Inversiones y Construcciones Clerico, C.A., a Venezuelan construction and engineering company (“Vinccler”), signed a 20-year operating service agreement, the OSA, with Lagoven, S.A., an affiliate of PDVSA, to provide operating services to reactivate and further develop the Uracoa, Tucupita and Bombal fields. These fields comprise the SMU. We were the first U.S. company since 1976 to be granted such an oil field development contract in Venezuela. Under the terms of the OSA, Harvest Vinccler is a contractor for a PDVSA affiliate. Harvest Vinccler is responsible for overall operations of the SMU, including all necessary investments to reactivate and develop the fields comprising the SMU. The Venezuelan government maintains full ownership of all hydrocarbons in the fields. In addition, the PDVSA affiliate maintains full ownership of equipment and capital infrastructure following its installation. The OSA provides for Harvest Vinccler to receive an operating fee for each barrel of crude oil delivered. It also provides Harvest Vinccler with the right to receive a capital recovery fee for certain of its capital expenditures, provided that such operating fee and capital recovery fee cannot exceed the maximum total fee per barrel set forth in the agreement. The OSA was one of the original 33 operating service agreements entered into between PDVSA affiliates and private oil companies.
          Pursuant to the terms of the OSA, in August 2004, Harvest Vinccler submitted an annual budget and work program to PDVSA for review and comment. This budget was deemed approved by PDVSA in November 2004. However, on December 17, 2004, Harvest Vinccler received letters from CVP, a subsidiary of PDVSA responsible for administering the operating services agreements in Venezuela, seeking to reduce the 2005 drilling and facilities budget by over 60 percent and restricting crude oil production for 2005. At about the same time, Harvest Vinccler began to experience delays in the receipt of permits to drill new wells pursuant to its approved budget. In accordance with established procedures, Harvest Vinccler submitted requests to PDVSA to obtain permits from the MEP for the drilling of wells. PDVSA and MEP refused to process the permits. Due to the lack of drilling permits, Harvest Vinccler began to run out of approved locations to continue its two-rig drilling program, and on January 18, 2005, the company announced that Harvest Vinccler was suspending its drilling program. Upon the announcement, shares in company stock traded down by about 27 percent. Harvest Vinccler also began to experience operational interruptions in deliveries as a result of PDVSA pipeline curtailments. At the time Harvest Vinccler discontinued its drilling program, it was producing about 28,000 barrels of oil per day (“bopd”) and, based upon its planned work program, expected to increase production in 2005 to an average of about 34,000 bopd.
          There were communications between the company, Harvest Vinccler, PDVSA, CVP, MEP and officials in the Venezuelan government concerning the actions of the Venezuelan government. These communications took the form of letters, phone conversations and meetings. The meetings included the following: on November 25, 2004, Harvest Vinccler’s General Manager met with a director for CVP to discuss approval of the 2005 budget; on December 20, 2004, the company’s President and CEO and the

President of Vinccler met with local managers of PDVSA to discuss concerns over the status of the OSA; on January 12, 2005 the company’s President and CEO met with representatives from CVP in an unsuccessful attempt to resolve the impasse over the 2005 budget, well permits and the impending suspension of the drilling program. What emerged from these communications and in public statements by the head of MEP was that the PDVSA wanted to renegotiate the terms of the operating service agreements by converting the agreements into mixed companies under the 2001 Organic Hydrocarbons Law (the “OHL”). Under the OHL, oil and associated gas activities may only be carried out through incorporated entities in which Venezuela has a majority and controlling interest. In the meeting held on January 12, 2005 and in a subsequent letter to CVP, the company indicated that it was willing to engage in good faith negotiations to transfer the OSA to a mixed company, so long as there was consideration of the value of stockholder assets proposed to be transferred to the mixed company.
          Through letters to MEP, CVP and PDVSA dated January and February 2005, Harvest made a proposal to amend the OSA by limiting the service fee it was receiving in exchange for extending the term of the OSA and adding an additional field. On April 14, 2005, the company’s Executive Vice President and Chief Operating Officer met with the Vice Minister of MEP to discuss the company’s proposal. Following this meeting, the company sent MEP a revised proposal that included a resolution of the drilling and budget issues to be implemented while the parties negotiated the terms of converting the OSA to a mixed company. On April 14, 2005, the joint head of MEP and President of PDVSA held a press conference in which he questioned the legality of operating service contracts and unilaterally imposed a cap on the crude oil production service fees. The Minister of MEP also stated that in the next six months all of the operating service agreements would be converted to mixed companies through negotiations with the contract holders. These directives were later confirmed in a letter from PDVSA to Harvest Vinccler. During April and May 2005, there were a number of meetings and conversations between representatives of the company, CVP, PDVSA and MEP, primarily to exchange information on production plans for the SMU fields during the remaining term of the OSA. On May 4, 2005, a representative of the company spoke with the Vice Minister of MEP to receive a status report on the company’s proposal. He was advised that instead of individual negotiations, the government intended to pursue a uniform approach on converting the operating service agreements to mixed companies. On May 19, 2005 Harvest Vinccler’s General Manager spoke with the President of CVP to receive a status report on the government process for renegotiating the operating service agreements.
          In April 2005, the SENIAT, the Venezuelan income tax authority, announced that the income tax rate paid by the companies holding operating service agreements would be unilaterally increased from 34 percent to 50 percent. Later, the SENIAT announced the tax increase would be made retroactive to 2001 at a 67 percent rate and at a rate of 50 percent for all years after 2001. The SENIAT also started a tax audit of Harvest Vinccler for tax years 2001 through 2004.
          On June 2, 2005, CVP provided Harvest Vinccler with a draft Transition Agreement to govern the period from the date of its execution to the date of agreement on a mixed company. On June 9, 2005, the company’s Executive Vice President and Chief Operating Officer met with the President of CVP to discuss PDVSA’s overdue payment for operating service fees and the terms of the Transition Agreement. At that time, PDVSA’s payment to Harvest Vinccler for first quarter deliveries in the amount of $65 million was overdue. In late June Harvest Vinccler received payment from PDVSA of approximately $55 million, 50 percent of which was in Venezuelan Bolivars despite the requirement in the OSA that all payments were to be in U.S. dollars. The payment to Harvest Vinccler was also $10 million less than the total amount due as a result of the limit on service fees previously announced by MEP. On July 7, 2005, the company’s Chairman of the Board and the President and CEO met with the Vice Minister for MEP and the President of CVP. There was a discussion of payment and production issues under the OSA, possible arbitration of claims and the terms of the Transition Agreement. During June and July, a number of drafts of the Transition Agreement were exchanged between the parties and there were a number of conversations concerning the Transition Agreement.
          On July 7, 2005, the company, Harvest Vinccler, HNR Finance, and Energy International Financial Institution Ltd., a Barbados subsidiary of the company, delivered formal notices to Venezuelan government officials of an investment dispute under Venezuelan law and bilateral investment treaties entered into by the government of Venezuela. The bilateral investment treaties and Venezuelan law provide for international arbitration of investment disputes conducted through the International Centre for Settlement of Investment Disputes of the World Bank.
          On July 22, 2005, the SENIAT issued a preliminary tax assessment to Harvest Vinccler of 184 billion Venezuelan Bolivars, or the U.S. dollar equivalent of approximately $85 million. In addition, the SENIAT imposed penalties equal to 10 percent of the preliminary tax assessment with the possibility of increasing the amount to 200 percent through a final assessment. A significant part of the $85 million of claims in the preliminary tax assessment received from the SENIAT related to the retroactive increase in taxes above the existing rate of 34 percent. After recognizing and paying $5.3 million of the assessment, Harvest Vinccler appealed the remainder of the claim. Harvest noted in its Form 10-Q filing for the period ended September 30, 2005 that a requirement to pay taxes, interest and penalties may exceed Harvest Vinccler’s cash balance and, to the extent such events would cause the liabilities of Harvest Vinccler to exceed its assets, Harvest Vinccler would be insolvent.
          On August 3, 2005, a representative of the company met with the Vice Minister of MEP and President of CVP to finalize discussions of the Transition Agreement and discuss transition issues, conversion agreements and the SENIAT tax claims. On August

4, 2005, Harvest Vinccler entered into a Transition Agreement with PDVSA. The Transition Agreement placed a limit on the service fee to be paid Harvest Vinccler effective January 1, 2005, required the parties undertake to negotiate in good faith the terms and conditions for the conversion of the OSA into a mixed company and provided that Harvest Vinccler undertake to faithfully pay all amounts due the SENIAT under the requirements of the income tax laws. Ultimately, similar transitory agreements were entered into with most of the companies with operating service agreements. As a result of signing the Transition Agreement, Harvest Vinccler received an additional $5.7 million for first quarter deliveries and subsequent payments for deliveries were made 75 percent in U.S. dollars and 25 percent in Venezuelan Bolivars.
          At the signing ceremony for the Transition Agreement, the company’s Executive Vice President and Chief Operating Officer was provided an initial generic draft of a conversion agreement and by-laws providing for the conversion of the OSA to a mixed company. On August 9, 2005, the company’s Executive Vice President and Chief Operating Officer met with the Venezuelan ambassador to the United States to discuss the situation in Venezuela. On August 17, 2005, the Vice Minister of MEP and the company’s Executive Vice President and Chief Operating Officer met to discuss the conversion agreements, the process for valuation of the OSA in order to determine how Harvest Vinccler could be made whole for the loss of the OSA and taking a minority interest in the mixed company, current production and payment issues, and the SENIAT tax claims. Other discussions and meetings took place during August 2005 concerning the draft conversion documents and the conversion process. In August 2005, Harvest Vinccler also submitted a proposed 2006 budget and work program under the OSA and, at the request of CVP, a revised 2005 production forecast, both with reservation of rights due to actions by the Venezuelan government.
          In September 2005, the Minister of MEP stated that it would seize the fields of the private companies with operating service agreements that fail to switch those contracts to mixed companies. The SENIAT also stated that it could seek to close the operations of companies refusing to pay tax claims and that such companies would not be allowed to enter into mixed companies with the government. On October 2, 2005, the President of Venezuela, Hugo Chavez, warned the oil companies with operating service agreements to change their contracts or give up their projects. During September and October 2005, there were a number of communications between the parties on the valuation of the OSA and the draft conversion documents. These communications included meetings on September 29, 2005 and October 27, 2005 attended by Harvest Vinccler’s General Manager and the Vice Minister for MEP. At the October 27, 2005 meeting, detailed comments were provided to the conversion documents. During this period, Harvest Vinccler was provided second, third and fourth generic drafts of the conversion documents.
          In November 2005, Harvest Vinccler received a series of letters from CVP and MEP advising of the formation of a Transitory Executive Committee consisting of three appointees by CVP and two appointees by Harvest Vinccler. The stated purpose of the Committees was to prepare for transition to the mixed company and, as of January 1, 2006, to direct the activities for the fields subject to the OSA. MEP’s letters further stated that CVP was to prepare to assume operations by January 1, 2006, for the companies which had not signed a Transitory Agreement and that the deadline for completing conversion documents was March 31, 2006. Under protest, Harvest Vinccler appointed two members to the Transitory Executive Committee. Communications between the company’s representatives and MEP and CVP continued through November and December 2005, including meetings on technical and economic valuations of the OSA and the terms of the conversion contract. On December 1, 2005, Harvest Vinccler sent proposed revisions to the conversion documents to the President of CVP and the Vice Minister of MEP together with a proposal to bridge the value gap that would result from converting the OSA to a mixed company in which Harvest Vinccler would be a minority interest owner. On December 19, 2005, the company’s President and CEO met with the Venezuelan Ambassador to the United States to discuss the status of the conversion process, valuation issues and the SENIAT tax claims. During the last half of 2005, the company and Harvest Vinccler also met with the SENIAT tax authorities to discuss a process for resolution of the tax claims.
          At the end of 2005, Harvest Vinccler was producing about 22,000 bopd compared with 28,000 bopd a year earlier. Due to the actions taken by the government of Venezuela, Harvest Vinccler was unable to carry out its planned development program for 2005 and the ability to carry out future programs remained uncertain. As a consequence, Harvest Vinccler had to reduce its proved reserves by approximately 50 percent and discounted future net cash flows from the proved reserves were reduced by approximately 60 percent.
          Since early 2006, the company and its advisors have explored the possible sale or exchange of all or part of our Venezuelan assets. Several potential interested buyers were identified and provided with certain confidential information and access to management to assist in their evaluation of a potential sale or exchange of all or part of our assets. The company has, and is, continuing to pursue discussions with potential transaction parties. However, to date, no transaction proposal has emerged on terms that management believes is in the best interest of our stockholders and, therefore, management has not recommended any transaction other than the proposed Transaction to the Board of Directors. Our ability to close on any sale or exchange of all or part of our interest will be subject to certain rights of CVP and would require approval by the government of Venezuela. We will continue to consider all of our alternatives relating to our interest in the Mixed Company.
          On January 1, 2006, the Minister of MEP announced that the government had regained control of the 32 fields that had been subject to operating services agreements. During January, Harvest Vinccler received the fifth, six and seventh generic drafts of the conversion documents. On January 20, 2006, Harvest Vinccler’s General Manager met with the Vice Minister of MEP to discuss the conversion documents and transition matters. On January 24, 2006, the company’s President and CEO met with the Vice Minister of MEP and the President of CVP to discuss the conversion documents, valuation issues and transition matters. At the meeting, possible means of bridging the value gap were discussed and it was agreed that adding three fields would be analyzed. On February 23, 2006, Harvest Vinccler’s General Manager met with the Vice Minister of MEP to discuss resolution of valuation issues, the conversion documents and transition issues. During February, the eighth, ninth, tenth and eleventh draft conversion documents, particularized for Harvest Vinccler, were provided to Harvest Vinccler. Harvest Vinccler was also provided a draft Memorandum of Understanding to establish ownership percentages in the mixed company and allow for the completion of the conversion contracts after March 31, 2006.
          By mid-March 2006, Harvest Vinccler had received and commented on drafts twelve and thirteen of the conversion documents. On March 20, 2006, Harvest Vinccler and Harvest representatives met with the Vice Minister of Energy and the President of CVP. In that meeting, there was significant disagreement over the valuation methodology and the value gap created by converting the operating services agreement to a mixed company. It was explained to Harvest Vinccler that if agreement could not be reached on the terms of the Memorandum of Understanding by March 31, 2006, Harvest Vinccler’s operations would be taken over by the Venezuelan government. On March 22, 2006, the same parties met again and determined that additional analysis of the issues would be conducted. On March 23, the company’s President and CEO met with the Venezuelan Ambassador to the United States to discuss open issues to conversion to a mixed company. On March 27, 2006, the company’s President and CEO met with the Vice Minister of MEP and the President of CVP. On March 28, 2006, the company’s President and CEO met with counsel to MEP for the same purpose. On March 30 and 31, 2006, the company’s President and CEO had a number of meetings, together and separately, with the Vice Minister of MEP, the President of CVP and their various representatives. On March 31, an understanding was reached on additional consideration to be provided to Harvest Vinccler and certain open terms of the Memorandum of Understanding and the conversion documents.
          On March 30, 2006, the Venezuelan National Assembly approved rules for the mixed companies, including the overall terms of the conversion documents. On March 31, 2006, Harvest Vinccler signed the Original MOU with PPSA and CVP to convert to the OSA to a mixed company subject to certain conditions, including obtaining the approval of the stockholders of the company. In addition to Harvest Vinccler, sixteen other oil companies each signed a memorandum of understanding for the conversion of their operating service agreements to mixed companies. On April 1, 2006, the Minister of MEP announced that the government had taken control of fields operated by two companies who declined to sign a memorandum of understanding. On April 4, 2006, the Venezuelan National Assembly passed legislation declaring the illegality of all operating service agreements and directing the government to take over the operations carried out by the private companies without prejudice to the incorporation of mixed companies for that purpose. This legislation took effect on April 18, 2006. Regardless of Harvest Vinccler’s position, by taking this action before Harvest Vinccler completed its conversion to the mixed company, the government of Venezuela created a contractual void whereby Harvest Vinccler has no agreement recognized by the Venezuelan government setting out its rights and obligations within Venezuela.
          Since signing the Original MOU, the governance of the operations of Harvest Vinccler’s properties has been influenced by the Transitory Executive Committee consisting of three appointees by CVP and two appointees by Harvest Vinccler. Harvest Vinccler continues to substantially control operations of the properties. Since April 1, 2006, there have been numerous communications between the company and Harvest Vinccler, on the one hand, and PDVSA, MEP and CVP on the other. The purpose of these communications has been to receive updates on completion of the conversion documents, attempt to finalize the additional consideration to be provided to Harvest Vinccler, agreeing on the mechanics for completion of the conversion, and the status for obtaining the necessary approvals of the company’s stockholders and the Venezuelan government. This included a meeting on June 7, 2006 between the company’s President and CEO and the Vice Minister of MEP. In early May 2006, the National Assembly approved the incorporation of twenty-one mixed companies, including the mixed company pertaining to Harvest Vinccler, since named Empresa Mixta Petrodelta, S.A. Since July 2006, a number of companies have announced signing conversion agreements.
          On July 27, 2006, Harvest Vinccler’s General Manager met with the Vice Minister of MEP. The discussion included a possible amendment to the Original MOU to reflect the addition of three fields to the mixed company as additional consideration to Harvest Vinccler. On August 16, 2006, Harvest Vinccler and CVP signed an amendment to the Original MOU for the addition of three fields to the Mixed Company, subject to governmental approvals. This amendment amends the Original MOU signed on March 31, 2006.
          In early 2006, the SENIAT began an audit for the 2005 tax year. In June 2006, the SENIAT publicly announced that if Harvest Vinccler did not pay the tax claims in 15 days, it would initiate legal proceedings, including seeking court approval to seize assets. As a result of meetings with the SENIAT, an agreement in principle was reached which, when implemented, was to settle all the SENIAT tax claims for 2001 through 2004 and provide a basis for final adjustments to Harvest Vinccler’s 2005 and 2006 tax years. The primary basis for the settlement was the retroactive tax rate increase from 34 percent to 50 percent. As a result of the agreement in principle, Harvest Vinccler took a charge in the second quarter 2006 of $61 million for additional taxes and interest for the estimated impact of the resolution of these tax issues from 2001 through 2006. However, on September 7, 2006 the SENIAT issued a final assessment for 2001 through 2004, which did not reflect the settlement in principle and, instead, seeks an additional $13 million in payments from Harvest Vinccler. Harvest Vinccler is currently assessing its options with respect to the final assessment.

Recommendation of the Board of Directors and Reasons for the Proposed Transaction
          At its meeting on September 20, 2006, our Board of Directors unanimously determined that the completion of the proposed Transaction is advisable and in the best interests of us and our stockholders and unanimously approved the proposed Transaction. The Board of Directors has met on several occasions to discuss the situation in Venezuela to determine the best alternative available to the company. The meetings include ten regular and five special board meetings. Our Board of Directors considered a number of factors in making its determination. Our Board of Directors recommends that you vote FOR the approval of the proposed Transaction.
          The Board of Directors has recognized that we have very limited choices in Venezuela and believes the proposed Transaction is the only viable alternative the company has at this time. If we are unable to successfully complete the conversion to the Mixed Company, we believe the Venezuelan government will seize our assets and take over Harvest Vinccler’s operations. Our only recourse then will be to pursue claims through international arbitration or similar actions against the Venezuelan government for expropriation of our interests in Venezuela. An arbitration proceeding will take a number of years to conclude and we can provide no assurance as to the outcome of such a proceeding. For these reasons, the Board of Directors recommends the proposed Transaction.
          The Board of Directors has also discussed the sale or exchange of all or part of our assets in Venezuela, with third parties and the company has and is continuing to pursue discussions with potential transaction parties. To date, no transaction proposal has emerged on terms that management believes is in the best interest of our stockholders and, therefore, management has not recommended any transaction other than the proposed Transaction to the Board of Directors. In recommending the proposed Transaction, the Board of Directors is not eliminating consideration of a possible sale or exchange of all or part of our assets in Venezuela in the future on terms acceptable to the Board of Directors.
          In recommending the approval of the proposed Transaction, our Board of Directors considered a number of factors that it believes support its recommendation, including:
•	With the additional properties and the 20-year development term provided for in the Conversion Contract, if we are able to carry out our business plan, the value of our 32 percent interest in the Mixed Company may be greater than the 80 percent interest we held in the SMU fields through the OSA due to expire in 2012. In reaching this conclusion, the Board of Directors considered the following table which compares the estimated oil and gas reserves under the OSA with the estimated oil and gas reserves of the Mixed Company as of April 1, 2006.

	Thousands Boe
Operating Service Agreement	SMU Fields	New Fields	Total

Proved Reserves at
December 31, 2005	36,105
Contractually Restricted Reserves(a)	37,879
First quarter 2006 production	(2,116)

Net to our 80 percent interest	71,868	-0-	71,868

Mixed Company

Proved Reserves	27,391	17,582	44,973
Unrisked probable and possible reserves	-0-	104,837	104,837

Net to our 32 percent interest	27,391	122,419	149,810

(a)	excludes revisions due to Contractually Restricted Reserves (proved undeveloped reserves that were removed because of the actions taken by the Venezuelan government in 2005) as well as other minor revisions. See our annual report on Form 10-K for year ending December 31, 2005 for a complete discussion.
As the table shows, the total proved reserves net to the company under the OSA were 72 million Boe and the total proved reserves net to the company under the Mixed Company are 45 million Boe. The quantity of proved reserves, net to the company, is lower in the Mixed Company than under the OSA. However, the company has identified over an additional 100 million Boe of unrisked probable and possible reserves that are not available under the OSA. While there are substantially greater risks associated with the probable and possible reserves, the Board of Directors believes the potential for realizing greater value for the Harvest’s share of the Mixed Company is a consideration in making its recommendation.

•	Pursuant to the proposed Transaction, there would be an adjustment between the parties to obtain the same economic result as if the conversion had been completed on April 1, 2006. The adjustment will take into account the value of oil and gas produced from April 1, 2006 and the costs incurred by Harvest Vinccler in relation to such production.

•	While we are a minority interest holder, the Conversion Contract and the Charter and By-laws of the Mixed Company afford some limited protections including:
•	Harvest Vinccler has the right to nominate the Technical and Operations Manager;

•	Certain specified matters require the approval of at least 75 percent of the shares;

•	Each shareholder has the right to nominate a percentage of management personnel equal to its share ownership; and

•	Budgets and work programs must be consistent with the Business Plan to be approved by us and CVP and which is to be appended to the Conversion Contract.
               See “Charter and By-Laws of the Mixed Company” beginning on page 35.
•	We have experience working with the Venezuelan government and we have a capable workforce.

•	Instead of being paid a service fee for the delivery of oil and gas, under the Conversion Contract, the Mixed Company will deliver oil to PPSA at a price referenced to market prices. We estimate the current market price for the type of crude oil produced in the area of the Mixed Company’s fields is equal to about 70 percent of the price for West Texas Intermediate crude oil (“WTI”), compared to a service fee equal to about 47 percent of WTI.

•	The term of the development of the fields will be for a period of 20 years. Because the OSA’s term was set to expire in the year 2012, the 20-year term extends the term of development of the SMU and the three additional fields by 14 years.

•	Since April 1, 2006, our operations in Venezuela have been conducted under an OSA the government of Venezuela no longer recognizes and which it claims is illegal. As such, our future ability to contractually recover our investments, be compensated for our services and resume any significant drilling operations depends upon completing the process for the conversion of the OSA to the Mixed Company and transfer of the assets of Harvest Vinccler to the Mixed Company.

•	The Board of Directors has considered the results of the report provided to us by the independent engineering firm of RYDER SCOTT COMPANY, L.P. See “Report of Ryder Scott Company, L.P. beginning on page 21.

•	Our Board of Directors carefully considered the risks and uncertainties associated with the consummation of the proposed Transaction described in “Risk Factors — Risks Related to the Proposed Transaction” beginning on page 12.
          In the course of its deliberations, our Board of Directors also considered risks and other countervailing factors related to our entering into the Conversion Contract, including:
•	The Mixed Company may not be able to carry out development plans of the six fields as a result of restricted cash flow;

•	The Mixed Company will not be a significant source of free cash flow in its early years and this may limit our ability to acquire other oil and gas properties;

•	There may be changes in laws and regulations in Venezuela that might affect the operations of the Mixed Company;

•	There may be changes in taxes, royalties or other government imposed liabilities that might affect the financial condition of the Mixed Company,

•	The Board of Directors has recognized that there will be a lack of complete control over budgets, hiring of personnel and levels of production of the Mixed Company;

•	The Board of Directors has recognized that our influence over contracting policies and procedures of the Mixed Company is limited and the contracting policies and procedures of the Mixed Company could adversely affect successful execution of the business plan;

•	The Mixed Company may not be able to retain key employees once the proposed Transaction is consummated, and the employees appointed by CVP to the Mixed Company may not be competent to work for the Mixed Company;

•	The Board of Directors has considered the possibility of the unpredictability of Venezuelan energy policy and its impact on the Mixed Company;

•	There are no assurances that the estimates of proved, probable and possible reserves will be actually available and this risk is increased due to the significant quantities of probable and possible reserves estimated for the Mixed Company;

•	There is a possibility that the prices of oil will fall and adversely affect our operations in the Mixed Company;

•	There is a possibility that CVP and PPSA may not have the funds to pay the Mixed Company for costs and expenses or oil and gas deliveries made since April 1, 2006;

•	There is a possibility that the business plan proposed by the company as part of the Conversion Contract will not be approved by CVP and, if approved, that it will not be carried out;

•	There is a possibility that certain provisions of the Conversion Contract, including establishing policies and procedures and appointment of personnel, will not be consistent with our objectives;

•	There is a possibility that the Venezuelan government might not approve or implement the award of the additional fields to the Mixed Company;

•	The Conversion Contract includes provisions that restrict our future ability to sell or pledge the company or the shares of the Mixed Company; and

•	There is a risk that the proposed Transaction will not be completed, even if our stockholders approve the proposed Transaction.
          Our Board of Directors based its ultimate decision on its business judgment that the benefits of the proposed Transaction significantly outweigh the risks of alternatives. Our Board of Directors judged that the proposed Transaction represents the best currently available strategic alternative to preserve stockholder value, and unanimously concluded that the completion of the proposed Transaction pursuant to the Conversion Contract is advisable and in the best interest of us and our stockholders.
          The preceding discussion is not, and is not intended to be, exhaustive. In light of the number and the wide variety of positive and negative factors that our Board of Directors considered in connection with its evaluation of the proposed Transaction and the complexity of these matters, our Board of Directors did not find it practicable, and has not tried, to quantify, rank or otherwise assign relative weights to the specific factors it considered. Individual members of our Board of Directors may have given different weight to different factors. Our Board of Directors considered all these factors together and, on the whole, considered them to be favorable to, and to support, its determination.
Report of Ryder Scott
          We engaged Ryder Scott to assist us in connection with evaluating and preparing an estimate of reserves, future production, and income attributable to Harvest Vinccler’s interest in the properties to be operated by the Mixed Company. On August 18, 2006, Ryder Scott delivered its written report to us, including a summary report. A copy of the summary report is attached to this document as Appendix D and is incorporated into this proxy statement by reference.
          Ryder Scott’s written report sets forth the assumptions made, matters considered and limits on the scope of review undertaken by Ryder Scott. Each holder of our common stock is encouraged to read Ryder Scott’s summary report in its entirety.

Ryder Scott’s report was intended for the use and benefit of our Board of Directors and does not address the merits of the underlying decision by us to engage in the proposed Transaction and does not constitute a recommendation to any stockholder as to how that stockholder should vote on the proposed Transaction or any related matter. Ryder Scott was not asked to address nor does its report address the fairness to, or any other consideration of, the holders of any class of our securities.
          Ryder Scott’s report details the estimates of reserves, including proved, probable and possible reserves, future production, and income attributable to Harvest Vinccler’s 40 percent interest in the properties located in Venezuela to be operated and developed by the Mixed Company. Since 1992, Harvest Vinccler had been providing operating services in the SMU fields, comprising of the Uracoa, Tucupita, and Bombal fields, under an OSA. In connection with the Conversion Contract, the SMU fields will be contributed to the Mixed Company. In addition, three additional properties, the Temblador, Isleño and El Salto fields will be contributed to the Mixed Company. Ryder Scott’s report covers all of the properties to be contributed to the Mixed Company.
          The report was prepared by Ryder Scott based upon the assumption that the conversion of the OSA to the Mixed Company had occurred as of April 1, 2006, Harvest Vinccler owned 40 percent of the Mixed Company, and the SMU, Isleño, Temblador and El Salto fields have been granted to the Mixed Company. The estimates of production and income provided in the report were estimated beginning April 1, 2006. The estimates of reserves in the report were based upon a detailed study of these properties. The following table summarizes gross and net reserves to Harvest on a field by field basis as set forth in the Ryder Scott report. A thousand barrels of oil (“MBbls”) and six million cubic feet (“MMcf”) of natural gas is equal to a thousand equivalent barrels of crude oil (“MBoe”).

	Unrisked
Thousand Boe	Proved	Probable	Possible	Total

Gross MBoe before 33.33 percent royalty	209,762	145,032	343,948	698,742

Upon formation of the Mixed Company, the net (32 percent) reserves to the company are:	44,973	31,095	73,742	149,810

Individual fields
SMU fields	27,391	-0-	-0-	27,391
Isleño	-0-	4,229	6,339	10,568
Temblador	2,994	3,654	25,173	31,821
El Salto	14,588	23,212	42,230	80,030

          The table below summarizes the net proved reserves, probable and possible reserves and the pre-tax future net income discounted at 10 percent. The company has not calculated an after-tax future net income for the reserves due to the uncertainties of the Mixed Company’s tax basis in the underlying assets. While the pre-tax future net income is a non-GAAP (Generally Accepted Accounting Principle) measure, we believe it provides comparative information to evaluate the proposed Transaction. The amounts are as of April 1, 2006 and are net to the company’s 32 percent ownership of Harvest Vinccler.

	Proved
	Developed	Developed
	Producing	Non-producing	Undeveloped	Total
Net Remaining Reserves
Oil/condensate (MBbls)	11,735	2,089	25,511	39,335
Natural gas (MMcf)	11,562	910	21,356	33,828

Equivalent Barrels (MBoe)	13,662	2,241	29,070	44,973

Income Data ($ thousands)
Discounted Future Pre-tax net income	$217,763	$47,197	$351,906	$616,866

				Total Proved,
				Probable,
	Proved	Probable	Possible	Possible
Net Remaining Reserves
Oil/condensate (MBbls)	39,335	26,993	69,144	135,472
Natural gas (MMcf)	33,828	24,609	27,588	86,025

Equivalent Barrels (MBoe)	44,973	31,095	73,742	149,810

Income Data ($ thousands)
Discounted Future Pre-tax net income	$616,866	$317,095	$792,364	$1,726,325
          The proved reserves in the Ryder Scott report conform to the definition as set forth in the Securities and Exchange Commission’s (“SEC”) Regulation S-X Part 210.4-10 (a) as clarified by subsequent Commission Staff Accounting Bulletins. The probable and possible reserves included herein conform to the definitions approved by the Society of Petroleum Engineers and World Petroleum Council using the deterministic methodology. The probable and possible reserves are included for information purposes only and should not be considered as proved reserves as defined by the SEC.
          Reserves for the SMU fields were determined using reservoir performance methods. Reserves for the new fields to be added to the Mixed Company were determined primarily based on the volumetric method, except for cases in which there was sufficient historical data to support the performance method. The hydrocarbon price used in the reserve report was the estimated market price as of March 31, 2006. The WTI crude price on that date was $66.25/barrel. Based on historical correlations, the estimated market price for oil at the field is $45.81/barrel. Development and operating costs were based on historical data at SMU provided by Harvest, adjusted for location and quality of crude, and include only directly applicable to the leases or wells. Where applicable, a portion of the general and administrative costs allocated directly to the leases and wells was also included. No deduction was made for indirect costs such as general administration and overhead expenses, loan repayments or interest expenses. Royalty charged by the Venezuelan government of 33.33 percent has been deducted, and therefore, is not included in either the net reserves volumes and revenues.
          The summary set forth above summarizes the analyses performed by Ryder Scott but does not purport to be a complete description of the analyses performed by Ryder Scott. The matters considered by Ryder Scott in its analyses were based on numerous factors. Our Board of Directors selected Ryder Scott to deliver its report because of Ryder Scott’s reputation as an independent engineering firm with substantial experience in evaluating oil and gas properties and because Ryder Scott is familiar with us and our business.

Description of Properties to be Contributed to the Mixed Company
          The South Monagas Unit
          Since 1992, Harvest Vinccler has provided operating services in the SMU fields comprising of the Uracoa, Tucupita and Bombal fields, under the OSA. The fields currently produce approximately 19,000 barrels of oil per day and 40 million cubic feet of gas per day. As of April 1, 2006, proved reserves for the SMU are 128 million Boe on a gross basis or 27 million Boe net to Harvest.
          Uracoa Field
          There are currently 80 oil and natural gas producing wells in the field. The current production facility has capacity to handle 60 MBbls of oil per day, 130 MBbls of water per day, and storage of up to 75 MBbls of crude oil. All natural gas presently being sold by Harvest Vinccler is produced from the Uracoa field.
          Tucupita Field
          There are currently 24 oil producing wells and five water injection wells at Tucupita. The Tucupita production facility has capacity to process 30 MBbls of oil per day, 125 MBbls of water per day and storage for up to 60 MBbls of crude oil. The oil is transported through a 31-mile, 20 MBbls per day capacity oil pipeline from Tucupita to the Uracoa plant facilities.
          Bombal Field
          The East Bombal Field was drilled in 1992, and production from the wells was halted until the produced natural gas could be sold. There are currently four oil producing wells in the West Bombal Field. The fluid produced from West Bombal Field flows through a six mile pipeline and is tied into the 31-mile Tucupita oil pipeline to the Uracoa plant facilities. Development of this field has been postponed pending completion of the proposed Transaction.
          Three Additional Fields
          The Isleño, Temblador and El Salto fields are located in the same geographic area and have the same geology and productive formations as the SMU fields where Harvest Vinccler has provided operating services since 1992. As with the SMU fields, before Harvest Vinccler’s entry in 1992, there has been minimal development activity in the three newly awarded fields during the last 20 years.
          Isleño Field
          The Isleño area was discovered in 1953. Two-dimensional seismic data is available over a portion of the Isleño fields. The fields have several discovered oil bearing structures with estimated probable and possible reserves of 49 million Boe on a gross basis, or 11 million Boe net to Harvest. Seven oil appraisal wells have been drilled in Isleño which have confirmed the presence of commercial oil deposits. The field is located approximately seven kilometers south of existing infrastructure in the SMU Uracoa field. The Mixed Company’s business plan projects full development of the Isleño fields over the next three years.
          Temblador Field
          The Temblador field was discovered in 1936 and developed in the 1940s and the 1950s. Temblador has produced 118 million Boe and 64 billion cubic feet of natural gas from 155 wells since 1936. Three-dimensional seismic is available over the entire Temblador field. Proved reserves for the Temblador field are 14 million Boe on a gross basis, or 3 million Boe net to Harvest. The estimated probable and possible reserves are approximately 134 million Boe on a gross basis, or 29 million Boe net to Harvest. The business plan submitted by Harvest Vinccler to CVP projects full development of the Isleño fields over the next three years.
          El Salto Field
          The El Salto field was discovered in 1936. A total of 31 appraisal wells have been drilled identifying nine productive structures and six productive formations. The field has produced less than 1 million Boe and is currently dormant. Three-dimensional seismic data is available over one-third of the El Salto field. Under the business plan being developed with CVP, the Mixed Company will acquire additional three-dimensional seismic over the El Salto field during the first stage of field evaluation. Proved reserves for El Salto are approximately 68 million Boe on a gross basis, or 15 million Boe net to Harvest. Based on existing discoveries, the estimated probable and possible reserves are approximately 305 million Boe, or 65 million Boe net to Harvest. In addition, the El Salto field has substantial exploration upside from several fault blocks, which have been identified using seismic data but have not yet been confirmed through drilling.
          See “Report of Ryder Scott Company, L.P.” beginning on page 21 and the Ryder Scott Report attached to this proxy statement as Appendix D.

Business Plan of the Mixed Company
          While the business plan for the new company has not yet been finalized, the company envisions the plan to call for the immediate resumption of the suspended development of the SMU as well as appraisal and development of the Isleño, Temblador and El Salto fields.
          Harvest Vinccler had previously identified and submitted in excess of 20 development wells for approval in the SMU alone. These wells will likely be the immediate focus of the restarted development program in the Mixed Company. Concurrently, we envision the aggressive appraisal and development of the Isleño field and further development of the Temblador field. The Isleño field production can be integrated into the existing Uracoa field infrastructure providing for production commencement from the field within the first year of the Mixed Company. Temblador field production would be processed at existing field facilities. The El Salto field, which is believed to contain substantial undeveloped reserves, will undergo significant appraisal and development during the early period of the Mixed Company to provide for larger scale development implementation. Overall, production is expected to peak four (4) to six (6) years from commencement of the Mixed Company.
Nature of our Business Following the Proposed Transaction
          If the proposed Transaction is completed, our assets will consist of a net 32 percent ownership interest in the shares of the Mixed Company. Your rights as a holder of common stock will not change as a result of the completion of the proposed Transaction.
          The Mixed Company will undertake its operations in accordance with the business plan agreed to by CVP and Harvest Vinccler and will be set forth in Annex I to the Conversion Contract. Under the Conversion Contract, work programs and annual budgets adopted by the Mixed Company must be consistent with the business plan. The Mixed Company will also adopt policies and procedures governing its operations, including safety, health and environment, contracting, maintenance of insurance, accounting, banking and treasury, and human resources. The Mixed Company will hire personnel, largely from Harvest Vinccler, and the shareholders will appoint the management of the Mixed Company. Harvest Vinccler will transfer or assign its employees to the Mixed Company requested by the board of directors. Harvest Vinccler will fill its share of management positions with employees or secondees to Harvest Vinccler.
          The sale of oil and gas by the Mixed Company to the Venezuelan government will be pursuant to a contract for sale and purchase of oil and gas with PPSA. The form of the agreement is set forth in Annex K to the Conversion Contract.
          The Mixed Company will be governed in accordance with the Charter and By-laws of the Mixed Company set forth in Annex E to the Conversion Contract. See “Charter and By-Laws of the Mixed Company” beginning on page 35.
          Once the conversion is completed, there will be an adjustment between the parties to obtain the same economic result as if the conversion had been completed on April 1, 2006. The adjustment will take into account the value of oil and gas produced from April 1, 2006 and the costs incurred by Harvest Vinccler in relation to such production.
          We will continue to consider all of our alternatives relating to our interest in the Mixed Company, including the possible sale or exchange of all or part of our interest. Any sale or exchange of our interest will be subject to certain rights by CVP and is subject to approval by the government of Venezuela.
Accounting Treatment of the Proposed Transaction
          There will be an adjustment between the parties to obtain the same economic result as if the conversion had been completed on April 1, 2006. This adjustment will not occur until and unless the conversion is completed. We will not be able to include the results of our Venezuelan operations in our consolidated financial statements unless and until the conversion to the Mixed Company is complete. Upon completion of the conversion, Harvest Vinccler will own 40 percent of the Mixed Company. Accordingly, the equity method of accounting will be followed for the Mixed Company to reflect our 40 percent interest with an 8 percent minority interest. The results of the equity investee will be reported as a separate line in the consolidated statement of earnings. Any profit will increase the investment in equity investee and in a like manner a loss or dividends paid will decrease the balance sheet account. Upon conversion, the Mixed Company will constitute a significant subsidiary, which will require the inclusion of complete audited financial statements in the company’s annual report on Form 10-K.
Material Income Tax Consequences of the Proposed Transaction
          Material U.S. Federal Income Tax Consequences
          Consequences to the Stockholders of the Company.

          The proposed Transaction should not result in any U.S. federal income tax liability to the stockholders of the company. More specifically, the proposed Transaction does not involve a sale, exchange or other disposition of the company stock. Consequently, the proposed Transaction should not constitute a taxable event to the stockholders of the company for U.S. federal income tax purposes.
          Consequences to the Company
          We do not believe that the proposed Transaction should result in any U.S. federal income tax liability to the company. Legislation passed by the Venezuelan National Assembly on April 4, 2006, purporting to terminate all operating services agreements creates uncertainty as to whether Harvest Vinccler currently holds an operating services agreement for either Venezuelan legal or U.S. federal income tax purposes. Despite such uncertainty and based upon the fact that the Mixed Company will, after the proposed Transaction, engage in similar activities with respect to the SMU fields in which Harvest Vinccler engaged under the operating services agreement before the proposed Transaction, we believe that Harvest Holding, through its subsidiaries that are treated as disregarded entities for U.S. federal tax purposes (including Harvest Vinccler, HNR Finance and Harvest Cayman), should be treated for U.S. federal income tax purposes as contributing (i) its rights under the operating services agreement, (ii) substantially all of the tangible assets and contracts related to the SMU fields in Venezuela currently held by Harvest Vinccler, and (iii) the U.S. dollar equivalent of approximately $2.6 million, to the Mixed Company, all in exchange for a 40 percent interest in such company. Moreover, we believe that CVP should be treated for U.S. federal income tax purposes as contributing to the Mixed Company (i) all of the tangible assets of PPSA that are used in connection with the operations derived from the operating services agreement related to the SMU, (ii) the right to develop the SMU fields for an additional 14 years from the term contained in the operating services agreement, (iii) the property and other rights associated with the Isleño, Temblador and El Salto fields, and (iv) the U.S. dollar equivalent of approximately $3.9 million, all in exchange for a 60 percent interest in the Mixed Company.
          We believe that the above contributions in exchange for the Mixed Company shares should qualify for non-recognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, and that Harvest Holding should receive a U.S. federal income tax basis in the Mixed Company shares equal to the aggregate U.S. federal income tax basis it had in the assets it transferred to the Mixed Company. There are no assurances, however, that the Internal Revenue Service and/or a court of law would agree with our conclusion regarding the U.S. federal income tax treatment of the proposed Transaction, and no ruling will be requested from the Service as to such treatment.
          Material Dutch Income Tax Consequences
          The proposed Transaction should not result in any material Dutch income tax liability to the company.
          Material Venezuelan Income Tax Consequences
          Point 5 of the Terms and Conditions included by the Venezuelan National Assembly in its Accord published on May 5, 2006 (and amended on a later date) grants a total exemption from any Venezuelan taxes resulting from the initial capitalization of the Mixed Company and the operations that, according to the Conversion Contract, shall take place on the Closing Date. The scope of the exemption granted in Point 5 of the aforementioned Terms and Conditions is not explicit, but the broad language of the provision suggests that the intent of the Venezuelan National Assembly is to exempt the Transaction from any tax (including income tax, value added tax and stamp tax). The validity of the exemption granted in Point 5 of the Venezuelan National Assembly Accord can be questioned on various grounds relating to authority. Nevertheless, given the strategic importance and political background of the proposed Transaction, in practice it seems unlikely that in the future any Venezuelan government will question the validity of the exemption provided in Point 5 of the Terms and Conditions issued by the Venezuelan National Assembly.
Material Income Tax Consequences of the Mixed Company’s Operations
          Material U.S. Federal Income Tax Consequences
          Consequences to the Stockholders of the Company
          Income or loss realized by the Mixed Company from operations following the proposed Transaction should not result in any U.S. federal income tax liability to the stockholders of the company.
          Consequences to the Company

          Income or loss realized by the Mixed Company from operations following the proposed Transaction should not result in any U.S. federal income tax liability to the company.
          Material Dutch Income Tax Consequences
          Income or loss realized by the Mixed Company from operations following the proposed Transaction should not result in any Dutch income tax liability to the company.
          Material Venezuelan Income Tax Consequences
          Gains obtained by the Mixed Company in connection with Venezuelan source and foreign source income are taxable with a 50 percent flat tax rate.
Interests of Specific Persons in the Proposed Transaction
          In considering the recommendation of our Board of Directors, you should be aware that certain members of our management team and Board of Directors have interests in the proposed Transaction that are different from, or in addition to, your interests as a stockholder. These interests include stock option awards to certain executives officers. We believe that the proposed Transaction will constitute a “Change of Control” under the company’s 2001 Long Term Incentive Stock Plan (the “Plan”). As a result, stock option awards for two of our executives, covering a total of 113,000 shares of stock, will vest at the time to the Change of Control. In addition, two of our executives officers hold limited rights under the Plan which were granted in tandem with stock options covering 190,000 shares. A limited right gives the holder the right to receive payment in cash of an amount equal to the difference between the option grant price and the highest fair market value price of the stock during a period commencing 30 days before the Change of Control date and ending on the date the limited right is exercised. Unless exercised, the limited right expires 60 days after the Change of Control date and, to the extent exercised, an equivalent number of shares subject to the stock option must be surrendered.

DOCUMENTS RELEVANT TO THE PROPOSED TRANSACTION
          The following is a summary of each of the material documents relevant to this transaction, which are attached to this proxy statement as appendices and are incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information that is important to you. To understand the proposed Transaction more fully, and for a more complete legal description of the proposed Transaction, you are urged to read carefully the entire proxy statement, including all appendices.
          The description of each of the documents relevant to this transaction and included in this proxy statement has been included to provide you with information regarding each document and its terms. Except for the status of each document as a contractual document between the parties with respect to the proposed Transaction, it is not intended to provide factual information about Harvest Vinccler or CVP. The documents may contain representations and warranties made by and to Harvest Vinccler and CVP as of specific dates. You should not rely upon the representations and warranties set forth in the documents as statements of factual information.
ORIGINAL MEMORANDUM OF UNDERSTANDING
          The Original MOU was entered into by PPSA, CVP and Harvest Vinccler on March 31, 2006 and an unofficial English translation is attached to this proxy statement as Appendix A and is incorporated by reference into this proxy statement. The Original MOU describes the state of negotiations between PPSA, CVP and Harvest Vinccler in connection with the conversion of the operating service agreement to the Mixed Company as of the date of the Original MOU.
          Subject to necessary approvals and conditions, including all corporate approvals required by law or the charter and bylaws of the controlling entity of Harvest Vinccler and the approval of the MEP and National Assembly, the parties to the Original MOU agree to the following:
•	CVP and Harvest will incorporate the Mixed Company in which CVP will own 60 percent of Class A shares and Harvest Vinccler will own the remaining 40 percent of Class B shares.

•	The Mixed Company will be in charge of the development of the primary activities set forth in the Decree with Rank of Organic Hydrocarbons Law.

•	The terms and conditions of the conversion of the operating service agreement to the Mixed Company, including the charter and by-laws of the Mixed Company, will be in substantial conformity with the draft of Conversion Contract attached to the Original MOU.

•	As part of the conversion of the operating service agreement to the Mixed Company, CVP will recognize on the Closing Date (as that term is defined in the Conversion Contract) a credit in favor of Harvest Vinccler in an amount to be agreed upon by CVP and Harvest Vinccler.

•	CVP, Harvest Vinccler and PPSA understand that certain transactions to be carried out pursuant to the Conversion Contract will not create taxable events within Venezuela.

•	Subject to approvals and conditions, CVP, PPSA and Harvest Vinccler reached an agreement on the basic economic calculations that assume that the operations of the Mixed Company began on April 1, 2006 and the execution of the contract for purchase and sale of oil and gas with PPSA had occurred as of April 1, 2006. Promptly after the Closing Date, CVP and Harvest Vinccler will agree on the necessary adjustments to be made in order to obtain the same economic result that would have been obtained had the Closing Date occurred on April 1, 2006. This adjustment will take into account the value of the oil and gas produced from April 1, 2006, the costs incurred by the parties in relation to that production and the percentage ownership of each CVP and Harvest Vinccler in the Mixed Company.

•	CVP will cooperate with Harvest Vinccler if the company determines that it will sell or exchange its interest in the Mixed Company.
AMENDMENT TO ORIGINAL MEMORANDUM OF UNDERSTANDING
          The amendment to the Original MOU was entered into by CVP, PPSA and Harvest Vinccler on August 16, 2006 and an unofficial English translation is attached to this proxy statement as Appendix B and is incorporated by reference into this proxy statement. The amendment amends the Original MOU entered into on March 31, 2006 and provides for the addition of three fields to the Mixed Company.
Subject to necessary approvals and conditions, including all corporate approvals required by law or the charter and bylaws of the controlling entity of Harvest Vinccler and the approval of the MEP and the National Assembly, the parties to the amended MOU agree to the following:
•	The Mixed Company will be in charge of development of the primary activities for the SMU, the Temblador, Isleño and El Salto fields.

•	The credit given to Harvest Vinccler pursuant to the Original MOU will be cancelled on the Closing Date and Article 2.1 of the Conversion Contract will apply.

•	The Conversion Contract will be amended to provide for the addition of the Temblador, Isleño and El Salto fields. See “Description of Properties to be Contributed to the Mixed Company” beginning on page 24 for a description of the properties.
CONVERSION CONTRACT
          An unofficial English translation of the Conversion Contract is attached to this proxy statement as Appendix C and is incorporated by reference into this proxy statement. The form of Conversion Contract to be signed by the parties is attached as an exhibit to the Original MOU. Once the conditions to the Original MOU are satisfied, CVP and Harvest Vinccler will sign the agreement. The Conversion Contract attached to this proxy statement, however, is not the form of agreement that will be executed by the parties. While we believe the attached document and the summary below accurately reflect the terms of the Conversion Contract, the form of agreement that will be executed by the parties will be revised to (i) complete certain annexes including the business plan and the Contract for the Sale and Purchase of Hydrocarbons, (ii) include language to provide for the award and development of the three additional fields to the Mixed Company and (iii) include HNR Finance as a party. CVP and Harvest Vinccler are in the process of completing a finalized agreement. The parties agree that the assets and rights being transferred to the Mixed Company are being transferred in the condition in which they exist without the parties agreeing to any express or implied guarantee with respect to the condition of such assets and rights at the time of transfer. The parties will agree in good faith on the value of the non-monetary assets contributed. Except for the contribution made in cash by the parties to pay for the par value of the shares, the value of all other contributions will be reflected in the financial statements of the Mixed Company as paid-in surplus. The parties understand that the initial capitalization and the transactions taking place on the Closing Date contemplated by the Conversion Contract will not generate any tax liabilities in Venezuela.
The Assets That Will be Transferred to the Mixed Company by Harvest Vinccler
          On the Closing Date, Harvest Vinccler will transfer to the Mixed Company the ownership of all of the tangible assets listed in Annex G to the Conversion Contract located in Venezuela that are used in connection with operations derived from the OSA related to the SMU. The transfer of assets will include the assignment to the Mixed Company of contracts, permits, rights, easements, water rights, rights-of-way and surface rights which pertain to the operations carried out pursuant to the OSA. By the Closing Date, the assets will also include Harvest Vinccler’s property rights associated with the operations of the SMU in Venezuela. In addition, Harvest Vinccler will contribute the U.S. dollar equivalent of approximately $2.6 million to the Mixed Company. The proposed transfer of the assets owned by Harvest Vinccler is subject to the terms and provisions of the Conversion Contract. For a description of the SMU fields to be contributed to the Mixed Company, see “Description of Properties to be Contributed to the Mixed Company” beginning on page 24.
The Assets That Will be Transferred to the Mixed Company By or On Behalf of CVP
          On the Closing Date, CVP will ensure the transfer to the Mixed Company of all of the tangible assets listed in Annex K to the Conversion Contract of PPSA that are used in connection with the operations derived from the OSA related to the SMU. The transfer of assets will include the assignment to the Mixed Company of contracts, permits, rights, easements, water rights, rights-of-way and surface rights which pertain to the operations carried out pursuant to the OSA. The Venezuelan government will award the rights to perform the primary activities associated with three additional fields to the Mixed Company, including the Isleño, Temblador and El Salto fields. The rights include the exploration, production, gathering, transportation and storage of hydrocarbons. In addition, CVP will contribute the U.S. dollar equivalent of approximately $3.9 million. CVP will ensure that PPSA enters into the contract for sale and purchase of oil and gas with the Mixed Company. The proposed transfer of the assets owned by CVP is subject to the terms and provisions of the Conversion Contract. For a description of the three fields to be contributed to the Mixed Company, see “Description of Properties to be Contributed to the Mixed Company” beginning on page 24.

Closing of the Proposed Transaction
          The closing of the proposed Transaction is expected to take place shortly after stockholder approval of the proposed Transaction is obtained and all other conditions of the proposed Transaction are met. While we intend to consummate the proposed Transaction as promptly as practicable after receipt of stockholder approval and the satisfaction or waiver of the other conditions to the proposed Transaction, we cannot specify when, or assure you that, all conditions to the proposed Transaction will be satisfied or waived because they are within the control of the Venezuelan government.

Conditions to Signing the Conversion Contract
          Before signing the Conversion Contract, the following conditions must be satisfied:
•	approval by the stockholders of the company;

•	approval by the MEP and the Venezuelan National Assembly;

•	all consents, authorizations, orders or approvals of, or filing or registration with, or notification to governmental authorities will have been filed, or obtained;

•	CVP and Harvest Vinccler must agree on the business plan; and

•	the completion of the Conversion Contract and all annexes to the Conversion Contract (which include the Charter and By-Laws of the Mixed Company).
Condition to the Closing of the Proposed Transaction
          Before the closing of the proposed Transaction, the following conditions must be satisfied:
•	Each party’s obligation to complete the proposed Transaction is subject to the Transfer Decree being issued within 10 days prior to the Closing Date; and

•	the award by the Venezuelan government to the Mixed Company of the three additional fields to the Mixed Company.
Incorporation of the Mixed Company
          Promptly after the Conversion Contract is signed and delivered, Harvest Vinccler and CVP will incorporate the Mixed Company in accordance with the form of Charter and By-laws of the Mixed Company attached to the Conversion Contract as Annex E. See “Charter and By-Laws of the Mixed Company” beginning on page 35. The purpose of the Mixed Company will be mainly to engage in the exploration, production, gathering, transportation and storage of hydrocarbons from six fields in Venezuela.
Initial Capital and Ownership Interests of the Mixed Company
          The initial capital stock of the Mixed Company will consist of one hundred thousand (100,000) shares of common stock with a par value of 10,000 Venezuelan Bolivars each, which will be classified as Class A and Class B shares. The initial stock ownership of the Mixed Company will be CVP owning 60,000 Class A shares, representing a 60 percent interest in the capital stock of the Mixed Company. Harvest Vinccler will own 40,000 Class B shares representing a 40 percent interest in the capital stock of the Mixed Company. Harvest Vinccler and CVP will each make capital contributions necessary to incorporate the Mixed Company in cash in proportion to their stock ownership in the Mixed Company.
Term
          Exploration and production activities under the Conversion Contract will be conducted for a maximum period of 20 years pursuant to a Transfer Decree to be issued by the President of Venezuela. See “Transfer Decree” beginning on page 39.
Termination
          The Conversion Contract will be terminated immediately without the action of CVP or Harvest Vinccler under several circumstances, including:

•	CVP or any other entity directly or indirectly owned by the government of Venezuela acquires all of the issued and outstanding shares of the Mixed Company;

•	the right to carry out the primary activities granted pursuant to the Transfer Decree have terminated, whether such termination occurs at the expiration of the maximum term set forth in the Acuerdo of the National Assembly of Venezuela or earlier as a result of the revocation of the Transfer Decree; and

•	thirty (30) days after the date of the date of the Conversion Contract if (i) the Transfer Decree is not published in the Official Gazette of Venezuela or (ii) PPSA and the Mixed Company have not executed the Contract for Sale and Purchase of Hydrocarbons referred to in the Conversion Contract unless such term is extended by the parties for justified causes.
Representations and Warranties
          Harvest Vinccler’s Representations and Warranties
          Harvest Vinccler makes various representations and warranties in the Conversion Contract. Its representations and warranties relate to, among other things:
•	its corporate power and authority to enter into, execute and deliver the Conversion Contract and consummate the transactions contemplated thereby;

•	its due authorization, execution and delivery of the Conversion Contract;

•	its guaranty of title to the assets and properties being transferred to the Mixed Company;

•	no liens exist on the assets or the properties being transferred to the Mixed Company;

•	the Conversion Contract constitutes a legal, valid and binding obligation of Harvest Vinccler;

•	the consents, approvals and filings required for the execution and performance of the Conversion Contract or to complete the transactions contemplated by the Conversion Contract;

•	neither it nor any of its affiliates, contractors, subcontractors or their affiliates, and no employee, agent or representative of any of the foregoing, directly or indirectly, has offered, promised or authorized, paid or given money or anything of value to any official or employee of any government or international or national public organization, or to any political party, any official or employee thereof or any candidate for public office to influence his or her actions or decisions, or to gain any undue advantages, in connection with the Conversion Contract or any of the activities that will be carried out in accordance with the Conversion Contract; and

•	maintaining adequate internal controls, duly recording all transactions, and complying with the applicable laws.
          You should be aware that these representations and warranties made by Harvest Vinccler do not purport to be accurate as of the date of this proxy statement or provide factual information about the parties to the Conversion Contract.
          CVP’s Representations and Warranties
          CVP makes various representations and warranties in the Conversion Contract. Its representations and warranties relate to, among other things:
•	corporate power and authority to enter into, execute and deliver the Conversion Contract and consummate the transactions contemplated thereby;

•	due authorization, execution and delivery of the Conversion Contract;

•	guaranty of title to the assets and properties being transferred to the Mixed Company;

•	no liens exist on the assets or the properties being transferred to the Mixed Company;

•	the Conversion Contract constitutes a legal, valid and binding obligation of CVP;

•	the consents, approvals and filings required for the execution and performance of the Conversion Contract or to complete the transactions contemplated by the Conversion Contract;

•	neither it nor any of its affiliates, contractors, subcontractors or their affiliates, and no employee, agent or representative of any of the foregoing, directly or indirectly, has offered, promised or authorized, paid or given money or anything of value to any official or employee of any government or international or national public organization, or to any political party, any official or employee thereof or any candidate for public office to influence his or her actions or decisions, or to gain any undue advantages, in connection with the Conversion Contract or any of the activities that will be carried out in accordance with the Conversion Contract; and

•	maintaining adequate internal controls, duly recording all transactions, and complying with the applicable laws.
          You should be aware that these representations and warranties made by CVP do not purport to be accurate as of the date of this proxy statement or provide factual information about the parties to the Conversion Contract.
Business Plan of the Mixed Company
          The Mixed Company will undertake its operations in accordance with a business plan to be attached as an Annex to the Conversion Contract. The work programs and budgets that are adopted annually by the Mixed Company must be consistent with the business plan. The business plan may be modified by a favorable decision of the shareholders owning at least 75 percent of the shares of the Mixed Company at a Shareholders’ Meeting of the Mixed Company.
          The Mixed Company will adopt policies and procedures governing its operations, including, among others, policies and procedures for safety, health and environment, contracting, maintenance of insurance, accounting, banking and treasury, and human resources, following the guidelines established by CVP. To the extent possible, such policies and procedures will be consistent with the policies and procedures of PDVSA and the ultimate parent company of Harvest Vinccler, it being understood that nothing in such policies and procedures may alter the respective rights and obligations of the parties under the Conversion Contract or the Charter and By-laws of the Mixed Company.
Liabilities
          Harvest Vinccler waives any claims, and claims of its affiliates, as a consequence of the cancellation of the OSA and acknowledges that it has no right to receive compensation derived from the OSA.
          Harvest Vinccler must indemnify the country of Venezuela, the Mixed Company, PDVSA, CVP and their respective affiliates against liabilities arising out of any action, claim, judgment, lawsuit, loss, cost, expense, damage or other liability arising from or related to the OSA. This obligation to indemnify does not extend to liabilities attributable to acts or omissions of PPSA or derived from circumstances or activities of any person before the date of execution of the OSA.
          Harvest Vinccler must also indemnify the country of Venezuela, the Mixed Company, PDVSA, CVP and their respective affiliates against any third party claim of any nature arising from acts or omissions of Harvest Vinccler in connection with the OSA on or before the Closing Date.
          The Mixed Company will not assume any liabilities derived from the activities or acts or omissions of Harvest Vinccler relating to the OSA from the cancellation of the OSA or from acts or omissions of CVP, PPSA, PDVSA or their respective affiliates done before the commencement of operations under the OSA.
Environmental Claims
          The Mixed Company will not assume any responsibility for environmental claims or liabilities arising from operations or events before the date of the Transfer Decree. See “Transfer Decree” beginning on page 39. The parties agree to have an environmental audit of the SMU fields prepared to determine the environmental conditions existing on the Closing Date. The environmental audit prepared at the beginning of operations under the OSA establishes the environmental conditions existing at that time.
          The environmental audit of the SMU fields has been prepared. The company understands that the audit is in final form and is in the process of reviewing the audit.

Sale of Oil and Gas
          The Mixed Company will sell to PPSA all the oil and gas that it produces in the SMU and, when contributed, the three additional fields pursuant to the Contract for Sale and Purchase of Hydrocarbons attached to the Conversion Contract as Annex K.
Operation, Personnel and Technology
          The Mixed Company will be the operating company of the SMU and, when contributed, the three additional fields. The Mixed Company may enter into service agreements as it deems necessary for the implementation of its operations. CVP and Harvest Vinccler agree to cooperate to ensure a successful and safe transfer of the operations in the SMU and the three additional fields to the Mixed Company.
          Harvest Vinccler agrees to use its best efforts to transfer to the Mixed Company the technicians and other experts that the Board of Directors of the Mixed Company may reasonably request for the performance of the operations of the Mixed Company. Harvest Vinccler agrees to train the personnel designated by the Board of Directors of the Mixed Company to replace any of the employees transferred by Harvest Vinccler. During the first two (2) years of operations of the Mixed Company, the expenses of such training will be the sole cost of Harvest Vinccler up to $60,000. Thereafter, such expenses will be borne by the Mixed Company. Harvest Vinccler will also train other employees of the Mixed Company upon request by the Board of Directors, in which case the cost of such training will be the sole cost of the Mixed Company. The appointment of all management personnel for the Mixed Company will be subject to the prior approval of CVP. A percentage of such management personnel equivalent to the ownership percentage of Harvest Vinccler in the Mixed Company will be nominated by Harvest Vinccler. The management of the Mixed Company will be composed of first line executives that will occupy the offices of General Manager, Technical and Operations Manager, Manager of Human Resources, Manager of External Affairs, Purchasing Manager, Systems Manager, Planning Manager, Manager of Administration and Finances, Legal Manager, and Manager of Safety, Health and Environment. The General Manager will be nominated by CVP and the Technical and Operations Manager will be nominated by Harvest Vinccler. The Mixed Company will also have a Manager of Prevention and Control of Losses who will be nominated by CVP. The management structure of the Mixed Company will be reviewed periodically by CVP and Harvest Vinccler.
          To the extent it is legally possible, Harvest Vinccler will allow the Mixed Company the rights to utilize the most modern and efficient technologies available to Harvest Vinccler and its affiliates for the development of its operations. Harvest Vinccler nor any of its affiliates agree not to charge the Mixed Company any fees, royalties or charges for licenses or other rights of use for the technologies owned by Harvest Vinccler or its affiliates, except for expenses necessary to put such technologies at the disposition of the Mixed Company. In every negotiation held with Harvest Vinccler’s technology suppliers, Harvest Vinccler agrees to use its best efforts to obtain the necessary contractual rights to permit the continuous transfer and application of the technology relevant to the Mixed Company’s business. The Mixed Company will maintain the confidentiality of the transferred technologies.
Other Contributions or Loans and Failure to Make Contributions or Loans
          The shareholders of the Mixed Company may determine at a Shareholders’ Meeting of the Mixed Company that additional contributions or loans be made to the Mixed Company that it deems necessary for the performance of its corporate purpose. Additional contributions or loans made by CVP or Harvest Vinccler will be made in proportion to their respective ownership interests in the Mixed Company.
          If either CVP or Harvest Vinccler fails to comply with its obligation to make any contribution or loan on the date it is due:
•	The other party will have the right, but not the obligation, to make the contribution or loan on behalf of the debtor party in which case the debtor party will be obligated to reimburse the other party for all funds contributed or granted as loans, together with all interest accrued from the date such funds are paid on behalf of the debtor party. Interest accrues at the London Interbank Offering Rate, plus ten percentage points. The debtor party will have no right to receive dividends from the Mixed Company until the date it fully pays all amounts due to the other party. Any annual dividend payment, advanced dividend or reduction of capital or return of paid-in surplus that corresponds to the shares of the debtor party and which is effected before payment in full of all amounts owed by the debtor party, will be paid to the other party and will be credited against the amounts owed by the debtor party until, after deducting any tax that may be applicable, all amounts owed, including interest, have been paid. Until the date on which the debtor party fully pays all amounts owed to the other party, the other party will not be obligated to make contributions or grant loans to the Mixed Company.

•	If the debtor party is Harvest Vinccler and the amounts owed are not paid in their entirety within one hundred and twenty (120) days from the date of payment by CVP, CVP will have the right (assuming that CVP has made its contribution or loan), at its election, to (i) apply the provision above or (ii) demand the transfer in its favor of the number of Class B shares of the Mixed Company owned by Harvest Vinccler that is necessary to repay the total amount of the unpaid indebtedness. The shares which Harvest Vinccler transfers to CVP will automatically be converted into Class A shares of the Mixed Company.
Sole Risk Projects
          If CVP notifies Harvest Vinccler of CVP’s intention that the Mixed Company carry out a new investment project that can be technically and economically segregated from the ongoing petroleum operations of the Mixed Company, Harvest Vinccler will, within thirty (30) days following the date of receipt of the notification from CVP, notify CVP of its agreement or disagreement with the new project. In the case that Harvest Vinccler does not notify of its disagreement within such period, it will be deemed to have agreed and the new project will be carried out by the Mixed Company. In the case that Harvest Vinccler notifies of its disagreement within such period, CVP will have to decide whether it wishes to proceed with the new project as a sole risk project. If CVP decides to proceed in that manner, CVP must notify Harvest Vinccler. The Parties will negotiate in good faith on the means of separating the sole risk project from the ongoing operations of the Mixed Company, including the waiver by the Mixed Company of any rights relating to the Sole Risk Project, such that CVP or an affiliate thereof can proceed with the sole risk project exclusively assuming the risks and costs derived therefrom. The Mixed Company will act as operator for the sole risk project, provided that: (a) all investment, costs, expenses and liabilities related to the sole risk project will be borne by CVP or its affiliate in a direct manner through the appropriate advances of funds to the Mixed Company, which must maintain such funds separately from its own funds and keep separate accounting records of the same and of the associated investments, expenses, and liabilities, and (b) the Mixed Company will not have any participation in production or revenues generated by the sole risk project, but will have the right to receive payment for the services rendered based on the cost of such services and taking into consideration the market prices of similar services. The sole risk project will not interfere or affect in a negative and substantial manner the existing or planned petroleum operations of the Mixed Company. CVP or its affiliate will indemnify the Mixed Company for any loss, cost, expense, damage or other responsibility suffered or incurred by the Mixed Company resulting from sole risk project.
Compliance with Applicable Law
          The Mixed Company will comply with the terms and conditions of the Acuerdo of the National Assembly, the Decree of Formation, the Transfer Decree and the Organic Hydrocarbons Law and its Regulation, as well as all other legal provisions applicable in Venezuela.
Assignment and Transfer of Shares of the Mixed Company
          Except under very limited circumstances, shares held in the Mixed Company may not be directly or indirectly transferred without the consent of the MEP and, under certain circumstances, subject to a right of first refusal by CVP.
          Under the Conversion Contract, any direct or indirect “change of control” of Harvest Vinccler must first be approved by the Venezuelan government. If there is a change of control without government approval to an entity involved in a significant dispute with the government or its affiliates, Harvest Vinccler’s ownership of the Mixed Company will be deemed terminated and all of its shares in the Mixed Company will be transferred to CVP without payment. In the case of any other change of control, if the change of control is still not approved within 12 months, then CVP will pay Harvest Vinccler for its shares of the Mixed Company at a price equal to the average of the appraisals of two independent experts. For these purposes, a “change of control” is a change in the power to appoint a majority of directors of the board of directors of Harvest Vinccler or the ability to direct its management or policies. The “change of control” definition could also include a change of control of the company.
Consents and Notices
          Each of Harvest Vinccler and CVP have agreed that as of the date of the Conversion Contract, any governmental and other authorization required for the execution and performance of the Conversion Contract will have been received.
Applicable Law and Jurisdiction
          The Conversion Contract will be governed by the laws of Venezuela. Any dispute arising from the Conversion Contract will be submitted to the courts of Venezuela. In the case of an important dispute, the dispute will be referred to the chief executives of CVP and Harvest Vinccler for resolution. If the dispute cannot be resolved within sixty (60) days following that meeting, the parties must inform the MEP of the relevant details of the dispute.
Amendment
          The Conversion Contract may be amended, modified or supplemented only by a writing signed by Harvest and CVP.

Language
          The Conversion Contract is entered into in the Spanish language and that is the language by which it should be interpreted.
CHARTER AND BY-LAWS OF THE MIXED COMPANY
          The Charter and By-laws of the Mixed Company are attached to this proxy statement as Annex E to the Conversion Contract and are incorporated by reference into this proxy statement. After the incorporation of the Mixed Company, the Mixed Company will be governed by the Charter and By-laws.
Purpose of the Mixed Company
          The purpose of the Mixed Company is to carry out the activities of exploration in search of oil and gas reservoirs, extraction of the oil and gas in their natural state, gathering, transportation and initial storage as defined in Article 9 of the Organic Hydrocarbons Law.
          The Mixed Company will be governed by the OHL, the terms and conditions established in the Acuerdo of the National Assembly, published in the Official Gazette No. ___, dated                     , 2006 (the “Acuerdo of the National Assembly”), the provisions of this Charter and By-laws of the Mixed Company, the Decree of authorization issued by the National Executive for the formation of the Mixed Company published in the Official Gazette No. ___on March ___, 2006 (the “Decree of Formation”), the Transfer Decree, the Conversion Contract , the provisions of the Commercial Code and all other laws of Venezuela.
Domicile and Duration
          The domicile of the Mixed Company will be in Caracas and the duration of the Mixed Company will be for the period established in the Acuerdo of the National Assembly and in the Transfer Decree.
Capital and Subscription to Capital Stock
          The Mixed Company’s initial capital will be one billion Venezuelan Bolivars (Bs. 1,000,000,000) and will be divided into one hundred thousand (100,000) shares of common stock, with a par value of ten thousand Venezuelan Bolivars (Bs. 10,000) each.
          The Mixed Company’s capital stock is divided into two classes of shares: Class A and Class B. Only the Venezuelan government or companies owned exclusively by the Venezuelan government may own Class A shares. The capital stock will be 100 percent subscribed and paid for with CVP owning sixty thousand (60,000) shares of Class A stock with a subscribed capital and paid-in capital of Bs. 600,000,000, representing 60 percent of the total capital and Harvest Vinccler owning forty thousand (40,000) shares of Class B stock with a subscribed capital and paid-in capital of Bs. 400,000,000, representing 40 percent of the total capital. The number of shares of the Mixed Company owned by the Venezuelan government or companies owned exclusively by the Venezuelan government must always represent, at a minimum, a percentage greater than 50 percent of the capital stock of the Mixed Company. This requirement may not be altered because of an issuance or cancellation of shares by the Mixed Company or any other circumstance.
Shares
          The shares of stock of the Mixed Company will be registered in the names of the shareholders and will not be convertible into bearer shares. The transfer of shares may be effected by means of a written statement in the Book of Shareholders signed by the assignor, the assignee and the President of the Board of Directors or the director to whom such function has been designated. All shares of stock in the Mixed Company grant their owners the same rights.
Single Ownership
          The Mixed Company will only recognize one owner for each share. If a share is owned by more than one person, the Mixed Company is not obligated to register or recognize more than one such person as owner, who will be designated by the owners of such share for purposes of exercising shareholder rights derived from such share before the Mixed Company.
Certificates
          The certificates representing the shares will be issued pursuant to the requirements of Article 293 of the Commercial Code and must be executed by two (2) directors. At the request of the shareholders, the Board of Directors will determine the number of shares represented by each certificate. If one or more certificates is lost or damaged, the affected shareholder will request the President to issue new certificates, upon the cancellation of the lost or damaged certificates, and the shareholder will pay any related costs.
Right of First Refusal to Purchase Class B Shares owned by Harvest Vinccler
          Harvest Vinccler will be the owner of Class B shares. CVP will be the owner of Class A shares. The Class A shareholder will have a right of first refusal to acquire all (but not part) of the Class B shares offered for sale by a Class B shareholder (except in the case of a sale or transfer to an entity owned, directly or indirectly, exclusively by the ultimate parent entity of the selling shareholder). In order to sell its shares, a Class B shareholder must provide notice to the remaining shareholders of both Classes through the President of the Board, indicating the number of shares offered, the price for such shares and all other conditions of the offer (the “Offer Notice”). Sales of Class B shares require all cash consideration. The selling shareholder will include in the Offer Notice the name and contact information of the party ready to purchase the shares offered for sale. The Class A shareholder then has thirty (30) days to indicate whether or not it desires to acquire the offered shares and must communicate its decision to the selling shareholder through the President of the Board of Directors. Where the Class A shareholder has not stated its intention to acquire all of the offered shares, the Class B shareholders will have the right, in proportion to their participation in the Class B shares, to acquire such shares by notifying the selling shareholder through the President of the Board of Directors of such intent to acquire within thirty (30) days after the period for the exercise by the Class A shareholder of its preferential right. The failure of any of the Class B shareholders to acquire the percentage of shares to which it is entitled will proportionately increase the right of the other Class B shareholders. In case none of the Class A shareholders or the Class B shareholders has stated its intention to acquire the Class B shares of the selling shareholder within the respective periods indicated above, it will be understood that those shareholders approve the sale on the same terms and conditions contained in the Offer Notice. The selling shareholder may conclude the approved sale of the Class B shares within the one hundred eighty (180) day period following the thirty (30) day period of the Class B shareholders to exercise their preferential right. If no sale occurs within the one hundred eighty (180) day period, the sale will be deemed withdrawn and any subsequent sale will be subject to the same preferential rights and procedures set forth above. Upon the consummation of the transfer of the offered shares, the selling shareholder will notify the President of the Board of Directors and certify the price, terms and conditions upon which such transfer was made.
Authorization of Transfer of Shares
          No shareholder of the Mixed Company may pledge, grant as guarantee, assign or transfer (except for a transfer to an entity, which is, directly or indirectly, exclusively owned by the ultimate parent entity of the transferring shareholder) its shares without the prior written consent of the MEP. If there is a change in control of any Class B shareholder without the prior written consent of the MEP, the provisions of the Conversion Contract will apply.
Shareholders’ Meetings and General Powers
          Ordinary Shareholders’ Meetings will be held annually within ninety (90) days after the close of the Mixed Company’s fiscal year and the Extraordinary Shareholders’ Meetings will be held when called by the Board of Directors or at the request of the majority of the Class A or Class B shareholders. Ordinary and Extraordinary Shareholders’ Meetings will be called with at least 15 days’ notice before the date fixed for the meeting by means of an announcement prepared by the President that will be published in one of the newspapers with major national circulation in Venezuela. The notices will be confirmed by communication sent to all of the shareholders not less than ten (10) days before the date fixed for the meeting, to the last address duly given by the shareholders of the Mixed Company. A Shareholders’ Meeting at which the entire capital stock, including all of the Class A and Class B shares, is present or represented will be valid, provided all of the shareholders indicate agreement in writing with the agenda to be discussed at such meeting, without the required prior notice. The shareholders have the powers granted to them by law and by the Charter and By-laws of the Mixed Company.
Quorum and Decisions of the Shareholders
          Matters requiring shareholder approval may be approved by a simple majority with the exception of certain specified matters which require the approval by the holders of at least 75 percent of the capital stock. These matters include: most changes to the Charter and By-laws; changes in the capital stock of the Mixed Company that would alter the percentage participation of Harvest Vinccler or CVP; any liquidation or dissolution of the Mixed Company; any merger, consolidation or business combination of the Mixed Company; disposition of all or any substantial part of the assets of the Mixed Company, except in the ordinary course of business; any financing agreement for an amount greater than $10,000,000; approval or modification of the Mixed Company’s financial statements; creation of certain reserve funds; any distribution of dividends or return of paid-in surplus; changes to the policy regarding dividends and other distributions established by the Charter and By-laws; changes to the business plan; changes to the contract for sale and purchase of hydrocarbons with PPSA; contracts with shareholders or affiliates that are not at market price; any social investment in excess of the amount required by the Venezuelan government; any waiver of material rights or actions with respect to litigation involving more than $1,000,000; selection of external auditors; appointment of any judicial representative or general agent of the Mixed Company; and designation of a liquidator in the event of the liquidation of the Mixed Company.
Board of Directors
          The Board of Directors of the Mixed Company will consist of five directors, three of whom are appointed by CVP, including the President of the Board, and two of whom are appointed by Harvest Vinccler. The members of the Board of Directors and their respective alternates are elected for a term of three (3) years by the shareholders of the corresponding Class meeting in a Shareholders’ Meeting. The President of the Mixed Company will be appointed by CVP. The President of the Board has the following powers and duties: calling meetings of the shareholders and the board of directors; preparing agenda and notices of the meetings of the shareholders and the board of directors; presiding over the meetings of the shareholders and the board of directors; act as the Mixed Company’s legal representative; exercising all other powers and performing all other obligations conferred on the President by the shareholders or by the board of directors.
Meetings of the Board of Directors
          The Board of Directors will meet with the frequency it determines although it normally will meet once a month. The Board of Directors may also be convened at any time by the President on his own initiative or at the request of two (2) directors. Notice of the meeting must be sent to all directors with at least seven (7) days notice before the meeting, except in emergency situations. The Board of Directors may adopt valid resolutions or decisions on matters not included in the agenda upon unanimous agreement.
Quorum and Decisions of the Board of Directors
          The presence of a minimum of four (4) members of the Board of Directors is required for the validity of the deliberations and decisions. If in the meeting of the first notice less than four (4) members of the Board of Directors attend, a second notice for another meeting will be given at least five (5) days in advance with the understanding that for the validity of the deliberations and decisions made in that second meeting, only three (3) members of the Board of Directors will be required. Decisions of the Board of Directors will be taken by the favorable vote of at least three (3) of its members, except in the case of any decision implementing a decision of the Shareholders’ Meeting relating to any of the matters where a qualified majority is required, in which case, a favorable vote of four (4) members will be required.
Powers of the Board of Directors
          The Board of Directors has the most ample powers of administration and disposition expressly granted in the Charter and By-laws of the Mixed Company. Their powers include: proposing budget and work programs; presenting the annual report to the shareholders; appointing and dismissing personnel; making recommendations regarding reserves and utilization of surplus; making proposals on dividends consistent with the by-laws and charter of the Mixed Company; agreeing on contracts consistent with the work programs and budgets; opening and closing bank accounts; make, accept, endorse and guarantee bank drafts and other commercial instruments consistent with work programs and budgets; and implement policies and procedures of the Mixed Company.
The General Manager and Other Management Personnel
          The General Manager will be appointed and removed by the Board of Directors. The General Manager will be in charge of the daily management of the business of the Mixed Company and will have the power and duties customary to manage, direct and supervise the accounting of the Mixed Company. Class A Shareholders have the right to nominate the General Manager while Class B Shareholders have the right to nominate the Technical and Operations Manager. Class A Shareholders also have the right to nominate the Manager of Prevention and Loss Control.
Legal Representative
          The legal representation of the Mixed Company will be carried out by a Legal Representative who will be a legal professional. The Shareholders’ Meeting will appoint the Legal Representative for a period of three (3) years, which can be consecutively extended, and upon the expiration of such period, the Legal Representative will remain in office until a successor takes office. The removal of the Legal Representative corresponds to the Shareholders’ Meeting. Upon request, the Legal Representative will attend Shareholders’ Meetings and meetings of the Board of Directors.

Statutory Auditor
          The Mixed Company will have a principal Statutory Auditor and a corresponding alternate who will have the functions set forth in the Commercial Code. Both will serve terms of three (3) years in their offices and their appointment and removal corresponds to the Shareholders’ Meetings.
Fiscal Year of the Mixed Company
          The fiscal year of the Mixed Company will commence on January 1 and end on December 31 of each year, except for the first fiscal year, which will commence on the date of registration of the Charter and By-laws of the Mixed Company and end on December 31, 2006. At the end of each fiscal year, the inventory and financial statements will be prepared in accordance with the provisions of the Commercial Code and accounting principles generally accepted in the Venezuela. The Shareholders’ Meeting may consider and approve by qualified majority such financial statements for shorter periods as may be presented by the Board of Directors.
Corporate and Additional Reserves
          Five percent of the Mixed Company’s net earnings from the general balance sheet and profit and loss statement approved by the shareholders will be set aside to create a legal reserve fund until the fund is equal to 10 percent of the total contributed capital. In addition to contributed capital and established reserve funds, the Mixed Company may create with the prior written consent of the shareholders, additional capital reserve accounts. The amounts in such accounts may not be reduced or distributed in any way except with the consent of the shareholders.
Dividends and Other Distributions
          Subject to Article 1.6(a) of the Conversion Contract, dividends and other distributions will be paid pro rata among the issued shares, independently of their Class. The Mixed Company’s dividend policy will consist of an annual payment in cash of the maximum amount of dividends that is feasible, avoiding the unnecessary retention of funds. All payments to shareholders will be made in U.S. dollars.
Liquidation of the Mixed Company
          Liquidation of the Mixed Company will be effected by one (1) liquidator appointed by the shareholders that may have approved the liquidation. In a liquidation, all of the Mixed Company’s assets will be transferred only to the owners of Class A shares, except for cash not reserved for the payment of expenses or other obligations, which will be distributed to the shareholders in proportion to their shareholdings in the Corporation.
Shareholder’s Audit Right and Access to Information of the Mixed Company
          Any shareholder will have the right to have an independent auditor verify the accounting and financial books of the Mixed Company, for which purpose it will give thirty (30) days prior written notice. During the course of the audits, the Mixed Company will offer the auditors designated by the shareholder reasonable access to its facilities during working hours. The costs of the audit will be borne by the shareholder that requests it. The shareholders will have complete access to all information related to the business of the Mixed Company. The Mixed Company will report periodically to all the Class A and Class B shareholders the financial, tax, health, safety and environmental, and other types of information necessary to enable them to prepare their reports and accounts in accordance with regulations applicable to them.
Approval of Amendments to the Charter and By-laws of the Mixed Company
          Except as provided under section I(b) and II(b) of Article 16 of the Charter and By-laws, any amendment, in order to be valid, must be approved by the MEP and, in case of an amendment to Article 16, by the National Assembly.
Matters Not Provided in Charter and By-laws of the Mixed Company
          All matters not provided for in the Charter and By-laws will be governed by the laws of Venezuela. Except for what is established in the applicable laws and regulations of the Public Law (Derecho Publico), the Mixed Company will be governed by the laws and regulations of Private Law (Derecho Privado), including, among the latter, the provisions of the Commercial Code that are applicable.

TRANSFER DECREE
          The form of Transfer Decree is attached to this proxy statement as Annex F to the Conversion Contract and is incorporated by reference into this proxy statement. The form of Transfer Decree is the legal document that will govern the transfer to the Mixed Company the right to develop and produce hydrocarbons in the SMU and the Isleño, Temblador and El Salto fields (the “Six Fields”) in Venezuela. We believe this document will be signed and published within 10 days prior to the Closing Date.
The Transfer of the Right to Carry out Primary Activities and the Determination of the Area
          The transfer of the right to carry out the primary activities provided in Article 9 of the OHL, subject to the conditions set forth in the Acuerdo issued by the National Assembly on May 4, 2006 and published in the Official Gazette of Venezuela on ___, 2006 and the determination by the MEP of the area whereby all primary activities will take place is set forth in the Transfer Decree.
Duration of the Mixed Company
          The duration of the Mixed Company will be 20 years.
Capacity as Operator and Exclusion of Contracts Dealing with Primary Activities
          The Mixed Company will be the operator and may, in accordance with the provisions of Article 25 of the OHL, contract the specific petroleum services that may be necessary to assist it with the performance of its activities. However, it may not enter into any contract or set of contracts by which it transfers, either directly or indirectly, its function as operator.
Payment of the Royalty and Taxes
          The Mixed Company will pay the Venezuelan government a royalty based on the oil and gas volumes extracted from any reservoir and the taxes established in the law. The royalty may be demanded by the National Executive either in kind or in cash.
Special Advantages
          The Mixed Company will deliver to the Venezuelan government as “ventajas especiales”: (a) a participation, in the form of an additional royalty of 3.33 percent of the volumes of oil and gas produced from the Six Fields and delivered to PPSA (or one of the companies referred to in Article 27 of the Organic Hydrocarbons Laws designated by PPSA), two thirds of which will be distributed to the municipalities in which the Mixed Company’s production is located and one third of which will be distributed to a fund to finance endogenous development projects; and (b) an amount equal to the difference, if any, between (i) 50 percent of the value of hydrocarbons produced by the Mixed Company and delivered to PPSA (or one of the companies referred to in Article 27 of the Organic Hydrocarbons Laws designated by PPSA) and (ii) the sum of all payments made by the Mixed Company to the Venezuelan government for royalties, taxes and other contributions. The “ventaja especial” will be paid on April 20 of each year, beginning on April 20, 2007, it being possible to use tax refund certificates of the Mixed Company for such payment.
Authority to Revoke of the Executive
          The National Executive may revoke the rights transferred through the Transfer Decree, as well as any other rights that may have been transferred, if the Mixed Company does not fulfill the obligations set forth in the Organic Hydrocarbon Laws, the Acuerdo of the National Assembly and the Transfer Decree.
Property of the Information Collected
          All geographical, geophysical and any other technical information related to the primary activities carried out within the Six Fields will be the property of the Venezuelan government as of the time in which it is obtained and the Mixed Company will only have the right to use it in order to carry out the transferred activities.
Conservation Measures
          The Mixed Company should plan and carry out all steps necessary to restore the Six Fields and any other geographical area affected by its activities to the condition it had on the date of the Transfer Decree.

Social and Endogenous Development
          The Mixed Company will prepare and carry out an endogenous development policy based on the principles of cultural and biological diversity preservation, the minimization of adverse environmental impacts and the social responsibility expressed in the National Development Plan. The Mixed Company will also prepare and implement a social investment plan with the goal of developing improvement programs, which will be submitted to the National Executive for approval. Each year the Mixed Company will invest in such programs one percent of its profits from the previous calendar year before taxes.
Duty to Maintain the Facilities and Reversion
          The Mixed Company will maintain in good condition the land lots and permanent work.
No Guarantee of Exploitable Substances or Obligation to Redress
          The Venezuelan government does not guarantee the existence of substances within the Six Fields nor does it undertake its redress.
Applicable Jurisdiction
          The applicable jurisdiction governing all conflicts and controversies arising from the non-compliance of conditions, guidelines, procedures and proceedings or arising therefrom, will be resolved in accordance with the legislation of the Venezuelan government and before its jurisdictional bodies.
CONTRACT FOR SALE AND PURCHASE OF HYDROCARBONS
          The form of Contract for Sale and Purchase of Hydrocarbons (“Contract for Sale of Hydrocarbons”) is attached to this proxy statement as Annex K to the Conversion Contract and is incorporated by reference into this proxy statement. The form of Contract for Sale of Hydrocarbons is the legal document between the Mixed Company and PPSA that will govern the sale by the Mixed Company to PPSA or designated entities of all the liquid and gaseous hydrocarbons that it produces in the fields operated by the Mixed Company, except for such liquid hydrocarbons and associated natural gas that the Mixed Company uses in its operations or for payment of royalties that the Venezuelan government decides to receive in kind. Crude oil delivered from the SMU fields to PDVSA will be priced with reference to Merey 16 published prices, weighted for different markets, and adjusted for variations in gravity and sulphur content, commercialization costs and distortions that may occur given the reference priced and prevailing market conditions. Natural gas delivered from the SMU fields to PDVSA will be priced at $1.54 per thousand cubic feet.
Quantity and Quality
          Within the first twenty (20) calendar days of each calendar month, the Mixed Company will inform PPSA of the volume of hydrocarbons it estimates to deliver to PPSA the following month. The delivery points for the hydrocarbons will be the fiscalization points established by the MEP (the “Delivery Points”), and the conditions of delivery, the volume and quality of the hydrocarbons actually delivered, shall be determined in accordance with the royalty agreement entered into with the MEP (the “Royalty Agreement”) in effect at the time of delivery. Each Party and each shareholder of the Mixed Company will have the right to request tests of the meters in place at the Delivery Points by an independent expert, and to witness such tests and receive the test results.
Title and Custody
          The Mixed Company will assume the risk of loss or contamination of the hydrocarbons until the receipt of such hydrocarbons by PPSA at the Delivery Points, where the title and custody of the hydrocarbons will be deemed transferred to PPSA. All costs incurred by PPSA at or downstream of such Delivery Points, including costs of receiving, transportation, treatment, processing and commercialization of the hydrocarbons, will be the exclusive responsibility of PPSA.
Calculation of Payments
          PPSA will pay to the Mixed Company the amounts calculated in accordance with Annex A to the Contract for Sale of Hydrocarbons for the volumes of hydrocarbons delivered in accordance with the agreement in any month, net of volumes corresponding to the royalty that the National Executive decides to receive in kind.
Invoices and Date of Payment
          Within the first fifteen (15) days of each month, the Mixed Company will send to PPSA an invoice setting forth, in relation to the immediately preceding month: (i) the volume of each type of hydrocarbons delivered to PPSA net of the volumes corresponding to the royalty that the National Executive decides to receive in kind; (ii) the detailed calculations of the payment in Venezuelan Bolivars owed for the methane gas delivered and the payment in United States dollars owed for the crude oil and natural gas liquids delivered, determined in accordance with Annex A to the Contract for Sale of Hydrocarbons; and (iii) the total amounts that PPSA must pay to the Mixed Company for the hydrocarbons delivered, net of the volumes corresponding to the royalties that the National Executive decides to receive in kind, in accordance with this agreement during the prior month.
          The payments owed in accordance with each invoice will be effected on the last day of the second month following the month in which the hydrocarbons covered by such invoice were delivered. PPSA will make payment to the Mixed Company of each invoice by wire transfer, in United States dollars in the case of payment for crude oil and natural gas liquids delivered, and in Venezuelan Bolivar in the case of payment for methane gas delivered, in immediately available funds, without any set-off or discount, to the bank accounts that the Mixed Company indicates in writing.
Adjustments
          Upon reaching a definitive resolution of any adjustment resulting from errors in the determination of the quantity or quality (API grades or sulfur content) of the delivered hydrocarbons, or in the calculation of the payments owed, the creditor party resulting from the adjustment will send to the other party an invoice with details of the cause and amount of the adjustment and indicating the bank account for payment of the invoice, and the other party will, within fifteen (15) days following the receipt of such invoice, pay the adjustment by means of an electronic transfer of United States dollars in immediately available funds to such account.
Penalty Interest
          For any period of delay in making payments owed in accordance with this agreement, the party that incurs such delay shall pay to the other party interest on the amount owed and not paid, at an annual rate equal to LIBOR plus four (4) percentage points. For the purposes of this agreement, LIBOR means, for each consecutive period of thirty (30) Days, the London Inter-Bank Offering Rate for a month as indicated in the Telerate page 3750 at 11:00 a.m. (London Time) on the first day of the applicable period or, if commercial banks are not open for international operations in London on such day, the rate on the next day on which commercial banks in London are open for international operations.
Assignment
          Neither party may assign or transfer the agreement or any of the rights or obligations under the agreement, without the prior written consent of the other party. Notwithstanding the foregoing, PPSA can assign its rights and obligations under the agreement to any other of the entities referred to in Article 27 of the Organic Hydrocarbons Law, and the Mixed Company can assign its rights for receipt of payment derived from the sale of hydrocarbons under the agreement.
Force Majeure
          Neither Party will be liable to the other party for losses or damages resulting from interruptions, reductions or delays in the delivery or receipt of hydrocarbons caused by events of force majeure. The following, among others, shall be considered force majeure events: natural disasters; wars, blockades, sabotage or other similar hostilities; labor conflicts; interruptions in electricity service; accidents or other problems with equipment or installations for production, processing, delivery, receipt or transportation of Hydrocarbons; and governmental acts. The party that believes that it has been affected by an event of force majeure must notify the other party as soon as possible of the occurrence, duration and effect of the event in question, as well as its termination. No event of force majeure shall excuse the failure to pay any amount due in accordance with the agreement by either of the parties.
Limitation of Liability
          Neither Party will be responsible to the other for indirect or incidental damages of any kind resulting from the breach of the agreement.
Term
          The term of this agreement will be from the date the agreement is executed until the date on which the right of the Mixed Company to carry out the primary activities in the Six Fields expires or is revoked in accordance with its terms and the Mixed Company has been paid for all of the hydrocarbons delivered in accordance with this agreement.
Representations of The Parties
          Each party represents and warrants to the other party that:

•	it has full legal authority to execute and perform this agreement;

•	it has complied with all corporate and other actions required for it to execute and perform this agreement;

•	it has obtained all governmental and other authorizations required for the execution and performance of this agreement;

•	upon its execution and delivery, this agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

•	neither party nor any of it affiliates, contractors or subcontractors or their affiliates, and no employee, agent or representative of any of the foregoing, directly or indirectly, has offered, promised, authorized, paid or delivered money or anything of value to any official or employee of any government or public national or international organization or political party, any official or employee thereof or any candidate for public office to influence his or her action or decision, or to gain any undue advantage, in connection with this Contract or any of the activities that are carried out in accordance with this agreement.
Amendments and Waivers
          The agreement may not be amended without the prior written consent of both parties. Any waiver of rights conferred by this agreement must be in writing and signed by the authorized representatives of the party that is waiving such rights.
Applicable Law and Jurisdiction
          This agreement will be governed by and interpreted in accordance with the laws of Venezuela. Any dispute or controversy that may arise from or in connection with this agreement will be submitted exclusively to the courts of Venezuela having jurisdiction. Before initiating any litigation, the parties will in good faith and within the framework of the OHL, explore the possibility of utilizing mechanisms to amicably resolve controversies of any nature that my arise, including, for technical matters, the possible request of opinions of independent experts appointed by mutual agreement.
Language
          The Contract for Sale of Hydrocarbons is entered into in the Spanish language and that is the language by which it should be interpreted.

INFORMATION ABOUT CVP
          In January 1996, CVP was designated by the MEP to contract risk and profit sharing agreements with private investor companies (association agreements) to coordinate, control and supervise the activities relating to the exploration and exploitation of oil and gas fields in new areas of Venezuela. The Venezuelan Congress approved profit sharing arrangements pursuant to which private sector oil companies were offered the right to explore, drill and develop light and medium crude oil, on an equity basis, in ten designated blocks with a total area of 13,774 square kilometers, pursuant to the terms of the profit sharing agreements entered into by such companies and CVP was appointed to coordinate, control and supervise the agreements. Under the profit sharing agreements, CVP has the right to participate, at its option, with an ownership interest of between 1 percent and 35 percent in the development of any recoverable reserves with commercial potential. In August 2003, the administration of PDVSA’s business ventures with private sector entities was assigned to CVP. In this regard, CVP assumed administrative responsibility within PDVSA with respect to its operating service agreements, strategic associations and profit sharing agreements. In addition to its administrative responsibilities, CVP continued to promote PDVSA’s relations with third parties and private sector participation in the petroleum industry. However, any dividends and profits from production activities conducted pursuant to PDVSA’s operating service agreements and other strategic associations continued to be paid to PDVSA, except for dividends from PDVSA’s profit sharing agreements, which are paid to CVP. In 2005, the MEP instructed PDVSA to convert its current operating service agreements to a scheme of jointly owned enterprises, mixed companies, where PDVSA will ultimately hold a minimum of 51 percent stock ownership, according to the OHL of Venezuela. CVP is in the process of finalizing the execution of conversion contracts and the incorporation of the mixed companies with private investors who held operating service agreements.
          Detailed information about the business and properties of CVP, including financial information, could not be made available to the company in preparing this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Largest Owners
          The following table shows the amount of our common stock beneficially owned by any person or group known to us that is the direct or beneficial owner of more than 5 percent of our common stock as of August 3, 2006.

	Aggregate Number	Percent of
	of Shares	Shares
Name and Address	Beneficially Owned (1)	Outstanding (1)

Mohnish Pabrai (2)	3,141,232	8.42%
114 Pacifica, Suite 240 Irvine, CA 92618-3321

Cumberland Associates LLC(3)	2,525,000	6.77%
1114 Avenue of the Americas New York, NY 10036

Barclays Global Investors, NA(4)	2,505,808	6.72%
45 Fremont Street, 17th Floor San Francisco, CA 94105

Capital Research and Management Company(5)	2,403,000	6.44%
333 South Hope Street Los Angeles, CA 90071

(1)	The percentage of common stock is based upon 37,308,523 shares of common stock outstanding on September 6, 2006.

(2)	The address and aggregate number of shares beneficially owned by Mohnish Pabrai are based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 15, 2006. Mohnish Pabrai reported share dispositive power and shared voting power with respect to all of such shares.

(3)	The address and aggregate number of shares beneficially owned by Cumberland Associates LLC are based upon a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2006. Cumberland Associates LLC reported sole voting power and sole dispositive power with respect to 1,989,646 of such shares, and shared voting power and shared dispositive power with respect to 535,354 of such shares.

(4)	The address and aggregate number of shares beneficially owned by Barclays Global Investors, N.A. are based upon a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006. Barclays Global Investors, NA reported sole dispositive power with respect to all of such shares and shared voting power with respect to 2,272,216 of such shares.

(5)	The address and aggregate number of shares beneficially owned by Capital Research and Management Company are based upon a Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2006. Capital Research and Management Company reported sole dispositive power and sole voting power with respect to all of such shares.
Directors and Executive Officers
          The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by:
•	each director;

•	each person who held the office of Chief Executive Officer during the last fiscal year and the four additional highest compensated executive officers who were serving as executive officers on , 2006;

•	two additional persons each of whom would have been one of such four highest compensated executive officers except that he was not serving as an executive officer on January 31, 2006; and

•	all current directors and executive officers as a group.
          Except as otherwise indicated, all information is as of September 6, 2006.
          The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 1, 2006 through the exercise of stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

	Amount and Nature of
	Beneficial Ownership
	Number of	Shares
	Shares	Acquired	Total	Percent of
	Beneficially	Within	Beneficial	Shares
Name of Beneficial Owner	Owned(1)	60 Days	Ownership	Outstanding(2)
James A. Edmiston	60,650	91,667	152,317	*
Steven W. Tholen	187,635	394,667	582,302	1.56
Kerry R. Brittain	16,800	139,667	156,467	*
Byron A. Dunn	18,300	5,000	23,300	*
Kurt A. Nelson	13,500	78,667	92,167	*
Karl L. Nesselrode	17,860	36,000	53,860	*
Stephen D. Chesebro’	180,854	90,000	270,854	*
John U. Clarke	90,454	65,000	155,454	*
H. H. Hardee	101,000	65,000	166,000	*
Peter J. Hill	261,343	439,732	701,075	1.88
Patrick M. Murray	140,854	5,000	145,854	*
J. Michael Stinson	6,000	—	6,000	*
All current directors and executive officers as a group of twelve persons	1,095,250	1,410,400	2,505,650	6.72 (3)

*	Represents less than 1 percent of our outstanding common stock.

(1)	This number does not include common stock which our directors or officers have a right to acquire within 60 days of September 6, 2006.

(2)	Percentages are based upon 37,308,523 shares of common stock outstanding on September 6, 2006.

(3)	Percentage should be calculated assuming that the vested options have been exercised by the individual for which the percent is being calculated.

STOCKHOLDER PROPOSALS
          You may submit proposals for consideration at future stockholder meetings, including director nominations. Under the Securities and Exchange Commission rules, stockholder proposals for our 2007 annual meeting of stockholders must be received at our principal executive offices by December 11, 2006, to be eligible for inclusion in our proxy materials relating to that meeting.
          Under our bylaws, stockholder proposals (outside the process of the Securities and Exchange Commission’s rule on stockholder proposals), other than stockholder nominations for directors, that are proposed to be brought before the 2007 annual meeting must be delivered to or mailed and received at our principal executive offices, not less than 60 days nor more than 180 days before the anniversary date of the immediately preceding annual meeting (which, for the 2007 annual meeting, would be no earlier than November 19, 2006, and no later than March 19, 2007); provided, however, if the date of the annual meeting is more than 45 days later than the anniversary date of the immediately preceding annual meeting (which, for the 2007 annual meeting, would be after July 2, 2007), nominations by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of the annual meeting was mailed to stockholders or the date on which it is first disclosed to the public.
          To be timely, a stockholder’s nomination for director must be delivered to or mailed and received by our Secretary at our principal executive offices, not less than 90 days before the anniversary date of the immediately preceding annual meeting (which, for the 2007 annual meeting, would be no later than February 17, 2007). A stockholder’s nomination of a director to the Secretary will (a) identify the nominee or nominees and provide a brief description of their business experience and background, (b) the name and address of the stockholder as they appear on our books, (c) the class and number of our shares which are beneficially owned by such stockholder, (d) any material relationship between the nominee(s) and the stockholder and us, and (e) contact information of the nominee(s) for follow-up information requests by our Board of Directors. In addition, if the stockholder’s ownership of our shares, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice.
          Any stockholder proposals must be in writing and addressed to the attention of our Secretary. We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s web site at http://www.sec.gov. In addition, you may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:
Public Reference Room
100 F Street, N.E., Room 2521
Washington, D.C. 20549
          Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information regarding the public reference room.
          Statements contained in this proxy statement regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the Securities and Exchange Commission.
          You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                     , 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of the proxy statement to stockholders does not create any implication to the contrary.

ADDITIONAL INFORMATION
          To vote your shares, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope. If you would like additional copies of this proxy statement, without charge, or if you have questions about the proposed Transaction, including the procedures for voting your shares, you should contact:
Morrow & Co., Inc.
470 West Avenue
Stamford, CT 06902
Call Toll-Free 800-607-0088
Call Collect 203-658-9400
          You may also wish to consult your own legal, tax and/or financial advisors with respect to any aspect of the proposed Transaction, the Conversion Contract or other matters discussed in this proxy statement.
          If you would like to request additional information from us, please do so by                     , 2006 in order to receive the information before the special meeting.
HOUSEHOLDING OF PROXY STATEMENT
          In accordance with Rule 14a-3(e)(1) under the Securities Exchange Act of 1934, one proxy statement may be delivered to two or more holders of our common stock who share an address, unless we have received contrary instructions from one or more of the holders of our common stock sharing that address. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a holder of common stock at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to holders of common stock who share an address, should be directed to                     .

INDEX TO DEFINED TERMS USED IN THIS PROXY STATEMENT

Term	Page Where Defined
Boe	13
Bopd	15
Closing Date	3
Company	2
Contract for Sale of Hydrocarbons	40
Conversion Contract	2
CVP	2
Delivery Points	40
Harvest Cayman	2
Harvest Holding	2
Harvest Vinccler	2
HNR Finance	2
MBbls	22
MBoe	22
MMcf	22
MEP	12
Mixed Company	2
OGTC	2
OHL	16
Original MOU	2
OSA	2
PDVSA	2
PPSA	2
Ryder Scott	13
SEC	23
SMU	2
Transaction	2
Us	2
Ventajas especiales	14
Vinccler	15
We	2
WTI	20

Appendix A
UNOFFICIAL TRANSLATION
MEMORANDUM OF UNDERSTANDING
Conversion to Empresa Mixta Process
This Memorandum of Understanding is celebrated between PDVSA PETROLEO, S.A. (“PPSA”), mercantile society registered in the Second Mercantile Registry of the Federal District and Miranda State Federal Circumscription on November 16, 1978, under No. 26, Book 127-A second, being the last statutes modification on December 13, 2002, as it is recorded in document registered in said Mercantile Registry, on December 19th, 2002, under No. 60, Book 193-A Second, represented in this act by citizen Rafael Ramírez Carreño, Venezuelan, of legal age, of this domicile and holder of Identity Card No. [                ], acting as President of the company, duly authorized for this act according to number one of the Twenty Fifth Clause of the Constitutive Document Statutes; CORPORACIÓN VENEZOLANA DEL PETRÓLEO, S.A. (“CVP”), mercantile society registered before the Second Mercantile Registry of the Federal District (currently Capital District) and Miranda State Judicial Circumscription, on December 23rd, 1975, under No. 24 Book 58-A Second, which Constitutive Document Statutes was included according to entry No. 141, Book 86-A Pro., dated November 13th, 1981, before the First Mercantile Registry of the Federal District (currently Capital District) and Miranda State Judicial Circumscription, again modified as it is registered in Act of Shareholders Extraordinary Assembly on September 30th, 2004, recorded before the Second Mercantile Registry of the Federal District (currently Capital District) and Miranda State Judicial Circumscription on October 27th, 2004, under No. 75, Book 179-A-Second, represented in this act by citizen Eulogio Del Pino, Venezuelan, of legal age, of this domicile and holder of the Identification Card No. [                ], acting in his condition of President of the company, and HARVEST VINCCLER, C.A. (“Harvest Vinccler”) (previously Benton Vinccler, C.A.) mercantile society domiciled in the city of Caracas and registered in the Mercantile Registry of the Federal District and Miranda State Judicial Circumscription on June 29th, 1993, under No. 13, Book 146-A Second, which last modification to the Constitutive Document –Statutes, in which the current social denomination is acquired, was performed according to Act of Shareholders Extraordinary Assembly on May 3rd, 2004, recorded before the Second Mercantile Registry of the Capital District and Miranda State Judicial Circumscription under No. 17, Book 65-A Second, represented in this act by its Director, James Arthur Edmiston III, American citizen, of legal age, domiciled in Houston, Texas, holder of the passport No. [                ] issued by the United States of America, whose nomination is certified in Act of Shareholders Assembly duly registered before the Mercantile Registry of the Federal District and Miranda State Judicial Circumscription on December 6th, 2004, under No. 39, Book 206-A Second, sufficiently authorized for this act.

UNOFFICIAL TRANSLATION
This Memorandum of Understanding describes the current state of the negotiations between Harvest-Vinccler C.A. (hereinafter “Harvest Vinccler”), PDVSA Petróleo, S.A. and Corporación Venezolana del Petróleo, S.A. (“CVP”), in connection with the migration to empresa mixta of the operating services agreement corresponding to the Monagas Sur Unit.
1.	Subject to all necessary approvals and conditions, including, all corporate approvals required by law or the charter and by-laws of the controlling entity or entities of Harvest-Vinccler C.V. and the National Assembly’s approval mentioned in Section 2 below:
(A) CVP and Harvest Vinccler will incorporate an empresa mixta, in which CVP will own sixty percent (60%) of the shares representing the capital stock (Class A shares) and Harvest Vinccler will own the remaining forty percent (40%) (Class B shares).
(B) The empresa mixta will be in charge of the development of the primary activities set forth in the Decree with Rank of Organic Hydrocarbons Law in the area specified in Annex A of the draft Conversion Contract referred to in letter (C);
(C) The terms and conditions of the migration to empresa mixta, including the charter and by-laws of the empresa mixta, shall be in substantial conformity with the draft Conversion Contract attached to this Memorandum of Understanding, it being understood that, as indicated in such draft, certain details are still pending and should be completed as soon as possible.
(D) As part of the migration to empresa mixta, CVP shall recognize, with effects on the Closing Date (as defined in Article 1.4 of the draft Contract for Conversion to Empresa Mixta attached to this Memorandum of Understanding), a credit in favor of HVCA in an amount to be agreed upon by CVP and Harvest Vinccler. The parties understand that the aforementioned recognition of such amount, as well as the transactions to be carried out on the Closing Date pursuant to Articles 1.4 and 2.1 of the draft Contract for the Conversion to Empresa Mixta attached to this Memorandum of Understanding, shall not be create taxable events within the Republic.
(E) Subject to all approvals and conditions set forth in this Memorandum of Understanding, the parties have reached an agreement on the basis of economic calculations that assumes a start of operations of the Empresa Mixta, including the execution of the Contract for Purchase and Sale of Hydrocarbons with PPSA, on April 1, 2006. Promptly after the Closing Date (as such term is defined in Article 1.4 of the draft Contract for

UNOFFICIAL TRANSLATION
the Conversion to Empresa Mixta attached to this Memorandum of Understanding), CVP and Harvest Vinccler shall agree to the necessary adjustments in order to obtain the same economic result that would have been obtained if the Closing Date would have occurred on April 1, 2006, taking into account the value of the hydrocarbons produced from April 1, 2006 until the Closing Date, the costs incurred by the parties in relation to such production, and the shareholding participations contemplated for CVP and Harvest Vinccler in the Empresa Mixta, as indicated in paragraph (A) above.
(F) CVP understands that Harvest Vinccler is considering a possible sale or exchange of its interest in the empresa mixta, referred in letter (A). Harvest Vinccler agrees that any sale or exchange will only be undertaken with the consent of CVP and the Ministry of Energy and Petroleum. CVP agrees to cooperate with Harvest Vinccler’s possible sale or exchange by (i) permitting Harvest Vinccler to share information with third parties, including copies of the Conversion Contract and the status of discussions; and (ii) meeting with potential purchasers to confirm the understandings of the parties for the conversion to and operations of the empresa mixta.
2.	It is expressly understood that the incorporation of the empresa mixta, and the conditions that will govern the performance of the primary activities by the empresa mixta, shall be subject to the prior approval of the Ministry of Energy and Petroleum and the National Assembly, in accordance with the Decree with Rank of Organic Hydrocarbons Law.
The parties hereto sign this Memorandum of Understanding in the City of Caracas, on March 31, 2006.

PDVSA PETRÓLEO, S.A.

____________

CORPORACIÓN VENEZOLANA DEL PETRÓLEO, S.A.

____________

HARVEST VINCCLER C.A.

____________

Appendix B
UNOFFICIAL TRANSLATION
MEMORANDUM OF UNDERSTANDING
Conversion to Empresa Mixta Process
This Memorandum of Understanding is celebrated between CORPORACIÓN VENEZOLANA DEL PETRÓLEO, S.A. (“CVP”), mercantile society registered before the Second Mercantile Registry of the Federal District (currently Capital District) and Miranda State Judicial Circumscription, on December 23rd, 1975, under No. 24 Book 58-A Second, which Constitutive Document Statutes was included according to entry No. 141, Book 86-A Pro., dated November 13th, 1981, before the First Mercantile Registry of the Federal District (currently Capital District) and Miranda State Judicial Circumscription, again modified as it is registered in Act of Shareholders Extraordinary Assembly on September 30th, 2004, recorded before the Second Mercantile Registry of the Federal District (currently Capital District) and Miranda State Judicial Circumscription on October 27th, 2004, under No. 75, Book 179-A-Second, represented in this act by citizen Eulogio Del Pino, Venezuelan, of legal age, of this domicile and holder of the Identification Card No. 11.041.914, acting in his condition of President of the company, and HARVEST VINCCLER, C.A. (“Harvest Vinccler”) (previously Benton Vinccler, C.A.) mercantile society domiciled in the city of Caracas and registered in the Mercantile Registry of the Federal District and Miranda State Judicial Circumscription on June 29th, 1993, under No. 13, Book 146-A Second, which last modification to the Constitutive Document –Statutes, in which the current social denomination is acquired, was performed according to Act of Shareholders Extraordinary Assembly on May 3rd, 2004, recorded before the Second Mercantile Registry of the Capital District and Miranda State Judicial Circumscription under No. 17, Book 65-A Second, represented in this act by its General Counsel, José María Rivas, Venezuelan citizen, of legal age, domiciled in Caracas, holder of the identity card No. 11.159.088 sufficiently authorized for this act by power of attorney filed before the Fifth Notary Public of Chacao, Capital District on October 21st 2005, under No. 25, volume 85 of the respective books held by said Notary..
This Memorandum of Understanding complements the Memorandum of Understanding subscribed by the parties on March 31st, 2006 (“First Memorandum of Understanding”), related to the migration to mixed company of the operations service agreement corresponding to the South Monagas Unit.
1.- Subject to all necessary approvals, including the mentioned in Section 2 bellow, and the corporate approvals required by law or the charter and by-laws of the controlling entity or entities of Harvest-Vinccler:
A.-	The mixed company referred to in Numeral 1 (A) of the First Memorandum of Understanding will be in charge of development of the primary activities set forth in the Decree with Rank of Organic Hydrocarbons Law, additionally to the South Monagas area, in the areas named Temblador,

Isleño and El Salto, which are delimited in Annex A of this Memorandum of Understanding.

B.-	The credit in favour of Harvest Vinccler, to which literal 1 (D) of the First Memorandum of Understanding refers, will be automatically and immediately cancelled after the Closing Date as that term is defined in the draft Conversion Contract attached to the First Memorandum of Understanding. The parties understand that effective on the Closing Date by adding the areas named Temblador, Isleño and El Salto to the mixed company referred to in Numeral 1 (A) of the First Memorandum of Understanding article 2.1 of the Conversion Contract will apply, including the waiver of claims by Harvest Vinccler against the Republic, the Mixed Company, PDVSA, PPSA, CVP and their respective affiliates.

C-	The draft Conversion Contract referred to in Numeral 1 (C) of the First Memorandum of Understanding will be adjusted to apply, mutatis mutandis, to the areas named Temblador, Isleño and El Salto.
2.- It is expressly understood that the direct award of the mentioned areas to the mixed company referred in numeral 1 (A) of the First Memorandum of Understanding shall be subject to the National Executive and National Assembly approval.
The parties do sign this Memorandum of Understanding in the city of Caracas on August 16th of 2006.

CORPORACION VENEZOLANA DE PETROLEO, S.A.

HARVEST VINCCLER, C.A.

ANNEX A
COMPLIMENTARY MEMORANDUM OF UNDERSTANDING
(Delimited Areas)

República Bolivariana de Venezuela

MINISTERIO DE ENERGÍA Y PETRÓLEO (MENPET)

Gobierno Bolivariano

Venezuela AHORA ES DE TODOS

Municipio Libertador (Edo. Monagas)
Municipio Maturín (Edo. Monagas)
ZONA DE POZOS PETROLEROS
CARABOBO (FAJA PETROLÍFERA DEL ORINOCO)

TEMBLADOR

SITUACION RELATIVA NACIONAL

Superficie Total del Área (Km2): 162,98

MINISTERIO DE ENERGÍA Y PETRÓLEO

DIRECCIÓN GENERAL DE EXPLORACIÓN, RESERVA Y TIERRA

MINISTERIO DE ENERGIA Y PETROLEO (MENPET)
olN del Area (Km2f: 162.SB
MINISTERIO DE ENERGIA Y PETROLEO
DIRECCION GENERAL DE
EXPLORACION, RESERVA Y TiERRA

TEMBLADOR

	COORDENADAS UTM 20
	DATUM LA CANOA		DATUM SIRGAS REGVEN
Punto	Este	Norte	Este	Norte

1	545949,00	999016,26	545757,46	998657,87
2	541638,13	996511,69	541446,60	996153,29
3	541684,75	996431,18	541493,22	996072,79
4	537351,56	993918,12	537160,04	993559,71
5	536598,93	995227,31	536407,41	994868,89
6	532276,19	992725,13	532084,69	992366,70
7	531526,25	994030,17	531334,74	993671,74
8	522855,06	989035,12	522663,58	988676,65
9	522350,92	989905,24	522159,44	989546,77
10	513688,65	984923,50	513497,21	984564,99
11	512683,63	986658,44	512492,17	986299,94
12	508222,67	984082,64	508031,23	983724,12
13	507212,82	985803,49	507021,38	985444,96
14	507206,01	987493,44	507014,56	987134,91
15	508245,38	987493,62	508053,93	987135,09
16	508245,00	989336,25	508053,54	988977,72
17	513341,26	989337,62	513149,79	988979,12
18	520341,70	993375,16	520150,21	993016,68
19	520841,96	992511,12	520650,48	992152,64
20	523445,99	993999,45	523254,49	993640,98
21	523035,93	994710,18	522844,43	994351,71
22	524754,93	995702,25	524563,43	995343,78
23	525172,56	994992,06	524981,05	994633,59
24	529532,37	997499,18	529340,85	997140,73
25	530029,00	996634,74	529837,48	996276,30
26	534360,24	999120,18	534168,71	998761,75
27	535850,12	996528,81	535658,60	996170,39
28	544494,68	1001526,18	544303,13	1001167,79
29	544996,24	1000659,81	544804,69	1000301,42
30	549314,87	1003160,56	549123,30	1002802,18
31	550316,06	1001432,18	550124,50	1001073,82
32	545997,76	998930,60	545806,21	998572,22

Página 1 de 1

República Bolivariana de Venezuela

Gobierno Bolivariano

Venezuela
AHORA ES DE TODOS

MINISTERIO DE ENERGÍA Y PETRÓLEO (MENPET)

MUNICIPIO INDEPENDENCIA (EDO. ANZOÁTEGUI)
CAMPO EL CBC
ZONA DE POZOS PETROLEROS
CONARE
1
2
3
4
5
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
122
123
124
125
126
127
128
460000
464000
468000
472000
476000
480000
484000
488000
492000
496000
500000
504000
508000

EL SALTO

SITUACION RELATIVA NACIONAL

R CARIBE
NUEVA ESPARTA
SUCRE
MONAGAS
ANZOATEGUI
BOLIVAR

☐ Superficie Total del Área (Km2): 475,00

MINISTERIO DE ENERGÍA Y PETRÓLEO

DIRECCIÓN GENERAL DE EXPLORACIÓN, RESERVA Y TIERRA

MINISTERIO DE ENERGIA Y PETROLED (MENPET)
SITUACION RELATIVA NACIONAL
Superde Total del Area (Km2): 475,00
MINiSTERIO DE ENERGIA Y PETR6LEO DIRECCION GENERAL DE EXPLORACI6N, RESERVAY
TJERRA

EL SALTO

	COORDENADAS UTM HUSO 20
	DATUM LA CANOA		DATUM SIRGAS-REGVEN
Punto	Este	Norte	Este	Norte

1	491754,38	986336,10	491562,95	985977,50
2	491509,79	986334,09	491318,36	985975,48
3	491506,46	986468,10	491315,03	986109,49
4	486460,32	986456,08	486268,90	986097,45
5	486460,31	986456,00	486268,89	986097,37
6	486460,00	986456,00	486268,57	986097,37
7	486478,00	980843,00	486286,60	980484,38
8	483421,21	980843,44	483229,81	980484,81
9	483417,96	979041,96	483226,57	978683,32
10	480738,89	979039,02	480547,50	978680,37
11	480740,81	976441,52	480549,44	976082,88
12	478006,32	976444,34	477814,95	976085,68
13	478007,31	978286,79	477815,93	977928,13
14	467010,88	978292,91	466819,51	977934,21
15	467013,00	980919,60	466821,62	980560,89
16	465297,00	983895,00	465105,61	983536,28
17	469833,00	986549,00	469641,59	986190,30
18	469810,00	986587,00	469618,59	986228,30
19	473847,00	988952,00	473655,58	988593,31
20	471856,09	992380,12	471664,66	992021,43
21	471856,07	992380,11	471664,63	992021,41
22	470989,03	993870,96	470797,58	993512,25
23	475830,86	996655,25	475639,40	996296,56
24	474982,45	998140,74	474790,98	997782,05
25	476991,60	998127,20	476800,13	997768,52
26	476994,28	999142,25	476802,81	998783,56
27	479446,20	999131,21	479254,73	998772,54
28	479446,81	999642,48	479255,33	999283,81
29	480703,32	999641,22	480511,84	999282,55
30	480702,92	998811,22	480511,45	998452,55
31	483818,48	998807,20	483627,01	998448,55
32	483818,45	995610,34	483626,99	995251,70
33	485675,53	995608,25	485484,07	995249,61
34	486880,59	995607,33	486689,13	995248,70
35	489008,36	995605,55	488816,89	995246,93
36	489009,18	998579,17	488817,69	998220,54
37	489210,07	998213,99	489018,59	997855,36
38	496717,89	1002543,40	496526,38	1002184,80

Página 1 de 4

EL SALTO

39	497256,08	1001581,34	497064,58	1001222,74
40	497252,71	1002237,73	497061,20	1001879,13
41	502728,26	1002237,73	502536,74	1001879,16
42	502749,94	1001630,65	502558,43	1001272,08
43	503224,31	1001906,25	503032,80	1001547,68
44	503238,97	1001902,25	503047,46	1001543,68
45	503266,59	1001912,01	503075,08	1001553,44
46	503272,94	1001914,25	503081,42	1001555,68
47	503281,53	1001920,81	503090,02	1001562,24
48	503285,61	1001923,94	503094,10	1001565,37
49	503295,16	1001931,23	503103,65	1001572,66
50	503329,11	1001963,29	503137,60	1001604,72
51	503376,07	1001990,29	503184,55	1001631,72
52	503377,08	1001990,42	503185,56	1001631,85
53	503418,72	1001994,81	503227,20	1001636,24
54	503420,76	1001994,62	503229,25	1001636,05
55	503435,18	1001993,24	503243,66	1001634,67
56	503443,59	1001981,71	503252,08	1001623,14
57	503451,94	1001970,25	503260,42	1001611,68
58	503446,12	1001909,46	503254,61	1001550,89
59	503446,08	1001909,21	503254,57	1001550,64
60	503448,18	1001879,27	503256,67	1001520,70
61	503448,19	1001879,26	503256,67	1001520,69
62	503448,19	1001879,25	503256,67	1001520,68
63	503456,87	1001868,91	503265,36	1001510,34
64	503490,11	1001829,29	503298,60	1001470,72
65	503503,44	1001820,25	503311,93	1001461,68
66	503512,34	1001814,19	503320,83	1001455,62
67	503608,34	1001800,19	503416,83	1001441,62
68	503609,63	1001800,28	503418,12	1001441,71
69	503643,13	1001802,21	503451,62	1001443,64
70	503668,95	1001804,39	503477,44	1001445,82
71	503670,53	1001804,50	503479,02	1001445,93
72	503703,09	1001807,25	503511,58	1001448,68
73	503718,54	1001805,88	503527,03	1001447,32
74	503737,04	1001804,22	503545,53	1001445,65
75	503737,89	1001804,03	503546,38	1001445,46
76	503788,19	1001791,25	503596,67	1001432,68
77	503793,45	1001787,87	503601,94	1001429,30
78	503809,99	1001777,24	503618,48	1001418,67
79	503819,08	1001774,39	503627,57	1001415,82
80	503832,22	1001770,25	503640,71	1001411,68
Página 2 de 4

EL SALTO

81	503850,58	1001773,75	503659,07	1001415,18
82	503864,07	1001776,29	503672,56	1001417,72
83	503887,48	1001777,83	503695,97	1001419,26
84	503893,00	1001778,19	503701,49	1001419,62
85	503897,17	1001776,35	503705,66	1001417,78
86	503922,35	1001765,23	503730,83	1001406,66
87	503944,07	1001750,63	503752,56	1001392,06
88	503949,19	1001747,19	503757,67	1001388,62
89	503953,89	1001744,40	503762,37	1001385,83
90	503974,33	1001732,23	503782,82	1001373,66
91	503987,39	1001725,91	503795,87	1001367,34
92	503996,97	1001721,25	503805,46	1001362,68
93	504027,16	1001719,25	503835,64	1001360,68
94	504060,28	1001735,19	503868,77	1001376,62
95	504067,60	1001740,38	503876,09	1001381,81
96	504094,23	1001759,23	503902,72	1001400,67
97	504142,02	1001779,27	503950,51	1001420,70
98	504159,21	1001787,29	503967,70	1001428,72
99	504175,98	1001785,29	503984,47	1001426,72
100	504181,61	1001777,72	503990,10	1001419,15
101	504193,16	1001762,19	504001,64	1001403,62
102	504193,17	1001753,17	504001,66	1001394,60
103	504193,17	1001743,22	504001,66	1001384,65
104	504175,15	1001704,20	503983,64	1001345,64
105	504148,32	1001680,27	503956,81	1001321,70
106	504138,11	1001674,17	503946,60	1001315,60
107	504118,13	1001662,25	503926,61	1001303,68
108	504098,76	1001650,51	503907,25	1001291,94
109	504085,02	1001642,20	503893,51	1001283,63
110	504048,97	1001626,27	503857,45	1001267,71
111	504047,76	1001617,21	503856,25	1001258,65
112	504046,03	1001604,25	503854,52	1001245,68
113	504046,04	1001604,24	503854,52	1001245,67
114	504046,04	1001604,24	503854,52	1001245,67
115	504046,68	1001602,29	503855,17	1001243,72
116	504054,00	1001580,19	503862,49	1001221,62
117	504073,28	1001551,19	503881,77	1001192,62
118	504082,05	1001544,13	503890,54	1001185,56
119	504093,00	1001535,29	503901,48	1001176,72
120	504094,17	1001534,99	503902,66	1001176,42
121	504151,28	1001519,25	503959,77	1001160,68
Página 3 de 4

EL SALTO

122	504268,26	1001322,95	504076,75	1000964,39
123	499946,75	998828,93	499755,26	998470,34
124	502901,26	993598,10	502709,79	993239,53
125	498599,81	991123,10	498408,35	990764,52
126	497812,77	992483,16	497621,31	992124,58
127	493027,74	989712,09	492836,29	989353,49
128	491755,52	991934,73	491564,07	991576,12
129	491754,38	986336,10	491562,95	985977,50
Página 4 de 4

República Bolivariana de Venezuela

MINISTERIO DE ENERGÍA Y PETRÓLEO (MENPET)

Gobierno Bolivariano

Venezuela AHORA ES DE TODOS

Municipio Uracoa (Edo. Monagas)
Municipio Libertador (Edo. Monagas)
TEMBLADOR
CARABOBO (FAJA PETROLÍFERA DEL ORINOCO)

EL ISLEÑO

SITUACION RELATIVA NACIONAL

Superficie Total del Área (Km2): 117.82

MINISTERIO DE ENERGÍA Y PETRÓLEO

DIRECCIÓN GENERAL DE EXPLORACIÓN, RESERVA Y TIERRA

EL ISLENO SITUACION RELATIVA NACIONAL WIINISTERIO DE ENERGIA Y PETROLEO (MENPET)
CD
WIINISTERIO DE ENERGiA Y PETROLEO
DIRECCI6N GENERAL DE
EXPLORACION, RESERVA Y TIERRA

EL ISLEÑO

	COORDENADAS UTM HUSO 20
	DATUM LA CANOA		DATUM SIRGAS REGVEN
Punto	Este	Norte	Este	Norte

1	546699,06	987813,43	546507,56	987455,06
2	546975,06	987309,75	546783,56	986951,38
3	549156,04	988556,65	548964,52	988198,29
4	549378,69	988144,81	549187,18	987786,45
5	551547,31	989402,48	551355,79	989044,13
6	551567,24	989368,28	551375,72	989009,92
7	561480,08	989382,12	561288,55	989023,81
8	562708,44	990086,50	562516,90	989728,19
9	563113,26	989384,61	562921,73	989026,31
10	565532,95	989388,53	565341,42	989030,23
11	568048,81	990834,06	567857,27	990475,78
12	569036,81	989126,13	568845,27	988767,85
13	569196,71	988832,10	569005,17	988473,82
14	569214,77	988817,05	569023,23	988458,77
15	570020,74	987421,12	569829,20	987062,84
16	565710,81	984889,08	565519,30	984530,79
17	561383,56	982387,06	561192,06	982028,76
18	560382,00	984118,00	560190,49	983759,69
19	560375,96	985690,19	560184,45	985331,88
20	555044,87	985679,70	554853,36	985321,37
21	554038,00	985105,00	553846,50	984746,67
22	554046,00	985079,00	553854,50	984720,66
23	554047,00	984115,00	553855,50	983756,67
24	550900,00	984113,00	550708,51	983754,65
25	550900,00	984409,42	550708,50	984051,08
26	549227,00	983442,06	549035,51	983083,71
27	548998,38	983837,01	548806,89	983478,65
28	545908,53	983833,41	545717,05	983475,05
29	543898,89	982671,01	543707,41	982312,63
30	542360,56	985331,06	542169,07	984972,68
Página 1 de 1

Appendix C
UNOFFICIAL TRANSLATION
CONTRACT FOR
CONVERSION TO A MIXED COMPANY
BETWEEN
CORPORACIÓN VENEZOLANA DEL PETRÓLEO, S.A.
AND
HARVEST-VINCCLER, C.A.
AUGUST ___ , 2006

INDEX

Article 1. INCORPORATION OF THE MIXED COMPANY		3
1.1	Incorporation	3
1.2	Purpose	3
1.3	Capital	4
1.4	Transactions on the Closing Date	4
1.5	Other Contributions or Loans	4
1.6	Failure to Make Contributions or Loans	6
1.7	Business Plan	7
1.8	Sole Risk Projects.	7
1.9	Policies and Procedures of the Mixed Company.	8
1.10	Compliance with Applicable Law	9
Article 2. CANCELLATION OF THE OPERATING AGREEMENT		9
2.1	Liabilities	9
2.2	Environmental Claims.	10
Article 3. SALE OF HYDROCARBONS		10
Article 4. OPERATION, PERSONNEL AND TECHNOLOGY		10
4.1	Operating Company	10
4.2	Personnel	11
4.3	Technology	11
Article 5. TERM		12
Article 6. ASSIGNMENT AND TRANSFERS OF SHARES		12
6.1	Assignment	12
6.2	Transfer of Shares	12
6.3	Change of Control of Participating Companies.	13
Article 7. APPLICABLE LAW AND JURISDICTION		14
Article 8. AMENDMENTS AND WAIVERS		14
Article 9. CAPACITY AND REPRESENTATIONS OF THE PARTIES		14
9.1	Basic Representations of the Parties.	14
9.2	Certain Practices.	15
Article 10. NOTICES		15
Article 11. ENTIRE AGREEMENT		16
Article 12. HEADINGS AND REFERENCES		16

Article 13. LANGUAGE	17
Article 14. COUNTERPARTS	17

CONTRACT FOR
CONVERSION TO A MIXED COMPANY
     This contract (hereinafter the “Contract”) is entered into on the ___day of August, 2006, between CORPORACIÓN VENEZOLANA DEL PETRÓLEO, S.A. (hereinafter “CVP”), a corporation duly incorporated in accordance with the laws of the Bolivarian Republic of Venezuela (hereinafter the “Republic”), registered in the Second Commercial Registry of the Judicial Area of the Distrito Federal (currently Distrito Capital) y Estado Miranda on December 23, 1975, under N° 24, Volume 58-A Segundo, which Charter and By-laws were reinstated as evidenced from registration N° 141, Volume 86-A Pro., of November 12, 1981, made in the First Commercial Registry of the Judicial Area of the Distrito Federal (currently Distrito Capital) y Estado Miranda, amended thereafter as evidenced by the Minutes of the Special Shareholders’ Meeting dated September 30, 2004, filed in the Second Commercial Registry of the Judicial Area of the Distrito Federal (currently Distrito Capital) y Estado Miranda, on October 27, 2004 under N° 75, Volume 179-A-Sgdo., represented herein by Eulogio Del Pino, Venezuelan, of legal age, domiciled herein, and bearer of Identity Card N° 11.041.914, acting in his capacity as President of the company; and HARVEST-VINCCLER, C.A. (hereinafter “Harvest Vinccler”) (formerly Benton Vinccler, C.A.), a corporation domiciled in the city of Caracas and registered in the Second Commercial Registry of the Judicial Area of the Distrito Federal y Estado Miranda, on June 29, 1993, under No. 13, Volume 146-A Sgdo., which last amendment to its Charter and By-laws in which it acquired its current corporate name was made as evidenced by the Minutes of the Special Shareholders’ Meeting dated May 3, 2004, registered in the Second Commercial Registry of the Judicial Area of the Distrito Capital y Estado Miranda under N° 17, Volume 65-A-Sgdo.; represented herein by its Director James Arthur Edmiston III, American, of legal age, domiciled in the City of Houston, Texas and bearer of Passport No. 133151669 issued by the United States of America, which appointment is evidenced by the Minutes of Shareholders’ Meeting duly registered in the Commercial Registry of the Judicial Area of the Distrito Capital y Estado Miranda on December 6, 2004, under N° 39, Volume 206-A-Sgdo., duly authorized hereof (CVP and Harvest Vinccler shall hereinafter be referred to collectively as the “Parties” and individually as a “Party”).
     WHEREAS, (i) Lagoven, S.A., as one party, and Benton Oil and Gas Co. and Venezolana de Inversiones y Construcciones Clerico, C.A. (Vinccler, C.A.), as the other party, both as members of the Benton-Vinccler Consortium; signed the document named Convenio de Servicios de Operación Unidad Monagas Sur dated July 31, 1992 (hereinafter, and including all of its addenda and modifications, the “Operating Agreement”), and (ii) subsequently, PDVSA Petróleo, S.A. (hereinafter “PPSA”) and Harvest Vinccler became Parties to the Operating Agreement;

     WHEREAS, on April 12, 2005, the Ministry for Energy and Petroleum of the Republic (hereinafter the “Ministry”) issued Instructions to the respective Boards of Directors of Petróleos de Venezuela, S.A. (hereinafter “PDVSA”) and of CVP, based on the reasons set forth in such text, for the conversion of the Operating Agreement to the form of a mixed company in which the State or an entity owned by the State will have control by virtue of a majority participation in the capital stock, in accordance with the Decreto con Fuerza de Ley Orgánica de Hidrocarburos published in the Official Gazette of the Republic No. 37,323 on November 13, 2001 (hereinafter the “Organic Hydrocarbons Law”);
     WHEREAS, on August 4, 2005, Harvest Vinccler and PPSA signed a Convenio Transitorio with the purpose of agreeing on the conversion to a mixed company that has as its purpose to carry out the activities of exploration in search of hydrocarbons reservoirs, their extraction in their natural state, initial gathering, transportation and storage referred to in Article 9 of the Organic Hydrocarbons Law (hereinafter the “Primary Activities”);
     WHEREAS, on October 18, 2005, an Executive Transitory Committee was established for the purpose of planning for the year 2006 the operations carried out by Harvest Vinccler in the Monagas Sur area and to coordinate the conversion to a mixed company;
     WHEREAS, on November 4, 2005, the Ministry issued complementary Instructions to the Boards of Directors of PDVSA and CVP, in relation to the process of conversion to a mixed company;
     WHEREAS, in accordance with Article 33 of the Organic Hydrocarbons Law, the National Assembly has approved the formation of a mixed company , which shall be incorporated in accordance with this Contract and the conditions that will govern the conduct of Primary Activities by such mixed company by virtue of the Acuerdo published in the Official Gazette of the Republic No. 38.430 on May 5th, 2006 (hereinafter the “Acuerdo of the National Assembly”), which is attached to this Contract as Annex A; and
     WHEREAS, in compliance with the provisions of the last paragraph of Article 37 of the Ley Orgánica de Hidrocarburos, the Council of Ministers has approved the direct selection of the Mixed Company that will be incorporated in accordance with this Contract, and the Ministry has resolved thereupon, by means of Resolution N° 141 published in the Official Gazette of the Republic No. 38.462 on June 20, 2006; which is attached to this Contract as Annex B;
     WHEREAS, the National Executive, duly authorized by the National Assembly and in accordance with Article 101 of the Ley Orgánica de la Administración Pública, has authorized the formation of the mixed company that will be incorporated in accordance with this Contract, by means of the Decree published in the Official Gazette of the Republic No. 38.464 on June 22, 2006 (hereinafter the “Decree of Formation”), which is attached to this Contract as Annex C; and

     WHEREAS, in compliance with the provisions of Article 23 of the Ley Orgánica de Hidrocarburos, the Ministry has delimited the geographical areas in which the Mixed Company incorporated in accordance with this Contract may operate (hereinafter the “Delimited Areas”) by means of Resolution N° 174, published in the Official Gazette of the Republic N° 38.467 on June 27, 2006, which is attached to this Contract as Annex D.
     NOW, THEREFORE, the Parties agree as follows:
ARTICLE 1.
INCORPORATION OF THE MIXED COMPANY
          1.1 Incorporation. Promptly after the date hereof, the Parties shall incorporate Petrorinoco, S. A. (hereinafter the “Mixed Company”), in accordance with the form of Charter and By-laws attached hereto as Annex E, the terms and conditions of the Acuerdo of the National Assembly and the provisions of the Commercial Code.
          1.2 Purpose. The purpose of the Mixed Company shall be to carry out Primary Activities in the Designated Areas in accordance with the terms and conditions set forth in the Acuerdo of the National Assembly, in the Decree of Formation and in the Decree that transfers to the Mixed Company the right to carry out the Primary Activities in the Designated Areas (hereinafter the “Transfer Decree”, the proposed terms of which are included in Annex F). In addition, the Mixed Company is authorized to render services in exchange for arm’s length prices to other mixed companies, to companies owned exclusively by the State or to other entities, provided that the rendering of such services is in the interests of the Mixed Company, it being understood that (i) the principal purpose of the Mixed Company is the carrying out of the Primary Activities and the rendering of such services may not prejudice the carrying our of such principal object, and (ii) the foregoing does not contemplate either the provision of petroleum services to third parties outside of the Designated Areas or the transfer of technology to third parties.
          1.3 Initial Capital and Ownership Interests. The initial capital stock of the Mixed Company shall be one billion Bolívares (Bs.1,000,000,000) and shall consist of one hundred thousand (100,000) shares of common stock with a par value of ten thousand Bolívares (Bs. 10,000) each, which shall be classified as Class A and Class B. The Parties shall make the capital contributions necessary to incorporate the Mixed Company in cash and in proportion to their stock ownership in the Mixed Company by means of wire transfer to the account that it may designate. The initial stock ownership of the Parties in the Mixed Company shall be as follows:

CVP:	60,000 Class A shares, representing a 60% interest in the capital stock of the Mixed Company.

Harvest Vinccler:	40,000 Class B shares, representing a 40% interest in the capital stock of the Mixed Company.

In accordance with the Organic Hydrocarbons Law, the State, directly or through companies or entities that it owns exclusively, must at all times own more than a fifty percent (50%) interest of the capital stock of the Mixed Company.
          1.4 Transactions on the Closing Date. On the date that CVP fixes (hereinafter the “Closing Date”), which shall be (i) within the course of ten (10) calendar days (hereinafter “Days”) following the date on which the Transfer Decree is published in the Official Gazette of the Republic, and (ii) notified to Harvest Vinccler at least five (5) Days in advance, the Parties shall effect the following transactions with the Mixed Company:
          (A) Fourteen Billion Bolívares (Bs. 14,000,000,000) must be contributed in cash by the Parties in proportion to their stock ownership in the Mixed Company, by means of wire transfers of funds to the bank account of the Mixed Company that it designates;
          (B) Harvest Vinccler shall (i) transfer to the Mixed Company ownership of all of the tangible assets located in the Republic that are owned by Harvest Vinccler and utilized in connection with the operations derived from the Operating Agreement prior to the Closing Date, which are listed in Annex G, and (ii) exercise its best efforts to assign to the Mixed Company the contracts, permits and rights (including, among others, easements, water rights, rights-of-way and surface rights) which pertain to the petroleum operations carried out pursuant to the Operating Agreement prior to the Closing Date, and are listed in Annex G, it being understood that all contracts that are not listed in such Annex shall be maintained under the exclusive responsibility of Harvest Vinccler; and
          (C) CVP shall (i) ensure that the tangible assets of PPSA that are used in the activities carried out under the Operating Agreement, which are listed in Annex H, are immediately made available to the Mixed Company for the carrying out of its activities, and that thereafter ownership thereof is transferred as soon as possible to the Mixed Company, complying with applicable legal formalities, (ii) exercise best efforts to ensure that PPSA assigns to the Mixed Company the contracts, permits and rights (including, among others, easements, water rights, rights-of-way and surface rights) which pertain to petroleum operations carried out pursuant to the Operating Agreement prior to the Closing Date and are listed in Annex H, and (iii) ensure that PPSA enters into the Contract for Sale and Purchase of Hydrocarbons with the Mixed Company in accordance with the form attached hereto as Annex K.
It is understood and agreed that the assets and rights referred to in clauses (B) and (C) of this Article 1.4 shall be transferred to the Mixed Company in the condition in which they exist (“as is”), without any cost or charge and without the Parties agreeing to any express or implied guarantee with respect to the condition of such assets and rights at the time of transfer, but with guaranty of title and of non-existence of liens over them. The Parties will agree in good faith on the value of the non-monetary assets contributed. Except for the part of the contribution in cash set forth in clause (A) of this Article 1.4 that corresponds to the par value of the shares to be issued to the shareholders in proportion to their participation in the capital of the Mixed Company, the value of all other contributions made to the Mixed Company pursuant to this Article 1.4 shall be reflected in the financial statements of the Mixed Company as paid-in surplus. The Parties understand that the transactions contemplated in this Article 1.4 and in Article 2.1 will not generate any tax liabilities in the Republic.
          1.5 Other Contributions or Loans. The Shareholders’ Meeting of the Mixed Company may from time to time request from the Parties, in accordance with the Business Plan referred to in Article 1.7, additional contributions or loans (at arm’s length conditions) that it deems necessary for the performance of its corporate purpose. All additional contributions or loans made by the Parties to the Mixed Company shall be made in proportion to their respective ownership interests in the Mixed Company, in United States of America dollars by wire transfer of funds to the bank account of the Mixed Company that it designates within a period of thirty (30) Days after the date on which such contributions or loans are requested by the Shareholders’ Meeting of the Mixed Company. No later than five (5) Days prior to expiration of the agreed term to make an additional contribution or loan, each Party shall have the right to require written confirmation from the other Party that it is willing to make its share of the contribution or loan in question, and to suspend its payment of the contribution or loan until it has received such confirmation. In the event it is authorized by the Shareholders’ Meeting, the Mixed Company will seek to obtain financing for its working capital and for investment projects on terms and conditions deemed appropriate by the Shareholders’ Meeting, which terms and conditions should be in accordance with standards in the financial market and consistent with this Contract, the Business Plan mentioned in Article 1.7, the policies and procedures of the Mixed Company referred to in Article 1.9 and the Charter and By-laws of the Mixed Company.
          1.6 Failure to Make Contributions or Loans. In the event that either Party (hereinafter the “Debtor Party”) does not comply with its obligation to make any contribution or loan on the date such contribution or loan was due (hereinafter the “Contribution Date”):
          (A) The other Party shall have the right, but not the obligation, to make such contribution or loan on behalf of the Debtor Party within the period of thirty (30) Days following the Contribution Date, in which case the Debtor Party shall be obligated to reimburse the other Party (hereinafter “the Creditor Party”) for all funds contributed or granted as loans on behalf of the Debtor Party within one hundred and twenty (120) Days following the date that such funds are paid in the name of the Debtor Party, together with all interest accrued from the date such funds are paid on behalf of the Debtor Party to the date on which the amounts owed are totally reimbursed by the Debtor Party at an annual rate equal to LIBOR plus ten (10) percentage points. For purposes of this Article 1.6(A), LIBOR means, for each consecutive period of thirty (30) Days, the London Inter-Bank Offering Rate for a month as indicated in the Telerate page 3750 at 11:00 a.m. (London time) on the first Day of the applicable period or, if commercial banks are not open for international operations in London on such Day, the rate on the next Day on which banks in London are open for international operations. The Debtor Party shall have no right to receive dividends from the Mixed Company until the date on which it fully pays all amounts owed to the Creditor Party. Any annual dividend payment, advanced dividend (loan to shareholders), reduction of capital or return of paid-in surplus that corresponds to the shares of the Debtor Party and which is effected before payment in full of all amounts owed by the Debtor Party, will be paid to the Creditor Party and will be credited against the amounts owed by the Debtor Party until, after deducting any tax that may be applicable, all amounts owed, including interest, have been paid. Until the date on which the Debtor Party fully pays all amounts owed to the Creditor Party, the latter shall not be obligated to make contributions or grant loans to the Mixed Company.
          (B) If the Debtor Party is Harvest Vinccler and the amounts owed are not paid in their entirety within one hundred and twenty (120) Days from the Contribution Date, CVP shall have the right (assuming that CVP has made its contribution or loan), at its election, to (i) apply the provisions of Article 1.6(A) or (ii) demand the transfer in its favor, at the price established in the next sentence, of the number of Class B shares of the Mixed Company owned by Harvest Vinccler that is necessary to repay the total amount of the unpaid indebtedness calculated in accordance with Article 1.6(A). (unless the amounts owed have been fully paid before the exercise of the option set forth in this clause (ii)). For the purposes of this Article 1.6(B), the price of the Class B shares of the Mixed Company owned by Harvest Vinccler shall be equal to the average of the valuations of such shares made by two (2) internationally recognized independent experts, one to be designated by CVP and the other by Harvest Vinccler, provided that: (a) if any of the Parties does not designate an independent expert during a period of thirty (30) Days following the date on which CVP shall have notified its decision to demand the transfer of the shares, the Minister of Energy and Petroleum (hereinafter the “Minister”) may designate such expert on behalf of such Party; (b) the independent experts so designated shall present their valuations within ninety (90) Days after their appointment; (c) if one of such valuations exceeds the other by more than fifteen percent (15%), either Party shall have the right to request new valuations by two (2) new internationally recognized independent experts, which shall be designated in the same manner as the ones previously designated (the same procedure will be repeated until the Parties either agree on the price of the Class B shares or the new valuations of the independent experts do not differ by more than fifteen percent); (d) the fees of such independent experts shall be paid in equal parts by the Parties; and (e) CVP shall not have the obligation to accept the results of such valuations and the transfer of the shares, maintaining the application of Article 1.6(A) with respect to the amounts owed in case that CVP elects not to receive the transfer of such shares. The shares which Harvest Vinccler transfers to CVP by application of this Article 1.6(B) shall automatically be converted into Class A shares of the Mixed Company.
          1.7 Business Plan. The Mixed Company shall undertake its operations in accordance with the business plan that is attached hereto as Annex I (“hereinafter the

“Business Plan”). The work programs and budgets that are adopted annually pursuant to the Charter and By-laws of the Mixed Company shall be consistent with the Business Plan, it being understood that the Business Plan may be modified by decision of the Shareholders’ Meeting of the Mixed Company in accordance with its Charter and By-laws.
          1.8 Sole Risk Projects. In the event that CVP notifies Harvest Vinccler by means of a detailed proposal to that effect presented for the consideration of the Shareholders’ Meeting of the Mixed Company, of CVP’s intention that the Mixed Company carry out a new investment project that can be technically and economically segregated from the ongoing petroleum operations of the Mixed Company, then Harvest Vinccler shall, within thirty (30) Days following the date of receipt of the notification from CVP, notify CVP of its agreement or disagreement with the new project. In the case that Harvest Vinccler does not notify its disagreement within such period, it shall be deemed to have agreed and the new project shall be carried out by the Mixed Company. In the case that Harvest Vinccler notifies its disagreement within such period, CVP shall have sixty (60) Days from the date of receipt of such notice from Harvest Vinccler to decide whether it wishes to proceed with the new project at its sole risk (hereinafter the “Sole Risk Project”). If CVP decides to proceed in that manner, it shall so notify Harvest Vinccler within such period of sixty (60) Days. The Parties shall negotiate in good faith and agree, within a period of sixty (60) Days commencing with the date of receipt by Harvest Vinccler of such notice, on the means of separating the Sole Risk Project from the ongoing operations of the Mixed Company, including the waiver by the Mixed Company of any rights relating to the Sole Risk Project, such that CVP or an affiliate thereof can proceed with the Sole Risk Project exclusively assuming the risks and costs derived therefrom. The Mixed Company will act as operator for the Sole Risk Project, provided that: (a) all investment, costs, expenses and liabilities related to the Sole Risk Project shall be borne by CVP or its affiliate in a direct manner through the appropriate advances of funds to the Mixed Company, which must maintain such funds separately from its own funds and keep separate accounting records of the same and of the associated investments, expenses, and liabilities, and (b) the Mixed Company shall not have any participation in production or revenues generated by the Sole Risk Project, but shall have the right to receive remuneration for the services rendered based on the cost of such services and taking into consideration the market prices of similar services. Sole Risk Projects shall not interfere or affect in a negative and substantial manner the existing or planned petroleum operations of the Mixed Company. CVP or its affiliate shall indemnify the Mixed Company for any loss, cost, expense, damage or other responsibility suffered or incurred by the Mixed Company resulting from Sole Risk Projects, and shall maintain the Designated Areas free and clear of any liens that may be created in relation to or resulting from Sole Risk Projects.
          1.9 Policies and Procedures of the Mixed Company. The Mixed Company shall adopt policies and procedures governing its operations, including, among others, policies and procedures for safety, health and environment, contracting, maintenance of insurance, accounting, banking and treasury, and human resources, following the guidelines established by CVP. To the extent possible, such policies and procedures shall be consistent with the policies and procedures of PDVSA and the ultimate parent company of Harvest Vinccler, it being understood that nothing in such policies and procedures may alter the respective rights and obligations of the Parties under this Contract or the Charter and By-laws of the Mixed Company. Attached as Annex J to this Contract are certain of the initial policies and procedures of the Mixed Company, it being understood that such policies and procedures will be modified by the Parties in accordance with the principles established in this Article 1.9. In all cases, the policies and procedures of the Mixed Company shall have as their objective that the Mixed Company carries out its operations in an efficient and transparent manner, in accordance with prudent petroleum industry practices and applicable laws, it being understood that, in the event of conflict, the applicable laws shall prevail over petroleum industry practices. The Mixed Company shall maintain bank accounts outside of the Republic, in which it may keep sufficient funds to make all payments that must be made abroad, including, but not limited to, those related to dividend distributions, reductions in capital, purchases, debt services (including those relating to loans from shareholders), and contractors’ and suppliers’ fees and expenses. These funds may come from any source, including sales, shareholders’ contributions or loans or third party financing.
          1.10 Compliance with Applicable Law. In the conduct of its operations the Mixed Company will comply with the terms and conditions of the Acuerdo of the National Assembly, the Decree of Formation, the Transfer Decree and the Organic Hydrocarbons Law and its Regulations, as well as all other legal provisions applicable in the Republic. Neither Party shall take any action or decision which constitutes grounds for revocation of the Transfer Decree or any other permit, license or authorization of any kind required for the conduct of the operations of the Mixed Company. The Mixed Company shall be responsible for the producing and filing of tax returns with the competent tax authorities of the Republic, as well as, subject to applicable legislation, the payment of the rates, taxes and contributions, as well as the requesting of refunds when applicable.
ARTICLE 2.
CANCELLATION OF THE OPERATING AGREEMENT
          2.1 Liabilities. Harvest Vinccler acknowledges and accepts the cancellation of the Operating Agreement , effective on the Closing Date and without the need for any additional act or instrument, without Harvest Vinccler or any of its affiliates having a right to receive any compensation derived from the Operating Agreement (except for the payments corresponding to the first quarter of 2006 calculated as set forth in the Transitory Agreement) or without Harvest Vinccler, or any of its affiliates, being able to assert any claim as a consequence of the cancellation of the Operating Agreement. Harvest Vinccler shall defend and indemnify the Republic, the Mixed Company, PDVSA, PPSA, CVP and their respective affiliates for any action, claim, judgment, lawsuit, loss, cost, expense, damage or other liability arising from or related to the Operating Agreement or to any activities derived therefrom, it being understood that this obligation to indemnify does not extend to liabilities (i) attributable to acts or omissions of PPSA or (ii) derived from circumstances or activities of any person prior to the date of execution of the Operating Agreement. Harvest Vinccler’s indemnification obligation shall include any third-party claim of any nature arising from acts or omissions of Harvest Vinccler in connection with the Operating Agreement on or prior to the Closing Date, it being understood that for these purposes the Republic, PDVSA, PPSA, CVP and their respective affiliates shall not be considered as third parties. The Mixed Company shall not assume any liabilities derived from the activities and the acts or omissions of Harvest Vinccler relating to the Operating Agreement (including, without limitation, labor liabilities and those derived from contributions other than taxes such as those provided for in the Ley del INCE, the Instituto Venezolano del Seguro Social and the Ley que Regula el Subsistema de Seguridad Social, de Vivienda y Política Habitacional), from the cancellation of the Operating Agreement, or from acts or omissions of CVP, PPSA, PDVSA or their respective affiliates done prior to the commencement of operations under the Operating Agreement.
          2.2 Environmental Claims. Without limiting the generality of the foregoing, the Mixed Company shall not assume any responsibility for environmental claims or liabilities arising from operations or events prior to the date of the Decreto de Transferencia. The Parties shall prepare or cause to be prepared by an internationally renowned environmental consulting company an environmental audit in accordance with applicable regulations and standard petroleum industry practices for the purpose of determining the environmental conditions existing in the Designated Areas on the Closing Date. Such environmental audit shall include a base line natural physical environment study, which shall constitute full proof of the existing environmental conditions. The environmental audit done at the beginning of operations under the Operating Agreement shall constitute full proof of the environmental conditions existing in the area at such time.
ARTICLE 3.
SALE OF HYDROCARBONS
     The Mixed Company shall sell to PPSA, or any other of the entities referred to in article 27 of the Organic Hydrocarbons Law that is designated by PPSA, all the liquid and gaseous hydrocarbons that it produces in the Designated Areas, except for the liquid hydrocarbons and associated natural gas that the Mixed Company utilizes in its operations or for payment of royalties that the National Executive may have decided to receive in kind. Such sales shall be in accordance with the form of Contract for Sale and Purchase of Hydrocarbons attached to this Contract as Annex K.
ARTICLE 4.
OPERATION, PERSONNEL AND TECHNOLOGY
          4.1 Operating Company. The Mixed Company shall be the operating company of the Designated Areas and, provided that it may not forego its function as operator, the Mixed Company may enter into such service agreements as it deems necessary for the implementation of its operations. The Parties shall cooperate to ensure a successful and safe transfer of the operations in the Designated Areas to the Mixed Company.
          4.2 Personnel. Harvest Vinccler shall use its best efforts to transfer or second to the Mixed Company the technicians and other experts that the Board of Directors of the Mixed Company may reasonably request for the performance of the Primary Activities in the Designated Areas, whose fees or salaries shall be borne by the Mixed Company (either directly in case such experts become employees of the Mixed Company, or through secondment agreements). Harvest Vinccler agrees to train the personnel designated by the Board of Directors of the Mixed Company to replace any of the employees transferred or seconded by Harvest Vinccler. During the first two (2) years of operations of the Mixed Company, the expenses of such training shall be the sole cost of Harvest Vinccler up to an amount of Sixty Thousand United States of America dollars (US$ 60,000), such expenses being the cost of the Mixed Company after such period has elapsed. In case that it is required by the Board of Directors of the Mixed Company, Harvest Vinccler shall also train other employees of the Mixed Company, in which case the cost of such training shall be the sole cost of the Mixed Company. The appointment of all management personnel for the Mixed Company shall be subject to the prior approval of CVP. A percentage of such management personnel equivalent to the ownership percentage of Harvest Vinccler in the Mixed Company shall be nominated by Harvest Vinccler. The management of the Mixed Company shall be composed of first line executives that shall occupy the offices of General Manager, Technical and Operations Manager, Manager of Human Resources, Manager of External Affairs, Purchasing Manager, Systems Manager, Planning Manager, Manager of Administration and Finances, Legal Manager, and Manager of Safety, Health and Environment. The General Manager shall be nominated by CVP and the Technical and Operations Manager shall be nominated by Harvest Vinccler. The Mixed Company shall also have a Manager of Prevention and Control of Losses who, due to the nature of his functions, shall be nominated by CVP. The Parties agree that certain of these positions may be filled by personnel of CVP or Harvest Vinccler who are seconded to the Mixed Company on a part-time basis and performs similar functions in other mixed companies or in companies holding non-associated natural gas licenses in the Republic. The management structure of the Mixed Company shall be reviewed periodically by the Parties for the purpose of assuring that it responds to the objectives and purpose of the Mixed Company.
          4.3 Technology. To the extent it is legally possible, Harvest Vinccler shall put at the Mixed Company’s disposal the rights to utilize the most modern and efficient technologies available to Harvest Vinccler and its affiliates at present for the development of the petroleum operations in the Designated Areas. It is understood that neither Harvest Vinccler nor any of its affiliates shall charge the Mixed Company any fees, royalties or charges for licenses or other rights of use for the technologies owned by Harvest Vinccler or its affiliates, except for expenses necessary to put such technologies at the disposition of the Mixed Company. In every negotiation held with Harvest Vinccler’s technology suppliers, Harvest Vinccler shall use its best efforts to obtain the necessary contractual rights to permit the continuous transfer and application of the technology relevant to the Mixed Company’s business. The Mixed Company will maintain the confidentiality of such transferred technologies.
ARTICLE 5.
TERM
     This Contract shall be effective commencing on the date indicated at the beginning hereof and shall continue in effect until the date on which the first of the following events occurs: (i) CVP or any other entity directly or indirectly owned by the State acquires all of the issued and outstanding shares of the Mixed Company, or (ii) the right to carry out Primary Activities granted pursuant to the Transfer Decree shall terminate, whether such termination occurs at the expiration of the maximum term set forth in the Acuerdo of the National Assembly or earlier as a result of the revocation of the Transfer Decree in accordance with the terms and conditions of the Acuerdo of the National Assembly and the Ley Orgánica de Hidrocarburos. Notwithstanding the foregoing, in the event that within thirty (30) Days after the date of this Contract (a) the Transfer Decree is not published in the Official Gazette of the Republic or (b) PPSA and the Mixed Company have not executed the Contract for Sale and Purchase of Hydrocarbons referred to in Article 3, this Contract shall have no effect, it being understood that each Party shall bear any costs it may have incurred in the preparation of this Contract and the formation of the Mixed Company.
ARTICLE 6.
ASSIGNMENT AND TRANSFERS OF SHARES
          6.1 Assignment. Neither Party may assign or transfer this Contract, in whole or in part, or any of the rights or obligations hereunder, without the prior written consent of the other Party and of the Minister, except for (i) the authority of CVP to assign or transfer this Contract to any other entity that is, directly or indirectly, exclusively owned by the Republic, in which case CVP shall notify Harvest Vinccler, and (ii) the authority of Harvest Vinccler to assign or transfer this Contract to any other company that is, directly or indirectly, exclusively owned by Harvest Vinccler’s ultimate parent entity, provided that Harvest Vinccler jointly and severally guarantees the performance of the obligations assumed by the assignee.
          6.2 Transfer of Shares. Neither Party may, without the prior written consent of the Minister, transfer, assign or pledge in any way its shares in the Mixed Company or permit the transfer, assignment or pledge of such shares or any shareholder rights or interests, except for a transfer of such shares to an entity that is, directly or indirectly, exclusively owned by the ultimate parent entity of such Party, in which case, this Contract shall be assigned to such entity pursuant to Article 6.1.
          6.3 Change of Control of Harvest Vinccler. Harvest Vinccler shall ensure that there shall be no direct or indirect change of control of Harvest Vinccler (understanding as “control” of a corporation, the power to appoint a majority of directors of its board of directors or the ability to direct in any other manner its management or policies) during the term specified in the Acuerdo of the National Assembly for the carrying out of Primary Activities by the Mixed Company without the prior written consent of the Minister, to an entity that is involved in any judicial, arbitral or administrative proceeding, the latter of a significant nature, with the Republic, PDVSA, PPSA, CVP or any of its affiliates, it being understood that in the event of non-compliance with the foregoing: Harvest Vinccler’s ownership in the Mixed Company shall be deemed terminated and all of Harvest Vinccler’s shares in the Mixed Company shall be transferred to CVP, without CVP having to pay any amount for the transferred shares. In addition to the foregoing, in case that a change of control of Harvest Vinccler occurs (irrespective of the fact that the acquiring party is involved in any of the aforementioned proceedings) and such change of control is not approved by the Minister, CVP shall acquire, within a period of twelve (12) months from the date of the notice of that change in control, all of the Class B shares of the Mixed Company owned by Harvest Vinccler at a price equal to the average valuations of such Class B shares made by two (2) internationally recognized independent experts, one to be designated by CVP and the other by Harvest Vinccler, provided that: (a) if neither CVP nor Harvest Vinccler designate an independent expert during a period of thirty (30) Days following the date on which CVP shall have notified its decision to demand the transfer of the shares, the Minister may designate such expert on behalf of such Party; (b) the independent experts so designated shall present their valuations within a period of ninety (90) Days after their appointment; (c) if one of such valuations exceeds the other by more than fifteen percent (15%), both CVP and Harvest Vinccler shall have the right to request new valuations by two (2) new internationally recognized independent experts, which shall be designated in the same manner as the ones previously designated (the same procedure will be repeated until the Parties either agree on the price of the Class B shares or the new valuations of the independent experts do not differ by more than fifteen percent); (d) the fees of such independent experts shall be paid in equal parts by CVP and Harvest Vinccler; and (e) the corresponding price shall be paid in cash in United States Dollars within thirty (30) days following the determination of such price in accordance with Article 6.3.
ARTICLE 7.
APPLICABLE LAW AND JURISDICTION
     This Contract shall be governed by and interpreted in accordance with the laws of the Republic and any dispute or controversy that may arise in connection with this Contract which cannot be resolved amicably by the Parties shall be submitted exclusively to the courts of the Republic having jurisdiction. Before initiating any litigation, the Parties shall in good faith and within the framework of the Organic Hydrocarbons Law explore the possibility of utilizing mechanisms to amicably resolve controversies of any nature that may arise, including for technical matters, the possible request of opinions of independent experts appointed by mutual agreement. It is understood that any important dispute, including, for example, disputes relating to the Business Plan, work programs, development plans and related budgets, shall be referred to the chief executives of both Parties who shall meet to endeavor to resolve the differences. In case such dispute is not resolved within sixty (60) Days following the meeting held for such purpose by the Parties, they shall inform the Minister of the relevant details of the dispute.
ARTICLE 8.
AMENDMENTS AND WAIVERS
     This Contract may not be amended without the prior written consent of both Parties. Any waiver of rights conferred by this Contract must be in writing and signed by the authorized representatives of the Party that is waiving such rights.
ARTICLE 9.
CAPACITY AND REPRESENTATIONS OF THE PARTIES
          9.1 Representations of the Parties. Each Party acknowledges that the other Party is entering into this Contract in its own name and in its capacity as a legal entity empowered to contract on its own behalf. In addition, each Party represents and warrants to the other Party that: (i) it has full legal authority for the execution and performance of this Contract; (ii) it has complied with all corporate and other action required for the execution and performance of this Contract; (iii) it has obtained all governmental and other authorizations required for the execution and performance of this Contract; and (iv) this Contract constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.
          9.2 Certain Practices. Each Party represents and warrants to the other Party that neither it nor any of its affiliates, contractors or subcontractors or their affiliates, and no employee, agent or representative of any of the foregoing, directly or indirectly, has offered, promised, authorized, paid or given money or anything of value to any official or employee of any government or international or national public organization, or to any political party, any official or employee thereof or any candidate for public office to influence his or her actions or decisions, or to gain any undue advantages, in connection with this Contract or any of the activities that shall be carried out in accordance with this Contract. Each Party agrees, in relation to any business activity to be conducted pursuant to this Contract, to require its contractors and subcontractors to agree and comply with contractual clauses substantially equivalent to those contained in this Article 9.2. Each Party agrees to: (i) maintain adequate internal controls; (ii) duly record all transactions; and (iii) comply with the laws applicable to it as well as with the provisions of this Article 9.2. Each Party shall immediately notify the Mixed Company of any noncompliance with this Article 9.2 and shall investigate and promptly remedy such noncompliance. Except in cases in which it receives such notification, each Party can assume that the other Party is in compliance with this Article 9.2, that it has adequate internal control systems, and that the factual, financial and other information of any nature submitted in relation to the operations conducted by the

Mixed Company is adequate, complete and truthful. No Party is authorized in any way to take action on behalf of the other Party that would result in the inadequate or inaccurate recording or reporting of assets, liabilities or any transaction that would put the other Party in a position of violation of obligations set forth in the laws applicable to the operations to be conducted under this Contract.
ARTICLE 10.
NOTICES
     All notices and other communications between the Parties must be in writing and shall be deemed effective upon receipt by the recipient at the following addresses:

CVP:	Corporación Venezolana del Petróleo, S.A.
Edificio PAWA
Calle Cali
Urb. Las Mercedes
Caracas 1010-A
República Bolivariana de Venezuela

Attention: Eulogio Del Pino
Fax: 708-4771
E-Mail: delpinoeb@pdvsa.com

Harvest Vinccler:	Harvest-Vinccler, C.A.
Centro Profesional Eurobuilding, Piso 9, Oficina 9-D
Calle La Guairita
Chuao, Caracas
República Bolivariana de Venezuela

Attention: Mauricio Di Girolamo
Fax: (0212) 9933638
E-Mail: mauricio.digirolamo@harvestvinccler.com
jose.rivas@harvestvinccler.com.
or at such other address as either Party may indicate to the other in writing, with at least ten (10) Days’ prior notice, in accordance with the terms of this Article 10.

ARTICLE 11.
ENTIRE AGREEMENT
     This Contract represents the entire agreement of the Parties with respect to the subject matter hereof and supersedes any previous agreement or understanding regarding the same subject matter. All Annexes to the Contract are an integral part hereof.
ARTICLE 12.
HEADINGS AND REFERENCES
     The headings of the Articles in this Contract are included solely for convenience and shall not be considered in the interpretation of this Contract. All references herein to Articles and Annexes are to the Articles and Annexes of this Contract, unless otherwise indicated.
ARTICLE 13.
LANGUAGE
     This Contract is entered into in the Spanish language, which is the language by which it should be interpreted. Any translation of this Contract shall be solely for convenience and shall not be considered in the interpretation hereof.
ARTICLE 14.
COUNTERPARTS
     This Contract is executed in four counterparts, with one meaning and effect, each of which shall be considered an original.
     This Contract has been executed in the city of Caracas, on the                      day of the month of August, in the year 2006.

CORPORACIÓN VENEZOLANA DEL PETRÓLEO, S.A.
By:

HARVEST-VINCCLER, C.A.
By:

UNOFFICIAL TRANSLATION
ANNEX A
ACUERDO OF THE NATIONAL ASSEMBLY

UNOFFICIAL TRANSLATION
ANNEX B
RESOLUTION OF THE MINISTRY —
DIRECT SELECTION

UNOFFICIAL TRANSLATION
ANNEX C
FORMATION DECREE

UNOFFICIAL TRANSLATION
ANNEX D
DESIGNATED AREA

UNOFFICIAL TRANSLATION
ANNEX E
FORM OF CHARTER AND BY-LAWS
OF THE MIXED COMPANY

-i-

-ii-

CHARTER AND BY-LAWS
OF THE MIXED COMPANY
CHAPTER I
NAME, PURPOSE, DOMICILE AND DURATION
     Article 1. Name. The corporation is named Petrorinoco, S.A. (hereinafter the “Corporation”).
     Article 2. Purpose. The purpose of the Corporation is to carry out the activities of exploration in search of hydrocarbons reservoirs, extraction of hydrocarbons in their natural state, gathering, transportation and initial storage as defined in Article 9 of the Decreto con Fuerza de Lay Orgánica de Hidrocarburos, published in the Official Gazette of the Bolivarian Republic of Venezuela No. 37.323 dated November 13, 2001 (hereinafter the “Organic Hydrocarbons Law” and the “Primary Activities”) in the geographic area designated by the Ministry of Energy and Petroleum (hereinafter the “Designated Area”) by means of Resolution No.                     , published in the Official Gazette of the Bolivarian Republic of Venezuela (hereinafter the “Official Gazette”) No.                     , dated May                    , 2006. In addition, the Corporation may render services to other mixed companies, to companies owned exclusively by the State or other entities, in exchange for fees on an arm’s length basis, provided that the rendering of such services is in the interests of the Mixed Company, it being understood that the principal purpose of the Mixed Company is the carrying out of the Primary Activities, that the rendering of such services may not prejudice the carrying out of such principal object, and that the foregoing does not contemplate either the provision of petroleum services to third parties outside of the Designated Area or the transfer of technology to third parties. The Corporation shall be governed by (i) the Organic Hydrocarbons Law, (ii) the terms and conditions established in the Acuerdo of the National Assembly, published in the Official Gazette No.38.430, dated May 5, 2006 (hereinafter the “Acuerdo of the National Assembly”), (iii) the provisions of this Charter and By-laws, (iv) in the Decree of authorization issued by the National Executive for the formation of the Corporation published in the Official Gazette No.                      on May                     , 2006 (hereinafter the “Decree of Formation”), (v) the Decree that transfers to the Corporation the right to carry out the Primary Activities in the Designated Area (hereinafter the “Transfer Decree”), (vi) the Contract for Conversion to a Mixed Company between Corporación Venezolana del Petróleo, S.A. (hereinafter “CVP”) and Harvest-Vinccler, C.A. (hereinafter “Harvest Vinccler”), dated May                    , 2006 (hereinafter the “Conversion Contract”), (vii) the provisions of the Commercial Code, and (viii) all other laws of the Bolivarian Republic of Venezuela (hereinafter the “Republic”).
     Article 3. Domicile, Branches. The domicile of the Corporation shall be the city of Caracas, with the power to establish agencies, branches or offices in any other location within the Republic or abroad when so decided by the Board of Directors.
     Article 4. Duration. The term of the Corporation’s existence shall be the period established in the Acuerdo of the National Assembly and in the Transfer Decree for the Corporation to carry out the Primary Activities in the Designated Area.
CHAPTER II
CAPITAL, SHARES AND SHAREHOLDERS
     Article 5. Capital. The Corporation’s capital shall be one billion Bolívares (Bs. 1,000,000,000), which shall be divided into one hundred thousand (100,000) shares of common stock, with a par value of ten thousand Bolívares (Bs. 10,000 ) each.

     Article 6. Subscription of Capital Stock. The Corporation’s capital stock is divided into two classes of shares: Class A and Class B. Only the State or companies owned exclusively by the State may own Class A shares. The capital stock has been one hundred percent (100%) subscribed and paid for in the following manner:
Class A

				Percentage of Total
Shareholder	Number of Shares	Subscribed Capital	Paid-in Capital	Capital
CVP	60,000	Bs. 600,000,000	Bs. 600,000,00	60%
Class B

				Percentage of Total
Shareholder	Number of Shares	Subscribed Capital	Paid-in Capital	Capital
Harvest Vinccler	40,000	Bs. 400,000,000	Bs. 400,000,000	40%
The number of shares of the Corporation owned by the State or companies owned exclusively by the State must always represent, at a minimum, a percentage greater than fifty percent (50%) of the capital stock of the Corporation. Such requirement may not be altered as a result of the issuance or cancellation of shares by the Corporation or by any other circumstance.
     Article 7. Shares. The shares of stock of the Corporation shall be registered in the names of the shareholders and shall not be convertible into bearer shares. Ownership of shares in the Corporation is established by inscription in the Book of Shareholders, and transfer of the shares may be effected by means of a written statement in the Book of Shareholders signed by the assignor, the assignee and the

President of the Board of Directors or the director to whom such function has been delegated.
     Article 8. Single Ownership. The Corporation will recognize only one owner for each share. If a share is owned by several persons, the Corporation shall not be obligated to register or to recognize more than one such person as owner, who shall be designated by the owners of such share for purposes of exercising shareholder rights derived from such share before the Corporation.
     Article 9. Certificates. The certificates representing shares shall be issued subject to the requirements of Article 293 of the Commercial Code and must be executed by two (2) directors. The Board of Directors, at the request of the shareholders, shall determine the number of shares represented by each certificate. Shares may be redistributed in new certificates by exchanging the prior certificates, if so decided by the Board of Directors at the request of the owner of the shares. All such exchanges shall be recorded in the Book of Shareholders. In the event of damage to or loss of one or more certificates, the affected shareholder shall request the President to issue new certificates, upon the cancellation of the lost or damaged certificates, and the shareholder shall pay any related costs.
     Article 10. Equality of Rights. Except as otherwise provided in this Charter and By-laws, all shares of stock in the Corporation grant their owners the same rights.
     Article 11. Right of First Refusal for the Purchase of the Class B Shares. The Class A shareholder shall have a right of first refusal to acquire all (but not part) of the Class B shares offered for sale by a Class B shareholder in accordance with this Article (except in the case of a sale or transfer to an entity owned, directly or indirectly, exclusively by the ultimate parent entity of the selling shareholder). A Class B shareholder wanting to sell all or part of its Class B shares must first provide written notice to the remaining shareholders of both Classes through the President of the Board of Directors, indicating the number of Class B shares being offered, the price for such shares and all other conditions of the offer (hereinafter the “Offer Notice”). Sales of Class B shares shall require all cash consideration. The selling shareholder shall include in the Offer Notice the name and contact information of the party ready to purchase the shares offered for sale. Within thirty (30) calendar days (hereinafter “Days”) after receipt of the Offer Notice by the Class A shareholder, it must indicate whether or not it desires to acquire the offered shares upon the terms and conditions contained in the Offer Notice and must communicate this decision to the selling shareholder through the President of the Board of Directors. In case that the Class A shareholder has not stated its intention to acquire all of the offered shares during such period, the Class B shareholders shall have the right, in proportion to their participation in the Class B shares, to acquire such shares upon the terms indicated in the Offer Notice by notifying the selling shareholder through the President of the Board of Directors of their intention to acquire such Class B shares, such notice to be delivered within thirty (30) Days after the expiration of the period set forth above for the exercise by the Class A shareholder of its preferential right. The failure of any of the Class B shareholders to acquire the percentage of shares to which it is entitled shall proportionately increase the right of the other Class B shareholders. In case none of the Class A shareholder or the Class B shareholders has stated its intention to acquire the Class B shares of the selling shareholder within the respective periods indicated

above, it shall be understood that such shareholders approve the sale on the same terms and conditions contained in the Offer Notice. The selling shareholder may, subject to the condition set forth in Article 12, conclude the approved sale of the Class B shares in accordance with the terms and conditions described in the Offer Notice within a period of one hundred eighty (180) Days after the foregoing period of thirty (30) Days for the Class B shareholders to exercise their preferential right has lapsed. In case the sale is not concluded within such one hundred eighty (180) Days period, the approval for such sale shall be deemed withdrawn and any subsequent sale will be subject to the same preferential rights and procedures set forth above. Upon the consummation of the transfer of the offered shares, the selling shareholder shall notify the President of the Board of Directors thereof and shall certify the price, terms and conditions upon which such transfer was made.
     Article 12. Authorization for Transfer of Shares. Notwithstanding anything in this Charter and By-laws to the contrary, no holder of shares of the Corporation may pledge, grant as guarantee, assign or transfer (except for a transfer to an entity which is, directly or indirectly, exclusively owned by the ultimate parent entity of the transferring shareholder) its shares without the prior written consent of the Minister of Energy and Petroleum of the Republic. In the event of a change in control of any Class B shareholder without the prior written consent of the Minister of Energy and Petroleum of the Republic, the provisions of Article 6.3 of the Conversion Contract shall apply.

CHAPTER III
SHAREHOLDERS’ MEETINGS
     Article 13. General Powers. The ruling and definitive decisions of the Corporation correspond to the shareholders duly convened in a meeting in which the respective quorum is present (hereinafter a “Shareholders’ Meeting”), which shall have the powers granted to it by law and by this Charter and By-laws.
     Article 14. Ordinary and Extraordinary Meetings. Ordinary Shareholders’ Meetings will be held annually within ninety (90) Days after the close of the Corporation’s fiscal year and the Extraordinary Shareholders’ Meetings shall be held when called by the Board of Directors or at the request of the majority of the Class A or Class B shareholders. The Shareholders’ Meeting, duly convened, represents the entirety of the shareholders. Its decisions adopted within the limitations of its authority are obligatory for the Corporation, including the shareholders that did not attend the meeting.
     Article 15. Notice. Ordinary and Extraordinary Shareholders’ Meetings shall be called with at least fifteen (15) Days’ notice prior to the date fixed for the meeting by means of an announcement prepared by the President that shall be published in one of the newspapers with major national circulation. Such announcement will state the location, date and time of the meeting as well as the agenda of the matters to be discussed. The notices shall be confirmed by communication sent to all of the shareholders by fax, certified mail or electronic mail not less than ten (10) Days prior to the date fixed for the Meeting, to the last address duly given by the shareholders to the Corporation. Such communication shall also indicate the location, date and time of the meeting as well as the agenda of the matters to be discussed and shall have enclosed copies of any proposals to be presented, including proposals which any shareholder may have notified to the President. If within a period of three (3) Days following receipt of the notice any shareholder notifies the President in writing that it cannot attend such meeting, the President shall, one time only, set (by means of a communication sent to all of the shareholders by fax, certified mail or electronic mail at least seven (7) Days in advance), a new date for holding the Shareholders’ Meeting within twenty one (21), but not earlier than seven (7), Days following the date originally set, which date will be notified in writing to all the shareholders. Any decision made without the previous compliance with what is set forth in this Article 15 shall be null and shall have no legal effect. A Shareholders’ Meeting at which the entire capital stock, including all of the Class A and Class B shares, is present or represented shall be valid, provided that all of the shareholders indicate agreement in writing with the agenda to be discussed at such meeting, without the required prior notice.
     Article 16. Quorum and Decisions. Ordinary and Extraordinary Shareholders’ Meetings will be validly convened when more than fifty percent (50%) of the capital stock of the Corporation is present, and for any resolutions adopted by the Shareholders’ Meeting to be valid, a favorable vote of more than fifty percent (50%) of the capital stock of the Corporation shall be required, except in those cases where decisions require a qualified majority.
     (I) Simple Majority: In order to make the following decisions, among others, the favorable vote of more than fifty percent (50%) of the shares in the capital stock of the Corporation shall be required:

(a)	Appoint the principal Statutory Auditor and his alternate and determine their compensation;

(b)	Approve any proposal to increase or reduce the capital stock of the Corporation as well as any reclassification of shares, that does not alter the percentage participation of the existing shareholders in the capital stock of the Corporation and whose purpose is consistent with the Business Plan incorporated as Annex I to the Conversion Contract;

(c)	Approve the annual work programs and budgets of the Corporation in accordance with the general framework established in the Business Plan incorporated as Annex I to the Conversion Contract, without prejudice, in accordance with Article 1.8 of the Conversion Contract, to the right of the Class B shareholders not to participate in new investment projects that can be technically and economically segregated from the ongoing operations of the Corporation and the right of CVP to carry out such projects at its sole risk;

(d)	Appoint and remove the secretary of the Shareholders’ Meeting; and

(e)	Decide as to any other matter specifically submitted to it for consideration and which, in accordance with the following, should not be decided by a qualified majority of shareholders, it being understood that the simple majority shall not take decisions contrary to the interests of the Corporation, including, among others, any decision which would result in the revocation of the Transfer Decree or of any permit, license or authorization of any kind required for the conduct of the Corporation’s business, or in the early termination or breach of the Contract for the Purchase and Sale of Hydrocarbons signed by the Company in accordance with Article 3 of the Conversion Contract, or in the omission to act to preserve the rights of the Corporation under such Contract for the Purchase and Sale of Hydrocarbons.
     (II) Qualified Majority: In order to make the following decisions, shareholders owning at least three quarters (3/4) of the capital stock of the Corporation must be present or represented at the Shareholders’ Meeting and shareholders owning at least three quarters (3/4) of the shares of the Corporation must vote in favor:
(a)	Approve any modifications to this Charter and By-laws (except changes to Articles 5 and 6, in the case of increases or decreases of capital approved in accordance with Article 16(I)(b)), it being understood that, in accordance with Article 35, the validity of such modifications shall be subject to the approval of the Ministry of Energy and Petroleum and, in case of amendments to this Article 16, of the National Assembly;

(b)	Approve any proposal for the increase or decrease in the capital stock of the Corporation that alters the percentage participation of the current shareholders in the capital stock of the Corporation or whose purpose is inconsistent with the Business Plan incorporated as Annex I to the Conversion Contract;

(c)	Approve any liquidation or anticipated dissolution of the Corporation;

(d)	Decide regarding the merger, consolidation, or combination of businesses with other companies or the breaking up of the Corporation;

(e)	Decide regarding the disposition of all or a substantial part of the assets of the Corporation, by sale, grant, lease, exchange, transfer or any other manner, except for the disposition of assets in the ordinary course of business or assets that are no longer useful to the Corporation in accordance with the Business Plan, all in accordance with the legal provisions regarding reversion;
(f)	Decide the terms and conditions of any financing agreement for an amount greater than ten million United States of America dollars (US$10,000,000) (or any group of lesser financing agreements which, together, exceed such amount), or its equivalent in other currency, as well as any modification of such contract;

(g)	Approve or modify the general balance sheet and profit and loss statement, duly audited, pursuant to the information provided by the Statutory Auditor, it being understood that no shareholder shall withhold its approval unless it demonstrates the existence of errors in such financial statements;

(h)	Approve the creation and financing of any reserve fund that is not the legal reserve fund referred to in Article 30 of this Charter and By-laws or others that may be provided for under the applicable laws;

(i)	Order the distribution of dividends or return of paid-in surplus, it being understood that no shareholder can withhold its approval of any Board of Directors proposal for distributions that is consistent with the policy established in Article 32 of this Charter and By-laws, and that any refund or repayment of paid-in surplus to the shareholders, as well as its capitalization if that is the case, corresponds to such shareholders according to their participation in the capital stock registered and paid in pursuant to Article 6 of this Charter and By-Laws;

(j)	Agree on any proposed changes to the policy regarding dividends and other distributions established in Article 32 of this Charter and By-laws;

(k)	Agree on any proposal to change the Business Plan incorporated as Annex I of the Conversion Contract (as the same may have been modified in accordance with this provision);

(l)	Agree on any amendment, early termination or submission to the dispute settlement procedure in relation with the Contract for Sale and Purchase of Hydrocarbons that shall be entered into by the Corporation, pursuant to Article 3 of the Conversion Contract;

(m)	Agree on any contract with shareholders or their affiliated companies that is not at market price, it being understood that any contract with a shareholder or any of its affiliates shall be notified to all other shareholders, who shall be given an opportunity to object in the case that the contract is not at market price;

(n)	Agree on any social investment in excess of the amount required in the Acuerdo of the National Assembly;

(o)	Agree on any waiver of material rights, including the rights to carry out Primary Activities in the Designated Area pursuant to the Transfer Decree, or the filing, initiation, termination, settlement or any other act relating to or derived from any litigation, proceedings, or judicial, arbitral or administrative action, in which the Corporation is a party and that involves an amount in excess of one million United States of America dollars (US$1,000,000), or its equivalent in other currencies;

(p)	Select the external auditors and approve their engagement;

(q)	Appoint the judicial representative or any general agent of the Corporation; and

(r)	Designate a liquidator in the event of the liquidation of the Corporation.

Every decision adopted without meeting the respective majorities set forth in this Article shall be considered null and void. In addition, every decision not in conformity with any of the provisions of the Acuerdo of the National Assembly, the Decree of Formation, the Transfer Decree, or the Conversion Contract, shall be considered null and void.
     Article 17. Representation in the Shareholders’ Meetings. Every shareholder has the right to be represented in the Shareholders’ Meetings by its attorney-in-fact. The power of attorney, duly authenticated, shall be sent by fax or certified mail to the Secretary of the Board of Directors.
     Article 18. Minutes of the Meeting. The proceedings of the Shareholders’ Meetings shall be recorded in minutes which shall set forth the names of those attending, the number and Class of the shares they represent and the decisions and measures which were adopted. The minutes referred to will be recorded in the appropriate Book duly approved by the Commercial Registry and signed by all attendees and certified, as well as any extract therefrom, by the President or Secretary of the Board of Directors or by any other officer or employee of the Corporation designated by the Shareholders’ Meeting. The previously mentioned documents shall accurately reflect the decisions made in the Meetings.
CHAPTER IV
ADMINISTRATION
     Article 19. Board of Directors. The governance and administration of the Corporation shall be entrusted to a Board of Directors composed of five (5) members, one of whom shall be its President. The Class A shareholders, making the decision on behalf of its Class in the corresponding Shareholders’ Meeting, shall have the exclusive right to appoint three (3) principal members of the Board of Directors, including the President, and their respective alternates. The Class B shareholders, making the decision on behalf of its Class in the corresponding Shareholders’ Meeting, shall have the exclusive right to appoint, by vote of a simple majority of the Class B shares, two (2) principal members of the Board of Directors and their respective alternates. In case of the President’s absence, the Class A shareholders shall elect a substitute who shall assume the same duties and powers attributed to such office by this document. In case of the absence of any director, such director will be replaced in the exercise of his duties, by the corresponding alternate, who shall be summoned by the Board of Directors. If the alternate of any director is unable to replace such director, the President or whoever acts for him will call as the replacement any of the alternates of the other directors corresponding to the same Class of stock with the purpose of filling such alternate position. On the occurrence of the definitive absence of any director, the President or whoever acts for him will call a Shareholders’ Meeting to elect a substitute for the remaining term of office, with the understanding that such substitute will be elected by shareholders of the Class which corresponds to the appointment of the absent director. Chapter XI of this Charter and By-laws lists the current principal directors, including the President, and their alternates, all of whom shall serve in such capacity during the first statutory period.
     Article 20. The President. The President of the Board of Directors shall have the following powers and duties:
(a)	Call Shareholders’ Meetings, in accordance with Article 15 of this Charter and By-laws;

(b)	Call the meetings of the Board of Directors on his own initiative or that of two (2) directors, in accordance with Article 23 of this Charter and By-laws;

(c)	Prepare the agenda and notices of the Shareholders’ Meetings and Board of Directors’ Meetings;

(d)	Preside over the Shareholders’ Meetings and Board of Directors’ Meetings, it being understood that his absence shall not affect the validity of the meeting and the decisions taken;

(e)	Act as the Corporation’s legal representative, except for the judicial representation of the Corporation, which is governed by Article 27 of this Charter and By-laws and applicable legal provisions; and

(f)	All other powers or obligations conferred upon the President by the Shareholders’ Meeting or by the Board of Directors.
If the President does not call the meetings mentioned in clauses (a) and (b) above within a period of five (5) Days following the respective requests, any two (2) of the directors may call such meetings.
     Article 21. Directors’ Term of Office. The members of the Board of Directors and their respective alternates shall be elected for a term of three (3) years by the shareholders of the corresponding Class meeting in a Shareholders’ Meeting. Any director who is not replaced upon expiration of his term shall continue to exercise his functions with all powers inherent thereto until his replacement is made effective. The Shareholders’ Meeting may replace them at any time, by the vote of the majority of the shares of the Class that designated such directors.

     Article 22. Obligation to Deposit Shares. Each member of the Board of Directors must deposit with the Corporation one (1) share of the Corporation’s stock, which shall be stamped with the seal of inalienability as provided by the Commercial Code. If the members of the Board of Directors are not shareholders in the Corporation, such shares must be deposited by the shareholder electing such directors and will remain on deposit as a guarantee of the directors’ performance of their duties for the term set forth in the Commercial Code.
     Article 23. Meetings of the Board of Directors. The Board of Directors shall meet with the frequency as it may itself determine but normally shall meet at least once a month. The Board of Directors may also be convened at any time by the President on his own initiative or at the request of two (2) directors. Notice of the meeting must be sent by fax, certified mail, electronic mail or other proper means to all of the directors at the last addresses given by them to the President with at least seven (7) Days notice prior to the meeting, except in emergency situations, in which case the notice of the meeting may be given with fewer days’ notice. The notice shall indicate the place, date and time of the meeting, as well as the matters to be discussed at the meeting and should have enclosed copies of all proposals presented, including proposals which any director may have notified to the President. The Board of Directors may not adopt valid resolutions or decisions on matters not included in the agenda except by unanimous agreement. The notices may be made unnecessary when all of the principal directors, or their alternates in the absence of the principals, are present. If within the three (3) Days following receipt of the notice any Director notifies the President in writing that neither he nor his alternate can attend the meeting, the President shall, one time only, fix a new date for holding of the meeting in question within ten (10) Days following the date originally set, except when there is an emergency situation, in which case the meeting shall not be postponed. The directors, or their respective alternates, must attend the meetings of the Board of Directors for their votes to be validly cast. This requirement may be met by means of teleconference or videoconference. Meetings of the Board of Directors shall take place in Venezuela and, as an exception, may take place outside of the country when required by special and duly justified reasons.
     Article 24. Quorum and Decisions of the Board of Directors. For the validity of the deliberations and decisions of the Board of Directors the presence of no less than four (4) members is required, except in the case expressly provided below in this Article. If in the meeting of the first notice less than four (4) members of the Board of Directors attend, a second notice for another meeting shall be given at least five (5) Days in advance with the understanding that for the validity of the deliberations and decisions made in that second meeting, there shall only be required the presence of at least three (3) members. Decisions of the Board of Directors shall be taken by the favorable vote of at least three (3) of its members, except in the case of any decision implementing a decision of the Shareholders’ Meeting relating to any of the matters listed in Article 16(II) (Qualified Majority) or proposals relating to such matters, which shall require the favorable vote of at least four (4) members. The meetings of the Board of Directors shall be recorded in minutes which shall be recorded in the appropriate Book and signed by the attendees. The minutes of the Board of Directors and all extracts therefrom must be certified by the Secretary or the President of the Board of

Directors or by the employees that it designates, and they shall accurately reflect the decisions made in the Board of Directors’ meeting.
     Article 25. Powers of the Board of Directors. Except for those items specifically reserved for the Shareholders’ Meeting, the Board of Directors shall have the most ample powers of administration and disposition expressly granted in this Charter and By-laws, including, without limitation, the following:
(a)	Propose to the Shareholders’ Meeting the approval of the general budget applicable to the following fiscal year of the Corporation, which general budget should be consistent with the Business Plan incorporated as Annex I in the Conversion Contract, and once approved, forward it to the National Budget Office before September 30 of the year preceding the year in which the budget becomes effective;

(b)	Present to the Shareholders’ Meeting an annual report regarding the management of the Corporation;

(c)	Appoint and dismiss personnel of the Corporation and, in addition, determine their compensation, consistent with the provisions of this Charter and By-laws and the Conversion Contract;

(d)	Make recommendations that it deems useful to the Shareholders’ Meeting regarding the maintenance of reserves and the utilization of surplus;

(e)	Prepare for the Shareholders’ Meeting the proposals for annual dividend distributions, advance payments and return of surplus, in accordance with the policy contained in Article 32 of this Charter and By-laws;

(f)	Agree upon the execution of contracts and actions necessary for the proper conduct of the Corporation and its business, with the understanding that such contracts and actions (i) shall be consistent with the work programs and budgets approved by the Shareholders’ Meeting in accordance with this Charter and By-laws and with the policies and procedures adopted by the Board of Directors, and (ii) in no case may affect the position and authority of the Corporation as operator in the Designated Area;

(g)	Authorize the opening, movement and closing of bank accounts, and designating the persons authorized to manage them;

(h)	Make, accept, endorse and guarantee bank drafts and any other commercial instruments, it being understood that such acts shall be consistent with the work programs and budgets approved by the Shareholders’ Meeting in accordance with this Charter and By-laws;

(i)	Supervise the implementation of the policies and procedures necessary to carry forward the business of the Corporation in accordance with the Conversion Contract; and

(j)	Carry out the resolutions of the Shareholders’ Meetings.
     The Board of Directors can, within the limits it determines to be suitable and reserving its rights, delegate to officers of the Corporation the powers set forth in clauses (c), (f), (g), (h) and (i) of this Article 25.
     Article 26. The General Manager and Other Management Personnel. The General Manager shall be appointed and removed by the Shareholders’ Meeting. The

General Manager shall be in charge of the daily management of the business of the Corporation and shall have the following powers and duties:
(a)	Execute and cause to be executed the agreements and resolutions of the Shareholders’ Meeting and the Board of Directors;

(b)	Authorize with his signature those documents or other materials to which he should attend pursuant to resolutions of the Shareholders’ Meeting or the Board of Directors;

(c)	Direct the payment of day-to-day expenses of the Corporation, giving regard to the budget approved by the Shareholders’ Meeting;

(d)	Present every semester to the Board of Directors a detailed account of the income, expenses and assets of the Corporation, and a general report on the management;

(e)	Upon request of the Board of Directors, inform the Board of Directors on any matter regarding the Corporation or the management thereof;

(f)	Direct and supervise on a daily basis the accounting of the Corporation;

(g)	Ensure that the employees of the Corporation carry out their duties, and request their dismissal of the Board of Directors when justified or necessary, or carry out such dismissals when such authority has been delegated to him; and

(h)	Implement the policies and procedures for the operation of the Corporation and carry out any other actions of disposition or management as may be expressly authorized by the Board of Directors.
     A percentage of management personnel of the Corporation equivalent to the ownership percentage of the Class B shareholders of the Corporation shall be nominated by the Class B shareholders. In addition to the General Manager, the management of the Corporation shall be composed of first line executives that shall occupy the positions of Technical and Operations Manager, Manager of Human Resources, Manager of External Affairs, Purchasing Manager, Systems Manager, Planning Manager, Manager of Administration and Finances, Legal Manager and Manager of Safety, Health and Environment. The General Manager shall be nominated by the Class A shareholder while the Technical and Operations Manager shall be nominated by the Class B shareholder. The Corporation shall also have a Manager of Prevention and Loss Control that shall be nominated by the Class A shareholder. The management structure of the Corporation shall be reviewed periodically by the shareholders for the purpose of assuring that it responds to the objectives and purposes of the Corporation.
CHAPTER V
LEGAL REPRESENTATIVE
     Article 27. Legal Representative. The legal representation of the Corporation shall be carried out by a Legal Representative who shall be a legal professional. The Shareholders’ Meeting shall make the appointment for a period of three (3) years and upon the expiration of such period, the Legal Representative shall remain in such position until a successor takes office. The Shareholders’ Meeting may also make consecutive extensions of the term of office. In addition, the Shareholders’ Meeting may proceed at any time to remove the Legal Representative. The Legal Representative shall attend Shareholders’ Meetings or meetings of the Board of Directors when summoned, it being correspondent to him the legal representation of the Corporation in administrative, judicial or legislative proceedings, that he shall exercise exclusively, subject to Articles 16 and 25 of this Charter and By-laws. The Legal Representative who shall exercise his functions during the first statutory period is designated in Chapter XI of this Charter and By-laws.
CHAPTER VI
STATUTORY AUDITOR
     Article 28. Statutory Auditor. The Corporation shall have a principal Statutory Auditor and a corresponding alternate who shall have the functions set forth in the Commercial Code. Both shall serve terms of three (3) years in their offices and their appointment or removal corresponds to the Shareholders’ Meeting. If not replaced upon expiration of the aforementioned term, the officers governed by this Article shall continue to perform their duties with all powers inherent to their office until the appointment of their respective replacements. The principal Statutory Auditor and his alternate who shall exercise their functions during the first statutory period are designated in Chapter XI of this Charter and By-laws.
CHAPTER VII
BALANCE SHEET, CAPITAL,
RESERVES, EARNINGS AND DIVIDEND DISTRIBUTION
     Article 29. Fiscal Year of the Corporation. The Corporation’s fiscal year shall commence on January 1 and end on December 31 of each year. However, the first fiscal year shall commence on the date of registration of this Charter and By-laws and will end on December 31, 2006. At the end of each fiscal year, the inventory and financial statements shall be prepared in accordance with the provisions of the Commercial Code and accounting principles generally accepted in the Republic. The

Shareholders’ Meeting may consider and approve by qualified majority such financial statements for shorter periods as may be presented by the Board of Directors.
     Article 30. Corporate Reserves. Five percent (5%) of the Corporation’s net earnings from the general balance sheet and profit and loss statement approved in accordance with Article 16, shall be set aside annually for the purpose of creating a legal reserve fund until such fund is equal to ten percent (10%) of the total contributed capital.
     Article 31. Additional Reserves. In addition to contributed capital and established reserve funds, or any other capital accounts that may exist in accordance with the law or generally accepted accounting principles, the Corporation may create, with the prior consent of the Shareholders’ Meeting in accordance with Article 16(II) of this Charter and By-laws, additional capital reserve accounts. The amounts in such accounts may not be reduced or distributed in any way except with the consent of the Shareholders’ Meeting. The capital reserve accounts shall be considered a diminution of the losses, if any, for the determination of a diminution of the contributed capital as established in Article 264 of the Commercial Code.
     Article 32. Dividends and Other Distributions. Subject to Article 1.6(A) of the Conversion Contract, dividends and other distributions set forth in this Article 32 shall be paid pro rata among the number of issued shares, independently of their Class. The Corporation’s dividend policy, once the requirements for the reserve funds mentioned in Article 30, its investment plans and its financial, fiscal and other obligations are satisfied, shall consist of an annual payment in cash of the maximum amount of dividends that is feasible, avoiding the unnecessary retention of funds. The policy of the Corporation regarding distributions shall also contemplate the advance payment of dividends (loans to shareholders), reductions in capital and repayments of surplus, to the extent that the Board of Directors considers feasible and prudent given the financial condition and projections of the Corporation, in order to pay to the shareholders retained funds which are not required for the purposes set forth above. The Board of Directors shall consider the possibility of making such distributions at least quarterly. All payments of dividends, advances, reductions in capital or repayments of surplus in accordance with this Article, shall be made by the Corporation to each shareholder registered as such at the moment of the declaration or approval of such action by transfer of immediately available funds within five (5) Days after the date of such declaration or approval. All payments to shareholders in accordance with this Article 32 shall be made in United States of America dollars from accounts maintained by the Corporation abroad. The right to receive the payment shall arise at the moment in which the Shareholders’ Meeting approves it. In no event shall distributions be made to the shareholders if the Corporation does not have available funds to make such payment.
CHAPTER VIII
LIQUIDATION OF THE CORPORATION
     Article 33. Liquidation. Except as otherwise provided by law, liquidation of the Corporation shall be effected by one (1) liquidator appointed by the Shareholders’ Meeting that may have approved the liquidation. In the liquidation, all of the Corporation’s assets of whatever nature, whether tangible or intangible, real or personal, shall be transferred only to the owners of the Class A shares, except for cash not reserved for the payment of expenses or other obligations, which shall be distributed to the shareholders in proportion to their shareholdings in the Corporation.
CHAPTER IX
Audit and Access to Information
     Article 34. Shareholders’ Audit Right and Access to Information of the Corporation. Any shareholder shall have the right to have an independent auditor verify the accounting and financial books of the Corporation, for which purpose it shall give written notice to the Corporation at least thirty (30) Days in advance. During the course of such audits, which shall not interfere with the normal carrying out of activities of the Corporation, the Corporation shall offer to the auditors designated by the shareholder reasonable access to its facilities during working hours. The cost of such audits shall be assumed by the shareholder that requests them. In addition to the foregoing, the shareholders shall have complete access to all information related to the business of the Corporation. The Corporation will report periodically to all the Class A and Class B shareholders the financial, tax, health, safety and environmental, and other types of information necessary to enable them to prepare their reports and accounts in accordance with regulations applicable to them.
CHAPTER X
MISCELLANEOUS
     Article 35. Approval of Amendments to this Charter and By-laws. Except as provided under sections I(b) and II(b) of Article 16 of this Charter and By-laws, any amendment to this Charter and By-laws in order to be valid shall be approved by the

Ministry of Energy and Petroleum and, in case of an amendment to Article 16, by the National Assembly.
     Article 36. Matters not Provided for Herein. All matters not provided for in this Charter and By-laws shall be governed by the laws of the Bolivarian Republic of Venezuela. Except for what is established in the applicable laws and regulations of Public Law (Derecho Público), the Corporation shall be governed by the laws and regulations of Private Law (Derecho Privado), including, among the latter, the provisions of the Commercial Code that are applicable.
CHAPTER XI
TRANSITORY PROVISIONS
FIRST: The following persons are designated to carry out the duties of member of the Board of Directors, President of the Board of Directors, Statutory Auditor and Legal Representative, both as principal and alternate, which persons shall exercise their functions during the first statutory period until the Shareholders’ Meeting shall appoint their successors:

-C.I.	- President

-C.I.	- Director (Principal)

-C.I.	- Director (Principal)

-C.I.	- Director (Principal)

-C.I.	- Director (Principal)

-C.I.	- Director (Alternate)

-C.I.	- Director (Alternate)

-C.I.	- Director (Alternate)

-C.I.	- Director (Alternate)

-C.I.	- Director (Alternate)

-C.I.	- Statutory Auditor

-C.I.	- Statutory Auditor (Alternate)

-C.I.	- Legal Representative
SECOND: We hereby authorize                      and                     , Venezuelans and holders of identity cards number                      and                     , respectively, to make the presentation of the Corporation before the Commercial Registry of Judicial Inscription of the Capital District and the State of Miranda, as well as the publication of this document, so as to comply with the provisions of the Commercial Code of Venezuela.
Caracas, on the date of presentation.

CORPORACIÓN VENEZOLANA DEL PETRÓLEO, S.A.
By:

HARVEST-VINCCLER, C.A.
By:

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ANNEX F
FORM OF TRANSFER DECREE

ANNEX F
TRANSFER DECREE PROJECT
BOLIVARIAN REPUBLIC OF VENEZUELA
Decree No.                      of                      2006
TRANSFER DECREE
HUGO CHÁVEZ FRÍAS
PRESIDENT OF THE BOLIVARIAN REPUBLIC OF VENEZUELA
     Exercising the powers conferred by Article 156, Paragraph 16 and Article 236, Paragraphs 2 and 24, all of the Constitución de la República Bolivariana de Venezuela; Articles 100 and 101 of the Ley Orgánica de la Administración Pública; and Articles 24 and 37 of the Decreto con Fuerza de Ley Orgánica de Hidrocarburos,
     In Council of Ministers,
WHEREAS
     That the Decreto con Fuerza de Ley Orgánica de Hidrocarburos, sets forth that hydrocarbon primary activities may be directly carried out by the State, either through the National Executive or through companies which it exclusively owns; or through companies in which it holds control of its decisions for having an interest greater than 50% of the capital stock, stating for this purpose that companies engaged in the performance of primary activities shall be operating companies,

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WHEREAS
     That the company Harvest Vinccler, C.A. or any of its subsidiaries, have been directly chosen by the Ministry of Energy and Petroleum to become minority partners in the joint venture with Petrorinoco, S.A. prior approval by the Council of Ministers in accordance with Article 37 of the Decreto con Fuerza de Ley Orgánica de Hidrocarburos, and that the National Assembly has approved the incorporation of the corresponding mixed company on May 4, 2006, in compliance with the provisions in Article 33 of the Decreto con Fuerza de Ley Orgánica de Hidrocarburos,
WHEREAS
     That Article 24 of the referred Decreto con Fuerza de Ley Orgánica de Hidrocarburos sets forth the authority of this Office to transfer by decree to the operating companies the right to carry out primary activities and also to revoke such rights when the operators do not fulfill their obligations in such a way as to prevent achieving the purpose for which such rights were transferred,
WHEREAS
     That the State, as exclusive owner of the hydrocarbons, which are depletable and non-renewable resources, has the sovereign right to regulate production and to decide on the forms of exploitation that are most convenient for the national interests, the social and endogenous development and for the protection of the environment and the maintenance of the existing ecological balance,
WHEREAS
     That it is necessary to demand from the operating companies their active cooperation in the tasks of technological experimentation, research and development, and, in addition, that the activities carried out by operating companies should contribute to the integral development of the country and its workers by giving the most strict compliance to the guidelines and rules on which the Rule of Law (Estado Social de Derecho) is based,

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DECREES
      The transfer of the right to carry out primary activities and the determination of the Area
     Article 1. The right to carry out the primary activities provided in Article 9 of the Decreto con Fuerza de Ley Orgánica de Hidrocarburos is hereby transferred to Petrorinoco, S.A., subject to the conditions set forth in the Acuerdo issued by the National Assembly on May 4, 2006 and published in the Official Gazette of the Bolivarian Republic of Venezuela on May 5, 2006, in this Decree and in the Venezuelan legal framework. Consequently, Petrorinoco, S.A., shall carry out primary exploration activities in search of hydrocarbon reservoirs, their extraction in their natural state, initial gathering, transportation and storage in the geographical area designated by the Ministry of Energy and Petroleum in accordance with the provisions of Article 23 of the abovementioned Law governing this matter, through Resolution Nº                     , published in the Official Gazette of the Bolivarian Republic of Venezuela Nº                     , dated May                     , 2006 (“Designated Area”).
      Duration of the mixed company
     Article 2. Petrorinoco, S.A. may carry out the abovementioned primary activities during twenty (20) year from the date of publication of this Decree in the Official Gazette of the Republic.
      Capacity as operator and exclusion of contracts dealing with primary activities
     Article 3. Petrorinoco, S.A., shall be the operator in the Designated Area and may, in accordance with the provisions of Article 25 of the Decreto con Fuerza de Ley Orgánica de Hidrocarburos, contract the specific petroleum services that may be necessary to assist it with the performance of its activities, such as, for example, seismic, drilling and maintenance services, it being understood that Petrorinoco, S.A., may not enter into any contract or set of contracts by which it transfers, either directly or indirectly, its function as operator.

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      Payment of the royalty and taxes
     Article 4. Petrorinoco, S.A., shall pay the Republic the royalty based on the hydrocarbons volumes extracted from any reservoir and the taxes established in the law. The royalty may be demanded by the National Executive either in kind or in cash, in the modalities provided for in Articles 46 and 47 of the the Decreto con Fuerza de Ley Orgánica de Hidrocarburos.
      Special advantages
     Article 5. Petrorinoco, S.A., shall deliver to the Republic as “ventajas especiales”: (a) a participation, in the form of an additional royalty of three point thirty three percent (3.33%) of the volumes of hydrocarbons produced from the Designated Area and delivered to PDVSA Petróleo, S.A. (or to any other of the companies referred to in Article 27 of the Decreto con Fuerza de Ley Orgánica de Hidrocarburos that PDVSA Petróleo, S.A. may designate), which shall be distributed as follows: directly for the municipalities conforming the Designated Area, two point twenty two percent (2.22%), which shall replace the payments that will no longer be received by such municipalities on account of municipal taxes, due to the termination of the Operating Agreement, and one point eleven percent (1.11%) to create a fund to finance endogenous development projects according to the guidelines of the National Development Plan in the respective region; and (b) an amount equal to the difference, if any, between (i) fifty percent (50%) of the value of hydrocarbons produced in the Designated Area and delivered to PDVSA Petróleo, S.A. (or to any other of the companies referred to in Article 27 of the Decreto con Fuerza de Ley Orgánica de Hidrocarburos that PDVSA Petróleo, S.A. may designate) during each calendar year (determined in accordance with the prices established for such hydrocarbons in the contract for sale and purchase of hydrocarbons that will be entered into between Petrorinoco, S.A., and PDVSA Petróleo, S.A. or its affiliate), and (ii) the sum of all payments made by Petrorinoco, S.A., to the Republic, in respect of the activities carried out by the Mixed Company during such calendar year on account of applicable royalties on the hydrocarbons produced (including the additional royalty described in clause (a) above), income taxes, any other tax or levy calculated based on revenues (whether gross or net), and the investments in endogenous development projects of one percent (1%) of its profits before taxes required pursuant to Article Nine below. The amount of the “ventaja especial” described in the preceding clause (b) above shall be equal to zero (0) when the sum of the payments described in clause (b)(ii) is equal to or greater than the amount calculated in accordance with clause (b)(i). For purposes of the calculation indicated in (b)(ii) above, if royalty is taken in kind, then the value of such royalty shall be equal to the amount that would have been payable as royalty if the same had been payable in cash. The “ventaja especial” described in clause (b) shall be paid on April 20 of each year, beginning on April 20, 2007, being it possible to use tax refund certificates of Petrorinoco, S.A., for purposes of such payment, in which case such certificates shall be assigned in favor of the Republic. On or before each payment date,

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Petrorinoco, S.A., shall deliver to the Ministry of Energy and Petroleum a written report setting forth the calculation of the payment obligation for such “ventaja especial.” The reimbursement of any amount for income taxes that was taken into account in the calculation of any payment of such “ventaja especial” and that had the effect of reducing the same, shall obligate Petrorinoco, S.A., to pay to the Republic the amount reimbursed to the extent of such reduction in the payment of the respective “ventaja especial”, within thirty (30) consecutive days following the reimbursement. In no event shall the Bolivarian Republic of Venezuela reimburse any amounts paid on account of this “ventaja especial”, but any amount which in relation to any calendar year has been paid by Petrorinoco, S.A., in excess of what would have been applicable computing any due adjustment within the parameters of calculation here established, may be deducted by Petrorinoco, S.A., from the payment of this “ventaja especial” in subsequent years.
      Authority to revoke of the executive
     Article 6. The National Executive may revoke the rights transferred through this Decree, as well as any other rights that may have been transferred, such as the property right or other rights on real or personal property of the Republic’s private domain, if Petrorinoco, S.A., does not fulfill the obligations set forth in the Decreto con Fuerza de Ley Orgánica de Hidrocarburos, the Acuerdo of the National Assembly and this Decree, in such a way as to prevent achieving the purpose for which such rights were transferred, as provided in Article 24 of the law regulating the hydrocarbons activity.
      Property of the information collected
     Article 7. All the geological, geophysical and any other technical information related to the primary activities carried out within the Designated Area shall be the property of the Republic as of the time in which it is obtained and Petrorinoco, S.A., shall only have the right to use it in order to carry out the transferred activities. If for any reason the right to perform primary activities is extinguished, Petrorinoco, S.A., shall deliver to the Ministry of Energy and Petroleum the originals comprising the information.
      Conservation measures
     Article 8. Petrorinoco, S.A., should plan and carry out all the steps necessary to restore the Designated Area and any other geographical area affected by the activities of Petrorinoco, S.A, to the condition it had on the date of this Decree. Similarly, unless otherwise instructed by the Ministry of Energy and Petroleum and the Ministry of the Environment and the Natural Resources, before completion of the period established in this Decree, Petrorinoco, S.A., shall remove and dispose of the contaminants resulting from the primary activities, in compliance with the procedures and quality standards required by the el Ministry of the Environment and the Natural Resources and, lacking

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them, by those generally accepted scientifically and technically and the standards of the oil industry for such activities.
      Social and Endogenous Development
     Article 9. Petrorinoco, S.A., shall prepare and carry out an endogenous development policy based on the principles of cultural and biological diversity preservation, the minimization of adverse environmental impacts and the social responsibility expressed in the National Development Plan. Moreover, based on the abovementioned policy, Petrorinoco, S.A., shall prepare and implement a social investment plan aimed at developing improvement programs, which shall be submitted to the National Executive for approval. Petrorinoco, S.A. shall, within any calendar year, invest in such programs a sum equal to one per cent (1%) of its profits in the previous calendar year before taxes in accordance with its duly audited financial statements, it being understood that, with regard to the investment corresponding to the first calendar year, such sum shall be calculated based on the profits that Petrorinoco, S.A., expects to obtain during such period.
      Duty to maintain the facilities and reversion
     Article 10. Petrorinoco, S.A., shall maintain in good condition the land lots and permanent works, including the facilities, accessories and equipment that are an integral part of them, and any other assets acquired for the performance of such activities, irrespective of their nature or their acquisition title, which shall be delivered to the Republic free of liens and without any indemnity upon extinguishment, for whatsoever reason, of the rights granted in order to guarantee the possibility of continuing with the activities, if this were the case, or their cessation with the less economic and environmental damage possible.
      No guarantee of exploitable substances or obligation to redress
     Article 11. The Republic does not guarantee the existence of substances within the Designated Area, nor does the Republic undertakes its redress. The performance of the activities shall be at full risk of those performing them with regard to the existence of such substances.
      Applicable jurisdiction
     Article 12. The conflicts and controversies arising from the non-compliance of the conditions, guidelines, procedures and proceedings constituting the object of this Decree or arising therefrom, shall be resolved in accordance with the legislation of the Republic and before its jurisdictional bodies.

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HUGO CHAVEZ FRIAS

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ANNEX G
ASSETS AND CONTRACTS TO BE
TRANSFERRED BY HARVEST VINCCLER

ANNEX G
ASSETS AND CONTRACTS TO
BE TRANSFERRED BY HARVEST VINCCLER
[Note: The list of assets and contracts of Harvest Vinccler that will constitute this Annex shall be determined in each case in accordance with Article 1.4(B) of the Conversion Contract.]

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ANNEX H
ASSETS TO BE
TRANSFERRED BY PPSA

ANNEX H
ASSETS TO BE TRANSFERRED BY PPSA
[Note: The list of assets that shall be transferred by PPSA that will constitute this Annex shall be determined in each case by the Decree of the National Executive that will transfer them to the Mixed Company.]

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ANNEX I
BUSINESS PLAN

ANNEX I
BUSINESS PLAN
[Note: To be determined in accordance with Article 1.7 of the Conversion Contract.]
The following is the initial Business Plan, which may be modified in accordance with the provisions of Article 1.7 of the Conversion Contract. In case of conflict between the Business Plan (or any revision thereof) and the other provisions of the Conversion Contract or the Charter and By-laws of the Mixed Company, the latter shall prevail.

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ANNEX J
POLICIES AND PROCEDURES
OF THE MIXED COMPANY

ANNEX J
POLICIES AND PROCEDURES
OF THE MIXED COMPANY
     The Parties are still reviewing the specific policies and procedures to be followed by the Mixed Company, which will be discussed in the first Shareholder Meetings. Pending the adoption of such policies and procedures, the Mixed Company will follow PDVSA’s policies and procedures (a copy of which has been sent to the Class B Shareholder) subject to adjustments in accordance with the terms and conditions established in Article 1.9 of the Conversion Contract and the Charter and By-laws of the Mixed Company.
In case of conflict between the policies and procedures adopted (or any adjustment thereof) and the other provisions of the Conversion Contract or the Charter and By-laws of the Mixed Company, the latter shall prevail.

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ANNEX K
FORM OF CONTRACT FOR SALE AND PURCHASE
OF HYDROCARBONS

ANNEX K
FORM OF CONTRACT FOR SALE AND PURCHASE OF HYDROCARBONS
between
PETRORINOCO, S.A.
and
PDVSA PETRÓLEO, S.A.
May  , 2006

FORM OF CONTRACT FOR SALE AND PURCHASE
OF HYDROCARBONS
     This Contract for sale and purchase of natural hydrocarbons (the “Contract”) is entered into on the ___day of May, 2006, between Petrorinoco, S.A. (the “Mixed Company”), a corporation established in accordance with the laws of the Bolivarian Republic of Venezuela (the “Republic”), represented herein by ___, as one party, and PDVSA Petróleo, S.A. (“PPSA”), a corporation established in accordance with the laws of the Republic, represented herein by ___, as the other party (hereinafter, the Mixed Company and PPSA shall be referred to collectively as the “Parties” and individually as a “Party”).
WHEREAS
     The Mixed Company shall carry out activities of exploration, extraction, gathering, transportation and initial storage of hydrocarbons (the “Primary Activities”) in the area designated by the Ministry of Energy and Petroleum (the “Ministry”) pursuant to Resolution No. ___, published in the Official Gazette of the Republic No. ___, dated May___, 2006 (the “Designated Area”), in accordance with the Transfer Decree published in the Official Gazette of the Republic No. ___, dated May___, 2006, issued by the National Executive in accordance with the Decreto con Fuerza de Ley Orgánica de Hidrocarburos, published in the Official Gazette of the Republic No. 37.323 (the “Organic Hydrocarbons Law);
     In accordance with the Acuerdo of the National Assembly approving the formation of the Mixed Company and the terms and conditions that will govern the conduct of the Primary Activities by the Mixed Company, published in the Official Gazette of the Republic No. 38.430 on May 5, 2006, the Mixed Company is obligated to sell all of the hydrocarbons produced by it and not used in its operations in the Designated Area (except for the hydrocarbons corresponding to the payment of the royalty in kind, if applicable, and the associated natural gas which PPSA has not accepted to receive) to PPSA or another entity owned exclusively by the State; and
     PPSA, in its character as a company exclusively owned by the State, presently receives, treats and commercializes the hydrocarbons produced in the Designated Area, and desires to continue to do so.

     NOW, THEREFORE, the Parties hereby agree as follows:
ARTICLES
FIRST
PURPOSE
     In accordance with the terms and conditions set forth in this Contract, the Mixed Company agrees to sell and deliver to PPSA, and PPSA agrees to purchase and receive from the Mixed Company, the crude oil and associated natural gas that the Mixed Company produces from the Designated Area and does not use in the conduct of its Primary Activities or for the payment of royalties that the National Executive has decided to receive in kind (the “Hydrocarbons”).
SECOND
QUANTITY AND QUALITY
     Within the first twenty (20) calendar days (hereinafter “Days”) of each calendar month (hereinafter “Month”), the Mixed Company shall inform PPSA of the volume of Hydrocarbons it estimates to deliver to PPSA the following Month. The delivery points for the Hydrocarbons shall be the fiscalization points established by the Ministry (the “Delivery Points”), and the conditions of delivery, the volume and quality (API grades and sulfur content) of the Hydrocarbons actually delivered, shall be determined in accordance with the royalty agreement entered into with the Ministry (the “Royalty Agreement”) in effect at the time of delivery. Each Party and each shareholder of the Mixed Company shall have the right to request tests of the meters in place at the Delivery Points by an independent expert, and to witness such tests and receive the test results.
THIRD
TITLE AND CUSTODY
     The Mixed Company shall assume the risk of loss or contamination of the Hydrocarbons until the receipt of such Hydrocarbons by PPSA at the Delivery Points, where the title and custody of the Hydrocarbons shall be deemed transferred to PPSA. All costs incurred by PPSA at or downstream of such Delivery Points, including, among others, costs of receiving, transportation, treatment, processing and commercialization of the Hydrocarbons, shall be the exclusive responsibility of PPSA.

FOURTH
CALCULATION OF PAYMENTS
     PPSA shall pay to the Mixed Company the amounts calculated in accordance with Annex A for the volumes of Hydrocarbons delivered in accordance with this Contract in any Month, net of volumes corresponding to royalty which the National Executive decides to receive in kind.
FIFTH
INVOICES AND DATE OF PAYMENT
     Within the first fifteen (15) Days of each Month, the Mixed Company shall send to PPSA an invoice setting forth, in relation to the immediately preceding Month: (i) the volume of each type of Hydrocarbons delivered to PPSA net of the volumes corresponding to royalty which the National Executive decides to receive in kind; (ii) the detailed calculations of the payment in Bolívares owed for the methane gas delivered and the payment in United States of America dollars owed for the crude oil and natural gas liquids delivered, determined in accordance with Annex A; and (iii) the total amounts that PPSA must pay to the Mixed Company for the Hydrocarbons delivered, net of the volumes corresponding to royalties which the National Executive decides to receive in kind, in accordance with this Contract during the prior Month. The payments owed in accordance with each invoice shall be effected on the last Day of the second Month following the Month in which the Hydrocarbons covered by such invoice were delivered. PPSA shall make payment of each invoice by wire transfer, in United States of America dollars in the case of payment for crude oil and natural gas liquids delivered, and in Bolivars in the case of payment for methane gas delivered, in immediately available funds, without any set-off or discount, to the bank accounts that the Mixed Company indicates in writing.
SIXTH
ADJUSTMENTS
     Upon reaching a definitive resolution of any adjustment resulting from errors in the determination of the quantity or quality (API grades or sulfur content) of the delivered Hydrocarbons, or in the calculation of the payments owed, the creditor Party resulting from the adjustment shall send to the other Party an invoice with details of the cause and amount of the adjustment and indicating the bank account for payment of the invoice, and the other Party shall, within fifteen (15) Days following the receipt of such invoice, pay the adjustment by means of an electronic transfer of United States of America dollars in immediately available funds to such account.

SEVENTH
PENALTY INTEREST
     For any period of delay in making payments owed in accordance with this Contract, the Party that incurs such delay shall pay to the other Party interest on the amount owed and not paid, at an annual rate equal to LIBOR plus four (4) percentage points. For the purposes of this Contract, LIBOR means, for each consecutive period of thirty (30) Days, the London Inter-Bank Offering Rate for a Month as indicated in the Telerate page 3750 at 11:00 a.m. (London Time) on the first Day of the applicable period or, if commercial banks are not open for international operations in London on such Day, the rate on the next Day on which commercial banks in London are open for international operations.
EIGHTH
ASSIGNMENT
     Neither Party may assign or transfer this Contract or any of the rights or obligations hereunder, without the prior written consent of the other Party. Notwithstanding the foregoing, PPSA can assign its rights and obligations under this Contract to any other of the entities referred to in Article 27 of the Organic Hydrocarbons Law, and the Mixed Company can assign its rights for receipt of payment derived from the sale of Hydrocarbons under this Contract.
NINTH
FORCE MAJEURE
     Neither Party shall be liable to the other Party for losses or damages resulting from interruptions, reductions or delays in the delivery or receipt of Hydrocarbons caused by events of force majeure. The following, among others, shall be considered force majeure events: natural disasters; wars, blockades, sabotage or other similar hostilities; labor conflicts; interruptions in electricity service; accidents or other problems with equipment or installations for production, processing, delivery, receipt or transportation of Hydrocarbons; and governmental acts. The Party that believes that it has been affected by an event of force majeure shall notify the other Party as soon as possible of the occurrence, duration and effect of the event in question, as well as its termination. No event of force majeure shall excuse the failure to pay any amount due in accordance with this Contract by either of the Parties.

TENTH
LIMITATION OF LIABILITY
     Neither Party shall be responsible to the other for indirect or incidental damages of any kind resulting from the breach of this Contract.
ELEVENTH
TERM
     The term of this Contract shall be from the date it is executed until the date on which the right of the Mixed Company to carry out the Primary Activities in the Designated Area expires or is revoked in accordance with its terms and the Mixed Company has been paid for all of the Hydrocarbons delivered in accordance with this Contract.
TWELFTH
REPRESENTATIONS OF THE PARTIES
     Each Party acknowledges that the other Party is entering into this Contract in its own name and in its capacity as a legal entity empowered to contract on is own behalf. In addition, each Party represents and warrants to the other Party that: (i) it has full legal authority to execute and perform this Contract; (ii) it has complied with all corporate and other actions required for it to execute and perform this Contract; (iii) it has obtained all governmental and other authorizations required for the execution and performance of this Contract; (iv) this Contract constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (v) neither it nor any of it affiliates, contractors or subcontractors or their affiliates, and no employee, agent or representative of any of the foregoing, directly or indirectly, has offered, promised, authorized, paid or delivered money or anything of value to any official or employee of any government or public national or international organization or political party, any official or employee thereof or any candidate for public office to influence his or her action or decision, or to gain any undue advantage, in connection with this Contract or any of the activities that are carried out in accordance with this Contract.
THIRTEENTH
NOTICES
     All notices and other communications between the Parties shall be in writing and shall be deemed effective upon receipt by the intended recipient at the following addresses, or at any other address timely indicated by either of the Parties in writing to the other:

     To the Mixed Company:
     To PPSA:
or at such other address as either Party may indicate to the other in writing, with at least ten (10) Days’ prior notice, in accordance with the terms of this Article.
FOURTEENTH
AMENDMENTS AND WAIVERS
     This Contract may not be amended without the prior written consent of both Parties. Any waiver of rights conferred by this Contract must be in writing and signed by the authorized representatives of the Party that is waiving such rights.
FIFTEENTH
APPLICABLE LAW AND JURISDICTION
     This Contract shall be governed by and interpreted in accordance with the laws of the Republic. Any dispute or controversy that may arise from or in connection with this Contract shall be submitted exclusively to the courts of the Republic having jurisdiction. Before initiating any litigation, the Parties shall in good faith and within the framework of the Organic Hydrocarbons Law, explore the possibility of utilizing mechanisms to amicably resolve controversies of any nature that my arise, including, for technical matters, the possible request of opinions of independent experts appointed by mutual agreement. In case that it is decided to use such mechanisms, there shall be a written record of the contents of such agreement.
SIXTEENTH
ENTIRE AGREEMENT
     This Contract represents the entire agreement of the Parties regarding the subject matter hereof. The Annexes of this Contract are an integral part hereof.

SEVENTEENTH
HEADINGS AND REFERENCES
     The headings of the Articles of this Contract are included solely for convenience and shall not be considered in the interpretation of this Contract. All references herein to Articles and Annexes shall be considered references to Articles and Annexes of this Contract.
EIGHTEENTH
LANGUAGE
     This Contract is entered into in the Spanish language, which is the language by which it should be interpreted. Any translation that is made shall not be considered for purposes of the interpretation hereof.
NINETEENTH
COUNTERPARTS
     This Contract is executed in four counterparts, with one meaning and effect, each of which shall be considered an original.
     This Contract has been executed in the City of Caracas, Bolivarian Republic of Venezuela, on the ___day of May 2006.

PETRORINOCO, S. A.,
By:

PDVSA PETRÓLEO, S.A.
By:

ANNEX A
CALCULATION OF PAYMENTS
Payments to the Mixed Company by PPSA for the volumes of Hydrocarbons delivered in any Month under this Contract, net of any volume corresponding to royalties that the National Executive may decide to receive in kind, shall be calculated in accordance with the formulas set forth below in numerals (1), (2) and (3) of this Annex A.
(1) Calculation of Payment for Crude Oil Delivered.
PPC = VPC * (PRG * FPG + PRC * FPC + PRE * FPE + PRA * FPA)
Where:

PPC	=	Payment for crude oil delivered by the Mixed Company to PPSA during the Month in question (US$).

VPC	=	Volume of crude oil delivered by the Mixed Company to PPSA during the Month in question, net of any volume corresponding to royalties that the National Executive decides to receive in kind (barrels).

PRG	=	Reference price for Merey 16 crude oil destined for the Gulf of Mexico during the Month in question (US$/barrel), determined pursuant to the following formula:

PRG = 0.60 * (WTS + FO3) - 0.20 * WTI + AGA - ACC + K

Where:

		WTS	=	Average of the daily high and low spot prices during the Month in question of West Texas Sour crude oil delivered in Midland, Texas, as reported in Platts Oilgram Price Report (US$/barrel).

		FO3	=	Average of the daily high and low spot prices during the Month in question of fuel oil with a 3% sulfur content in the Gulf of Mexico (No. 6 Fuel Oil, 3% S, Waterborne, USGC), as reported in Platts Oilgram Price Report (US$/barrel).

		WTI	=	Average of the daily high and low spot prices during the Month in question of West Texas Intermediate crude oil delivered in Cushing, Oklahoma, as reported in Platts Oilgram Price Report (US$/barrel).

		AGA	=	Sum of the adjustments for variations of gravity and sulfur content of the crude oil delivered from the standard of Merey 16 crude oil (16.5º API; 2.5% sulfur) during the Month in question, which values shall be published monthly by the Ministry, for all crude oils destined to the Gulf of Mexico for which Merey 16 is the reference crude oil (US$/barrel). These adjustments are intended to reflect the values of such variations in gravity and sulfur content in the Gulf of Mexico during the Month in question.

		ACC	=	Adjustments for commercialization costs, during the Month in question, consisting of the sum of (a) US$0.00125 per barrel and kilometer, indexed in accordance with the United States of America consumer price index from April 1st, 2006 and multiplied by the distance in kilometers between the delivery point and the shipping port, plus (b) US$ per barrel, indexed in accordance with the United States of America consumer price index from April 1st, 2006, on account of additional maritime transportation costs in connection with crude oils commercialized as part of blends loaded in ports of Lake Maracaibo, plus (c) US$ per barrel, indexed in accordance with the United States of America consumer price index from April 1st, 2006, on account of other handling costs of crude oil between delivery and shipping, plus (d) US$0.05 per barrel, indexed in accordance with the United States of America consumer price index from April 1st, 2006, on account of commercialization fees, plus (e) any other tax or duty applicable to the export of Merey 16 crude oil, denominated in US$ per barrel.

		K	=	Constant for Merey 16 crude oil in the Gulf of Mexico during the Month in question, as published monthly by the Ministry, for all crude oils destined to the Gulf of Mexico for which Merey 16 is the reference crude oil (US$/barrel). This constant is intended to neutralize any distortions that may occur given the reference prices for Merey 16 crude oil and the prevailing market conditions for such crude oil in the Gulf of Mexico during the Month in question (competition, refining and other factors that may affect demand and supply).

FPG	=	Weighting factor for the reference price of Merey 16 crude oil destined to the Gulf of Mexico, which will be equal to 0.7097 for the year 2006. In January 2007, and in January of each year thereafter, the Ministry will publish the FPG for such year based on the proportion of exports of Merey 16 crude oil and related crude oils to the Gulf of Mexico during the prior calendar year to the total exports of Merey 16 crude oil and related crude oils during the prior calendar year, expressed in decimal form.

PRC	=	Price reference for Merey 16 crude oil destined to the Caribbean during the Month in question, determined in accordance with the formula for the calculation of the reference price for the Merey 16 crude oil destined to the Gulf of Mexico (PRG), except for the constant K, which shall be published monthly by the Ministry for the Merey 16 crude oil destined to the Caribbean, and which will reflect the difference in transportation costs as between the Gulf of Mexico (Houston) and the Caribbean (Curacao) (US$/barrel).

FPC	=	Weighting factor for the reference price of Merey 16 crude oil destined to the Caribbean, which shall be equal to 0.2345 during 2006. In January 2007, and in January of each year thereafter, the Ministry will publish the FPC for such year based on its estimate of the proportion of exports of Merey 16 crude oil and related crude oils to the Caribbean during the prior calendar year to the total exports of Merey 16 crude oil and related crude oils during the prior calendar year, expressed in decimal form.

PRE	=	Reference price for Merey 16 crude oil destined to Europe during the Month in question (US$/barrel), determined in accordance with the following formula.

PRE = 0.75 * (BRD + FO3.5) - 0.50 * FRT + AGA - ACC + K

Where:

		BRD	=	Average of the daily high and low spot prices during the Month in question of the North Sea Dated Brent crude oil, delivered in Sullom Voe, U.K., as reported in Platts Oilgram Price Report (US$/barrel).

		FO3.5	=	Average of the daily high and low spot prices during the Month in question of fuel oil CIF with a 3.5% sulfur content delivered in Rotterdam (Fuel Oil, 3.5% S, CIF ARA Barges), as reported in Platts Oilgram Price Report (US$/barrel).

		FRT	=	Average of the daily high and low spot prices during the Month in question of North Sea Forties crude oil delivered in Hound Point, U.K., as reported in Platts Oilgram Price Report (US$/barrel).

		AGA	=	Sum of the adjustments for variations of gravity and sulfur content of the crude oil delivered from the standard of Merey 16 crude oil (16.5º API; 2.5% sulfur) during the Month in question, which values shall be published monthly by the

Ministry, for all crude oils destined to Europe for which Merey 16 is the reference crude oil (US$/barrel). These adjustments are intended to reflect the values of such variations in gravity and sulfur content in Europe during the Month in question.

		ACC	=	Shall have the same meaning as provided above in the definition of the term ACC included in the formula for the price calculation of the Merey 16 crude oil destined to the Gulf of Mexico (PRG).

		K	=	The constant for the Merey 16 crude oil destined to Europe during the Month in question, as published monthly by the Ministry, for all crude oils destined to Europe for which Merey 16 is the reference crude oil (US$/barrel). This constant is intended to neutralize any possible distortions that may occur given the reference prices for Merey 16 crude oil and the prevailing market conditions for such crude oil in Europe during the Month in question (competition, refining and other factors that may affect demand and supply).

FPE	=	Weighting factor for the reference price of Merey 16 crude oil destined to Europe, which will be equal to 0.0250 during 2006. In January 2007, and in January of each year thereafter, the Ministry will publish the FPE for such year based on the proportion of exports of Merey 16 crude oil and related crude oils to Europe during the prior calendar year to the total exports of Merey 16 crude oil and related crude oils for the prior calendar year, expressed in decimal form.

PRA	=	Reference price for the Merey 16 crude oil destined to Asia during the Month in question (US$/barrel), determined in accordance with the following formula:

PRA = 0.30 * DUB + 0.70 * FO2 + AGA - ACC + K

Where:

		DUB	=	Average of the daily high and low spot prices during the Month in question for Dubai crude oil delivered in Fateh, Dubai, as reported in Platts Oilgram Price Report (US$/barrel).

		FO2	=	Average of the daily high and low spot prices during the Month in question for fuel oil 180 CTS with a 2% sulfur content delivered in Singapore (Fuel Oil, 2% S, 180.

Singapore), as reported in Platts Oilgram Price Report (US$/barrel).

		AGA	=	Sum of the adjustments for variations of gravity and sulfur content of the crude oil delivered from the standard of Merey 16 crude oil (16.5º API; 2.5% sulfur) during the Month in question, which values shall be published monthly by the Ministry, for all crude oils destined to Asia for which Merey 16 is the reference crude oil (US$/barrel). These adjustments are intended to reflect the values of such variations in gravity and sulfur content in Asia during the Month in question.

		ACC	=	Shall have the same meaning as provided above in the definition of the term ACC included in the formula for the price calculation of the Merey 16 crude oil destined to the Gulf of Mexico (PRG).

		K	=	The constant for the Merey 16 crude oil destined to Asia during the Month in question, as published monthly by the Ministry, for all crude oils destined to Asia for which Merey 16 is the reference crude oil (US$/barrel). This constant is intended to neutralize any distortions that may occur given the reference prices for Merey 16 crude oil and the prevailing market conditions for such crude oil in Asia during the Month in question (competition, refining and other factors that may affect demand and supply).

FPA	=	Weighting factor for the reference price of Merey 16 crude oil destined to Asia, which will be equal to 0.0308 during 2006. In January of 2007, and in January of each year thereafter, the Ministry will publish the FPA for such year based on the proportion of exports of Merey 16 crude oil and related crude oils to Asia during the prior calendar year to the total volume of exports of Merey 16 crude oil and related crude oils during the prior calendar year, expressed in decimal form.
In the event that one of the Parties or any shareholder of the Mixed Company, believes that due to changes in the markets or in the application of the adjustment factors published by the Ministry, any formula included in this Annex A no longer accurately reflects the export value to the market in question of the crude oil delivered by the Mixed Company to PPSA, such Party or shareholder may request a prospective adjustment to such formula. Once this request has been made, the Parties and shareholders will meet as soon as possible to discuss in good faith the necessity of the requested prospective adjustment and, if appropriate, the specific amount of such adjustment. The intention of the Parties is that the formulas contained in this Annex A should adequately reflect the long term export value to the relevant markets of the crude oil delivered, in the understanding that no request for adjustment may be based on disagreements regarding such value in the short term, or the use of Merey 16 as the reference crude oil.
In case that the Platts Oilgram Price Report ceases to be published or is otherwise unavailable, the Parties will agree on an alternate source of information for the reference prices reported therein. If any such reference price is not available in any alternate source of information, the Parties will select a new reference price.
(2) Calculation of payment for Associated Natural Gas Delivered
PM = (PG / 0.6667) * TC * VG
Where:

PM	=	Payment for the associated natural gas delivered by the Mixed Company to PPSA during the Month in question (Bs.)

PG	=	1.03 US$/MPCE (one United States dollar and three cents per each thousand standard cubic feet)

TC	=	Value of the United States dollar expressed in Bolívares, in accordance to the official exchange rate published by the Central Bank of Venezuela for the last Day of the Month in question.

VG	=	Volume of associated natural gas delivered by the Mixed Company to PPSA during the Month in question, net of the volume corresponding to any royalty that the National Executive decides should be paid in kind (MPCE).

Appendix D
August 18, 2006
Harvest Vinccler, C.A.
C/O Harvest Natural Resources
1177 Enclave Parkway, Suite 300
Houston, Texas, 77077
U.S.A.
Attention: Karl Nesselrode
Gentlemen:
     At your request, we have prepared an estimate of the reserves, future production, and income attributable to Harvest Vinccler’s interest in certain properties located in the Greater Oficina Trend of Eastern Venezuela. These properties are to be included in a new company called Empresa Mixta Petrodelta, S.A., in which Harvest Vinccler will have a 40% interest, and Corporacion Venezolana del Petroleo, S.A (CVP) will have 60% interest. The properties include three fields in the South Monagas Unit (SMU), Uracoa Field, Tucupita Field and Bombal Field, and three additional fields, which are Temblador Field, Isleňo Field, and El Salto Field. At this time, Harvest Vinccler has no interest in the three additional fields, but is negotiating with the government of Venezuela for the conversion of its Operating Service Agreement covering the SMU fields to an interest in the Empresa Mixta Petrodelta, S.A. Harvest Vinccler has signed memorandums of understanding (MOU) with CVP to form Petrodelta and operate the six fields under a 20 year contract with a start on April 1, 2006.
     For the proved reserves in this report, the income data were estimated using the Securities and Exchange Commission (SEC) requirements for future price and cost parameters, and the net entitlement reserves were estimated using economic interest based analysis, consistent with the terms of the anticipated contract. Additionally, probable and possible reserves were estimated using SPE/WPC reserve definitions. No risk or chance of success factors have been applied to any of the reserves in this report. These reserves were estimated assuming that the ongoing negotiations result in an ownership position for Harvest Vinccler under the terms assumed for this report, which are more fully described in later sections. Until these negotiations are finalized, and Harvest Vinccler becomes an owner in Petrodelta with the contract for the operation of the fields, no reserves can be reported for SEC purposes by Harvest Vinccler in any of the subject properties of this report.
     The estimated reserves and future income amounts presented in this report are related to hydrocarbon prices. Hydrocarbon prices in effect at April 1, 2006 were used in the preparation of this report as required by SEC rules; however, actual future prices may vary significantly from April 1, 2006 prices. Therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly from the estimated quantities presented in this report. The results of this study are summarized below.

1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TEL (713) 651-9191	FAX (713) 651-0849
1100, 530-8th AVENUE S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790

Harvest Vinccler
August 18, 2006

Harvest Vinccler, C.A.
Estimated Net Reserves and Income Data
Attributable to anticipated interest in
Empresa Mixta Petrodelta
SEC & SPE/WPC Parameters
International Properties Under Negotiation For Acquisition
As of April 1, 2006

	Proved
	Developed	Developed			Total
	Producing	Non-Producing	Undeveloped		Proved
Net Remaining Reserves
Oil/Condensate — Barrels	14,668,378	2,611,153	31,889,171		49,168,702
Gas — MMCF	14,452	1,137	26,695		42,284

Income Data M$
Future Gross Revenue	$680,333	$118,940	$1,471,913		$2,271,186
Deductions	199,430	$16,612	592,529	*	808,571

Future Net Income (FNI)	$480,903	$102,328	$879,384	*	$1,462,615

Discounted FNI @ 10%	$272,204	$58,996	$439,882	*	$771,082

*	Includes $5,004M for allocated expense and $2,645M discounted

	Total	Total
	Probable	Possible
Net Remaining Reserves
Oil/Condensate — Barrels	33,741,777	86,430,586
Gas — MMCF	30,761	34,484

Income Data M$
Future Gross Revenue	$1,561,221	$3,932,246
Deductions	642,171	1,301,547

Future Net Income (FNI)	$919,050	$2,630,699

Discounted FNI @ 10%	$396,369	$990,455
   Liquid hydrocarbons are expressed in standard 42 gallon barrels.
     The future gross revenue is after the deduction of production taxes. The deductions comprise the normal direct costs of operating the wells, transportation, recompletion costs, and development costs. The future net income is before the deduction of federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or undistributed income. Liquid hydrocarbon reserves account for approximately 97 percent and gas reserves account for the remaining 3 percent of total future gross revenue from proved reserves.
     The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded monthly. Future net income was discounted at four other discount rates which were also compounded monthly. These results are shown on each estimated projection of future production and income presented in a later section of this report and in summary form below.
RYDER            SCOTT            COMPANY            PETROLEUM            CONSULTANTS

Harvest Vinccler
August 18, 2006

	Discounted Future Net Income
	As of December 31, 2005
Discount Rate	Total	Total	Total
Percent	Proved	Probable	Possible
9	$815,015	$427,213	$1,080,648
15	$597,540	$279,437	$660,036
20	$477,456	$204,329	$459,732
25	$390,759	$154,024	$332,434
     The results shown above are presented for your information and should not be construed as our estimate of fair market value.
Reserves Included in This Report
     The proved reserves included herein conform to the definition as set forth in the Securities and Exchange Commission’s Regulation S-X Part 210.4-10 (a) as clarified by subsequent Commission Staff Accounting Bulletins. The probable reserves and possible reserves included herein conform to definitions of probable and possible reserves approved by the SPE/WPC using the deterministic methodology. The definitions of proved, probable, and possible reserves are included under the tab “Reserve Definitions” in this report.
     We have included probable and possible resources and income in this report at the request of Harvest Vinccler. These data are for Harvest Vinccler’s information only, and should not be included in reports to the SEC according to the SEC disclosure specifications.
     The various reserve status categories are defined under the tab “Reserve Definitions” in this report. The developed non-producing reserves included herein are composed of the behind pipe and shut-in categories.
Estimates of Reserves
     In general, the reserves included herein were estimated by performance methods or the volumetric method; however, other methods were used in certain cases where characteristics of the data indicated such other methods were more appropriate in our opinion. The reserves estimated by the performance method utilized extrapolations of various historical data in those cases where such data were definitive. Reserves were estimated by the volumetric method in those cases where there were inadequate historical performance data to establish a definitive trend or where the use of production performance data as a basis for the reserve estimates was considered to be inappropriate.
     The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of reserves may increase or decrease as a result of future operations.
Future Production Rates
     Initial production rates are based on the current producing rates for those wells now on production. Test data and other related information were used to estimate the anticipated initial production rates for those wells or locations that are not currently producing. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of
RYDER            SCOTT            COMPANY            PETROLEUM            CONSULTANTS

Harvest Vinccler
August 18, 2006

decline was then applied to depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates. For reserves not yet on production, sales were estimated to commence at an anticipated date furnished by Harvest Vinccler.
     The future production rates from wells now on production may be more or less than estimated because of changes in market demand or allowables set by regulatory bodies. Wells or locations that are not currently producing may start producing earlier or later than anticipated in our estimates of their future production rates.
Hydrocarbon Prices
     Harvest Vinccler furnished us with hydrocarbon prices in effect at April 1, 2006 and with its forecasts of future prices which take into account SEC and Financial Accounting Standards Board (FASB) rules, current market prices, contract prices, and fixed and determinable price escalations where applicable.
     In accordance with FASB Statement No. 69, April 1, 2006 market prices were determined using the daily oil price or daily gas sales price (“spot price”) adjusted for oilfield or gas gathering hub and wellhead price differences (e.g. grade, transportation, gravity, sulfur and BS&W) as appropriate. Also in accordance with SEC and FASB specifications, changes in market prices subsequent to April 1, 2006 were not considered in this report.
     For this report, Harvest Vinccler provided an oil price based on West Texas Intermediate crude at $66.25 per barrel. This base price was adjusted by 69.75 percent to account for location and quality based on 16 degrees API. A further deduction of $0.40 per barrel for marketing and transportation was applied, yielding a price of $45.81 per barrel. This price was used for all fields.
     Natural gas is sold at $1.54 per MCF. Both oil and gas prices were held constant in this report.
Costs
     Operating costs for the leases and wells in this report were supplied by Harvest Vinccler and include only those costs directly applicable to the leases or wells. When applicable, the operating costs include a portion of general and administrative costs allocated directly to the leases and wells under terms of operating agreements. No deduction was made for indirect costs such as general administration and overhead expenses, loan repayments, interest expenses, and exploration and development prepayments that are not charged directly to the leases or wells.
     Development costs were furnished to us by Harvest Vinccler and are based on authorizations for expenditure for the proposed work, budgeting cost estimates, or actual costs for similar projects. At the request of Harvest Vinccler, their estimate of abandonment costs after salvage value for onshore properties was used in this report. Ryder Scott has not performed a detailed study of the abandonment costs or the salvage value and makes no warranty for Harvest Vinccler’s estimate.
     For SMU, Harvest Vinccler provided operating costs based on their historical experience in operating the field prior to the Venezuelan government’s cancellation of their operating service agreement. For Temblador and Isleňo Fields, Harvest provided estimated variable costs of $4.00 per barrel and $0.20 per MCF.
     The heavy crude oil produced at El Salto requires that a lighter crude be blended so that the oil can be transported via pipeline to a sales point. A volume of 40 degree API equal to 20% of the El Salto production must be purchased and blended. Although the blendstock is sold with the production, it is not counted as a reserve. The net cost of the blendstock is $4.49 per barrel, resulting in a
RYDER            SCOTT            COMPANY            PETROLEUM            CONSULTANTS

Harvest Vinccler
August 18, 2006

     operating cost per barrel of $8.49 for El Salto production. Hence, the net cost of the blendstock was treated as an increase in operating costs.
     Current costs were held constant throughout the life of the properties.
Taxes
     The properties will be subject to two different taxes, an “Investment on Technology” (IoT) tax and a “Social Investment & Anti-Drug” (SIAD) tax. The IoT tax was modeled as 2 percent of the gross revenues after royalty. The SIAD tax is 1.5 percent of before tax income, defined as revenues less expenses and book depreciation. Due to the difficulty in modeling the after tax depreciation component, it was ignored upon Harvest Vinccler’s instructions. This resulted in a slightly overstated SIAD tax calculation, although the overall impact was not material to the evaluation.
Ownership
     Upon Harvest Vinccler’s instructions, a working interest of 40 percent with a net revenue interest of 26.668 percent after royalty was assumed for this evaluation. The life of the grant to Petrodelta was assumed to be 20 years.
General
     Tables 1 through 12 present our estimated projection of production and income by years beginning April 1, 2006, by reserve category, field and lease or well.
     While it may reasonably be anticipated that the future prices received for the sale of production and the operating costs and other costs relating to such production may also increase or decrease from existing levels, such changes were, in accordance with rules adopted by the SEC, omitted from consideration in making this evaluation.
     The estimates of reserves presented herein were based upon a detailed study of the properties in which Harvest Vinccler owns an interest; however, we have not made any field examination of the properties. No consideration was given in this report to potential environmental liabilities that may exist nor were any costs included for potential liability to restore and clean up damages, if any, caused by past operating practices. Harvest Vinccler has informed us that they have furnished us all of the accounts, records, geological and engineering data, and reports and other data required for this investigation. The ownership interests, prices, and other factual data furnished by Harvest Vinccler were accepted without independent verification. The estimates presented in this report are based on data available through December 2005.
     Harvest Vinccler has assured us of their intent and ability to proceed with the activities included in this report, and that they are not aware of any legal, regulatory or political obstacles that would significantly alter their plans.
     Neither Ryder Scott Company nor any of our employees have any interest in the subject properties and neither the employment to make this study nor the compensation is contingent on our estimates of reserves and future income for the subject properties.
RYDER            SCOTT            COMPANY            PETROLEUM            CONSULTANTS

Harvest Vinccler
August 18, 2006

     This report was prepared for the exclusive use and sole benefit of Harvest Vinccler. The data, work papers, and maps used in this report are available for examination by authorized parties in our offices. Please contact us if we can be of further service.

RYDER SCOTT COMPANY, L.P.

Scott J. Wilson, P.E.
Petroleum Engineer

APPROVED:

Larry T. Nelms, P.E.
Managing Senior Vice President
RYDER            SCOTT            COMPANY            PETROLEUM            CONSULTANTS

Appendix
Isleňo Field Discussion
     The Isleňo field is located in the Maturin Sub-Basin of the Eastern Venezuela Basin. Producible oil was discovered in the field in 1953 with the drilling of the ILM-1 well. To date a total of 3 exploratory wells and 4 delineation wells have been drilled.
     Oil is trapped in two separate three-way high-side fault closures formed on the north side of east-west trending down-to-the south normal faults. Producible oil is found in two separate members of the Miocene age Oficina formation which are designated as the Upper Reservoir and Lower Reservoir respectively. The Upper Reservoir was flow tested by the ILM-1 well on the northern fault closure and by the ILM-3 well on the southern fault closure. The Lower Reservoir was flow tested only on the southern fault closure by the ILM-3 well at sub-commercial rates. No core data is available from the field and well log data is of poor quality. Porosity logs are only available for the ILM-6, ILM-7 and UV-203 wells. With the exception of the ILM-7 which penetrated the Upper Reservoir 46 feet above the oil-water contact, the wells with porosity tools penetrated the reservoir sands in downdip, wet positions.
     Ryder Scott conducted a shaley-sand log analysis for the ILM-7 well using a shale corrected density porosity for the estimation of effective porosity and the modified Simandoux equation for water saturation. The ILM-7 analysis was used to develop a relationship between Vshale and effective porosity which was then used as a basis for estimating effective porosity for wells with no porosity tools. Net effective pay was counted using cutoffs which were judged to be reasonable for Tertiary sediments in the area. These cutoffs were as follows:

     Oil-in-place was calculated volumetrically to be 308 million barrels. Recoverable oil was estimated by analogy using type curves and performance data from the nearby Uracoa Field. The decline characteristics of typical Uracoa wells was used, with initial rates adjusted so that the per-well recovery at Isleno conforms to the calculated volumetric recovery at an assumed 24% recovery factor with horizontal wells draining 116 acres. This resulted in per-well recoveries lower than observed at Uracoa. This resulted in per-well recoveries ranging from 565,000 to 810,000 barrels per well, depending on the zone and fault block, and before consideration of concession life or economic limits.
     Despite the existence of tests in the upper sand that indicate flow at commercial rates, reserves were assigned as Probable and Possible Undeveloped. The well tests were performed in the 1950’s, and any technical detail regarding the tests, such as duration or pressure, has been lost. Probable reserves were assigned to the Upper sand in the Central and South fault blocks, both of which were tested. Possible reserves were assigned to the Upper and Lower sands in the North fault block and to the Lower sand in the Central fault block due to the absence of tests. No reserves were assigned to the Lower sand in the South fault block.
     Incremental reserves based on higher in-place volumes and performance comparable to Uracoa were assigned as Possible Undeveloped. In this case, the per-well recoveries are estimated to range from 774,000 to 1,142,000 barrels per well. For the wells considered as Probable Undeveloped, these incremental volumes are shown in the report as Possible Undeveloped — Incremental. The wells considered as Possible Undeveloped have the incremental portion included in their reserve assignment.
     The development plan provided by Harvest Vinccler assumed 50 wells. This results in a total recovery of 49.4 million barrels before consideration of concession life or economic limits, which reduces the volume recoverable under the expected license term to 48.9 million barrels.

1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TEL (713) 651-9191	FAX (713) 651-0849
1100, 530-8th AVENUE S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790

El Salto Field Discussion
     The El Salto field was discovered in the ELS-1 well in 1936. There were four subsequent drilling campaigns in 1936, 1954-1957, 1964-1968, and 1978-1981. Thirty-one exploration and appraisal wells have been drilled in the field, 11 of which are now inactive, and 20 of which are abandoned. These wells encountered thick columns of oil sands (1500’ gross interval) from the Jobo member and Upper and Lower Morichal members of the Miocene Officina Formation. These reservoirs contain heavy oils ranging from 8-15° API.
     The structure of the field dips 3000’ in elevation from the south to the north. The productive horizons occur between 3400’-4800’ subsea in the south, to 6000’-7500’ subsea in the north. This north dip is interrupted by a complex set of east-west trending normal faults, which are both down to the north and down to the south. These faults set up a series of north dipping, three-way structural fault closures. Nine of these fault blocks have been found to contain commercial quantities of oil reserves, and have been evaluated in this report. There are a similar amount of fault blocks identified on the 2D seismic survey that have not been drilled, and may contain exploration potential. These fault blocks have not been evaluated in this study. It is likely that additional reserves will be discovered in El Salto, given that each well drilled in the field to date has found some oil.
     The stratigraphy of the field is characterized by interbedded sandstones, siltstones and shales, which were deposited in a gradational deltaic, coastal swamp and shallow marine environment. The sands exhibit complex lateral facies changes, which will likely result in numerous individual reservoirs within the same stratigraphic interval. Permeability barriers associated with changing facies in reservoirs within each fault block are likely, and will need to be considered in the development plan.
     Most of the wells drilled to date have been located in a high structural position within each fault block. As a result, very few wells exhibit oil/ water contacts. This lack of downdip well control makes it difficult to ascertain which sand packages will behave as continuous flow units, and the productive limits of each reservoir. Harvest has subdivided the various sand packages into six reservoirs, though many of these reservoirs have multiple sand units separated by shale sections. Additional appraisal drilling will confirm if these sand bodies behave as single flow units, or if they are actually individual reservoirs. RSC constructed net oil isopach maps for each reservoir using the lowest known oil found in the wells as the downdip productive limit. Harvest’s pay thicknesses were used in most instances as RSC found them to be reasonable, but RSC pay counts were used in the few wells where a discrepancy was noted.
     The structural interpretation is based on well control, the results of a 2D seismic program shot in 1976, and a small 3D program shot in 1997. The 2D program is reconnaissance in nature, with some lines being 4-5 km apart. The 3D program covers Blocks 5 and 10, and portions of Blocks 7 and 8. Harvest plans to acquire a 3D program over the entire field, which will give them good structural and attribute control to form their development plan.
     RSC performed a petrophysical analysis of 14 wells. The reservoir sands averaged 25-30% PHIE and 30-35% Sw. Cutoffs used were Vsh < 35%, PHIE > 12%, and Sw < 50%.
     In light of the lack of production history and/or analogous production, reserves at El Salto were based upon volumetrics. The development plan was based on horizontal wells with an 80 acre drainage area, though in some instances dual opposing laterals were considered and assigned a drainage area of 160 acres. Given the petrophysics for each reservoir in each fault block, a minimum net thickness was calculated in order to meet a Harvest-defined threshold of 300 MBO per completion (330 MBO for dual-laterals). The development plan was designed to develop only the reserves that met this threshold, and excluded reserves in thinner sands.
     Volumetric OOIP of the developable reserves was estimated at 3.637 billion barrels, with 376.8 MMBO recoverable (3P) at a 10-13% recovery factor, which varied with API. The Upper Jobo sand
RYDER            SCOTT            COMPANY            PETROLEUM            CONSULTANTS

was interpreted to contain gas in several blocks and, assuming 320 acre spacing, was considered developable in Blocks 5, 7 & 8 (combined at gas sand), and 9. OGIP of these gas sands was 141.6 Bcf, with 99.1 Bcf (3P) recoverable at a 70% recovery factor. With consideration to economic limits and concession life, gross recoverable reserves (including secondary products) totaled 345.8 MMBO and 185.1 Bcf (3P) from a total of 605 wells.
     Proved, probable, and possible classifications were based upon prior production and well tests, and availability of log and core data. As all previous production and tests were from vertical wells, proved reserves were assigned based on 40 acre offsets from any well showing prior production, a well test, or a log indicating analogous pay to other tested/produced wells within the same fault block. Probable reserves were assigned for two offsets from such wells, and possible reserves assigned to three or more offsets. No gas reserves were classified as proved, as there was no available production or test data showing gas.
RYDER            SCOTT            COMPANY            PETROLEUM            CONSULTANTS

Temblador Field Discussion
     The Temblador field was discovered in 1936 and is located on the southern flank of the Maturin Sub-Basin immediately to the west of the South Monagas Unit. Data was provided for 133 wells of the 155 total wells that have been drilled. There are currently 10 producing wells, 10 disposal wells, 53 shut-in wells, and 82 abandoned wells. These wells encountered up to 57 meters of net pay in the Jobo member and up to 96 meters in the Upper Morichal members of the Miocene Officina Formation. These reservoirs contain heavy oils ranging from 10-27° API.
     The structure of the field is characterized as an elongate fault trap approximately 38 km by 2 km. The primary trapping fault trend, and secondary faults that subdivide the reservoir, are defined by a continuous 3D seismic survey. The productive horizons occur from about -3000 m subsea in the west southwest down to about -5000 m subsea in the east northeast. These faults set up a series of north dipping, three-way structural fault closures that compartmentalize the main Jobo and Upper Morichal reservoirs. Changes in oil-water contact depth indicate that the two zones are segmented somewhat differently.
     The stratigraphy of the field is characterized by interbedded sandstones, siltstones and shales, which were deposited in a gradational deltaic, coastal swamp and shallow marine environment. The sands exhibit complex lateral facies changes, which will likely result in numerous individual reservoirs within the same stratigraphic interval. Permeability barriers associated with changing facies in reservoirs within each fault block are likely, and will need to be considered in the development plan.
     Most of the wells drilled to date have been located in a high structural position within each fault block. As a result, few wells exhibit oil-water contacts. Poor quality log data in most wells makes it difficult to accurately pick the depth of the oil-water contact. Test results are therefore the most useful method by which to define which sand packages will behave as continuous flow units, and the productive limits of each reservoir. Harvest has subdivided the various sand packages into multiple fault-block reservoirs, though many of these reservoirs have multiple sand units separated by shale sections. Additional appraisal drilling will confirm if these sand bodies behave as single flow units, or if they are actually individual reservoirs. Ryder Scott Company constructed net oil isopach maps for each reservoir using the lowest known oil found in the wells as the downdip productive limit. Harvest’s pay thicknesses were used in most instances as Ryder Scott Company found them to be reasonable.
     Ryder Scott Company evaluated and generally adopted the petrophysical analysis provided by Harvest. The average net pay in the Jobo reservoir sands had a 25-30% porosity range and 22-37% water saturation ranges. The Upper Morichal averaged 29-31% porosity and 27-39% water saturation. Cutoffs used were shale volume < 35%, porosity > 12%, and water saturation < 50%. It is important to note that most of the porosity logs provided by Harvest are “pseudo-porosity” logs, reconstructed from other curves such as SP and resistivity.
     The reserves at Temblador were based upon volumetrics due to the fairly extensive well control and 3D seismic interpretation. Volumetric OOIP for the Jobo reservoir was estimated at 222 MMBO. The Upper Morichal sand was interpreted to contain OOIP of 690 MMBO. Proved, probable, and possible classifications were based upon prior production and well tests, and availability of log and core data. All previous production and tests were from vertical wells with the exception of six horizontal wells. The reserves and rate of undeveloped locations were based on analogous production of the vertical wells and comparing this to the limited horizontal wells. This resulted in assigning 898 MBO reserves to each undeveloped location. This reserve assignment calculated to be approximately an 80 acre drainage area. The reserve classification was based on the proximity of each location to actual production taking into consideration the potential drained area and structural location relative to past production.

Harvest Natural Resources, Inc.
SPECIAL MEETING OF STOCKHOLDERS
                    ,                     , 2006
                     a.m.
at

Houston, Texas ____
Harvest Natural Resources, Inc.
1177 Enclave Parkway, Suite 300
Houston, Texas 77077
proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting of Stockholders on                     , 2006.
The shares of stock you hold in your account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you revoke all prior proxies and appoint Steven W. Tholen and Kerry R. Brittain, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.
See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Proposal to approve the proposed transaction, including the conversion contract between our subsidiary Harvest-Vinccler, S.C.A. and Corporacion Venezolana del Petroleo, S.A., and entailing the transfer of substantially all of our assets to Empresa Mixta Petrodelta, S.A., pursuant to the conversion contract. The Board of Directors recommends a vote FOR proposal 1.	o	For	o	Against	o	Abstain

2.	Proposal to postpone or adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the transaction described in proposal 1.	o	For	o	Against	o	Abstain

3.	Proposal to vote on such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.	o	For	o	Against	o	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
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Indicate changes below:
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Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and name of authorized officer signing the proxy.